UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

KOHL’S CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2025

KOHL'S

Notice of Annual Meeting & Proxy Statement

May 14, 2025, 8:00 a.m. Central Time

KOHL'S
+SEPHORA

KOHL'S

Convenient Nationwide Omni-Channel Reach

80%
of Americans live within 15 miles of a Kohl's store

1,175 Stores
Largest department store chain in America *

SEPHORA

20M+
Active App Users

1,000+
Sephora @ Kohl's

28%
Digital Penetration

60M+
Customers

Delivering Great Value

KOHL'S
VISA

30M+
Loyalty Members

Great Products from Top Brands

Nike
Levi's
Under Armour
carter's
adidas

SONOMA GOODS FOR LIFE
jumping beans
FLX
NINE WEST
Croft & Barrow
SO
TEK GEAR

All figures are as of 2024 unless otherwise noted

* Based on number of locations as of Q4 2024

Notice of Annual Meeting of Shareholders

Date and Time	Virtual Meeting — Live Interactive Webcast	Record Date
May 14, 2025 8:00 a.m. Central Time	www.cesonlineservices.com/kss25_vm	Close of business on March 12, 2025

To Our Shareholders:

We are pleased to invite you to attend the Annual Meeting of Shareholders of Kohl’s Corporation on May 14, 2025, at 8:00 a.m. Central Time.

The Annual Meeting will again be held exclusively online via a live interactive webcast. You will be able to vote and submit your questions in advance of, or during, the Annual Meeting of Shareholders and/or attend virtually by visiting www.cesonlineservices.com/kss25_vm.

The Proxy Statement for the Annual Meeting and form of proxy card is first being made available to shareholders on or about March 28, 2025.

The purposes of the Annual Meeting are:

Items of Business		See Page
1	Proposal 1 — To elect the ten individuals nominated by our Board of Directors to serve as Directors for a one-year term and until their successors are duly elected and qualified	18
2	Proposal 2 — To approve, by an advisory vote, the compensation of our Named Executive Officers	45
3	Proposal 3 — To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2026	98
4	Proposal 4 — Shareholder Proposal — Shareholder vote on executive severance payments	101
5	To consider and act upon any other business that may properly come before the meeting or any adjournment thereof

PROPOSAL 1	PROPOSAL 2	PROPOSAL 3	PROPOSAL 4
ELECTION OF DIRECTORS	ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDIT FIRM	SHAREHOLDER PROPOSAL
Board Recommendation	Board Recommendation	Board Recommendation	Board Recommendation
“FOR” all nominees	“FOR”	“FOR”	“AGAINST”

Notice of Annual Meeting of Shareholders

Only shareholders of record at the close of business on March 12, 2025 are entitled to notice of, and to vote at, the Annual Meeting.

YOUR VOTE IS IMPORTANT. It is important that your shares are represented and voted at the Annual Meeting no matter how large or small your holdings may be. Even if you plan to attend the Annual Meeting, please cast your vote as soon as possible using one of the following methods:

INTERNET	PHONE	MAIL
Follow the instructions on your notice regarding the availability of proxy materials.	Follow the instructions on your notice regarding the availability of proxy materials.	If you received a printed proxy card, complete, date, sign, and return your proxy card in accordance with the included instructions.

Even if you vote in advance, you may still decide to attend the virtual Annual Meeting of Shareholders, withdraw your proxy, and vote your shares at the Annual Meeting. For more information, see “May I change or revoke my vote after I submit my proxy?” on page 5.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD VIRTUALLY ON MAY 14, 2025
The 2024 Annual Report on Form 10-K and Proxy Statement of Kohl’s Corporation are available at www.proxyvote.com and www.fcrvote.com/kss

We encourage you to review the Proxy Statement accompanying this Notice for more complete information regarding the Annual Meeting of Shareholders, as well as the full text of each proposal to be presented at the meeting.

We appreciate your continued support and confidence in Kohl’s. We look forward to your participation in our virtual Annual Meeting on May 14, 2025.

By Order of the Board of Directors: Jennifer Kent Chief Legal Officer and Corporate Secretary Menomonee Falls, Wisconsin March 28, 2025

1	GENERAL INFORMATION
1	Meeting Logistics
3	Questions and Answers about the Annual Meeting and Voting
10	PROXY SUMMARY
10	Matters to Be Voted Upon at the Annual Meeting
11	Director Nominees
14	2024 Performance Highlights
16	Positioning for a Stronger Future
16	Compensation Highlights
17	Governance Highlights
18	CORPORATE GOVERNANCE AND BOARD MATTERS
18	Proposal 1 — Election of Directors
20	Information about the Director Nominees
27	Corporate Governance Matters
27	Director Independence
28	Board Leadership Structure
28	Board Refreshment
30	Board and Committee Evaluations
30	Director Orientation and Continuing Education
30	Limits on Board Service
31	Board Committees
35	Meetings and Attendance
35	Related Person Transactions
36	Oversight of Risk Management
37	Governance Documents
37	Communicating with the Board
38	KOHL’S CARES
39	Values, Ethics, Human Rights, and Governance
40	Inclusion and Belonging
41	Environmental Sustainability
41	Social Supply Chain Management
43	DIRECTOR COMPENSATION
43	Director Compensation Program
43	Stock Ownership Requirements for Directors
44	Director Compensation Table
45	EXECUTIVE COMPENSATION
45	Proposal 2 — Advisory Vote to Approve the Compensation of Our Named Executive Officers
48	Compensation Committee Report
49	Compensation Discussion and Analysis
72	Compensation Tables
72	Summary Compensation Table
75	Grants of Plan-Based Awards in 2024
76	Outstanding Equity Awards at Fiscal Year-End
77	Option Exercises and Stock Vested in 2024
77	Pension Benefits
77	Nonqualified Deferred Compensation
78	Employment and Executive Compensation Agreements
78	Potential Payments Upon Termination or Change of Control
90	CEO Pay Ratio
90	Pay versus Performance
96	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND MANAGEMENT
96	Beneficial Ownership of Common Stock
97	Section 16(a) Reports
98	AUDIT MATTERS
98	Proposal 3 — Ratification of the Appointment of Our Independent Registered Public Accounting Firm
99	Audit Committee Report
100	Fees Paid to Ernst & Young
100	Pre-Approval Policies and Procedures
101	SHAREHOLDER PROPOSAL
101	Proposal 4 — Shareholder Proposal — Shareholder Vote on Executive Severance Payments
103	Statement of the Board of Directors in Opposition to this Shareholder Proposal

General Information

Meeting Logistics

Date and Time	Virtual Meeting — Live Interactive Webcast	Record Date
May 14, 2025 8:00 a.m. Central Time	www.cesonlineservices.com/kss25_vm	Close of business on March 12, 2025

Admission		Date of Distribution
●
Admission to the Annual Meeting is restricted to shareholders of record as of the record date and/or their designated representatives.
●
Shareholders and/or their designated representatives will need to pre-register by 8:00 a.m. Central Time on May 13, 2025, by visiting www.cesonlineservices.com/kss25_vm. Please have your notice regarding the availability of proxy materials containing your control number available and follow the instructions to complete your registration request.
●
Shareholders whose shares are held in “street name” through a bank, broker, or other nominee will need to pre-register by 8:00 a.m. Central Time on May 13, 2025, by visiting www.cesonlineservices.com/kss25_vm. Please have your voting instruction form or other communication containing your control number available and follow the instructions to complete your registration request.
●
Requests to register to participate in the Annual Meeting must be received no later than 8:00 a.m. Central Time on May 13, 2025.
●
After registering, shareholders will receive a confirmation email with a link and instructions for accessing the Annual Meeting.
This Proxy Statement and the form of proxy card were made available to our shareholders on or about March 28, 2025.

How to Vote

It is important that your shares be represented and voted at the Annual Meeting.

Whether or not you plan to attend the virtual Annual Meeting, please vote as soon as possible. You are urged to follow the instructions on the notice regarding the availability of proxy materials to vote by telephone or via the internet. If you received a printed proxy card, complete, date, sign, and return the proxy card in the envelope provided to you, even if you plan to attend the Annual Meeting, so that if you are unable to attend, your shares can still be voted. Voting now will not limit your right to change your vote or to attend the Annual Meeting. Please note the voting procedures described under “How do I vote?” on page 4 of the Proxy Statement.

Kohl’s Corporation | 2025 Proxy Statement	1

General Information

REGISTERED SHAREHOLDERS

INTERNET	PHONE	MAIL	ATTEND THE MEETING
Visit www.fcrvote.com/kss and follow the instructions on the voting site (available 24/7)	Call 866-402-3905 toll-free in the U.S. or Canada (available 24/7)	If you received a printed proxy card, complete, date, sign, and return your proxy card in the postage-paid envelope provided to you	Attend the virtual Annual Meeting and cast your ballot online
You will be required to enter your unique Control Number shown on your notice regarding the availability of proxy materials if you vote by internet or phone.

If you are a registered shareholder and you timely pre-register, you may attend the virtual Annual Meeting and vote your shares, and your vote will revoke any proxy you have previously submitted.

BENEFICIAL OWNERS

If your shares are held in the name of a bank, broker, or other nominee and you wish to attend and vote at the Annual Meeting, you must obtain a “legal proxy” in .pdf, .gif, .jpg or .png file format.	Please contact your bank, broker, or other nominee for assistance in obtaining a “legal proxy” in order to vote at the Annual Meeting.

Online Availability of Proxy Materials

We are furnishing proxy materials to some of our shareholders electronically by mailing a notice regarding the availability of proxy materials instead of mailing or e-mailing copies of those materials. This notice directs shareholders to one of the following websites where they may access our proxy materials and view instructions on how to vote via the internet, telephone, or by mail: www.proxyvote.com and www.fcrvote.com/kss. If you received a notice regarding the availability of proxy materials and would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the notice regarding the availability of proxy materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to those materials electronically unless you elect otherwise.

Copies of our 2024 Annual Report on Form 10-K for the fiscal year ended February 1, 2025, filed with the Securities and Exchange Commission on March 20, 2025, will also be made available on our website at https://corporate.kohls.com.

2	Corporate.Kohls.com

General Information

Questions and Answers about the Annual Meeting and Voting

When and where will the meeting take place?

The Annual Meeting of Shareholders of Kohl’s Corporation will be held virtually on May 14, 2025, at 8:00 a.m. Central Time. The Annual Meeting will be held exclusively online via a live interactive webcast. You will not be able to attend the Annual Meeting in person at a physical location.

How can I attend the meeting?

Admission to the Annual Meeting is restricted to shareholders of record as of the record date and/or their designated representatives. Pre-registration by 8:00 a.m. Central Time on May 13, 2025 is required. You may pre-register by visiting www.cesonlineservices.com/kss25_vm and following the instructions to complete your registration request.

What is the purpose of the meeting?

At the virtual Annual Meeting of Shareholders, you will be asked to vote on the following matters:

Items of Business
1	The election of ten individuals nominated by our Board of Directors to serve as Directors for a one-year term
2	The approval, on an advisory basis, of the compensation of our Named Executive Officers
3	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2026
4	Shareholder Proposal — Shareholder vote on executive severance payments
5	Any other business that may properly come before the meeting or any adjournment of the meeting

Could other matters be decided at the meeting?

Our Bylaws require shareholders to notify us in advance if they intend to request a vote on any matter not described in our Proxy Statement. The deadline for notification has passed, and we are not aware of any other matters that could be brought before the meeting. However, if any other business is properly presented at the meeting, your completed proxy gives authority to Jennifer Kent, Chief Legal Officer and Corporate Secretary, and Megan Glise, Associate General Counsel and Assistant Corporate Secretary, to vote your shares on such matters at their discretion.

Who is entitled to attend and vote at the meeting?

All shareholders who owned our common stock at the close of business on March 12, 2025 (the record date for the meeting) or their duly appointed proxies may attend and vote at the meeting and at any adjournment of the meeting. As of the record date, there were 111,323,544 shares of our common stock outstanding.

Each share of our common stock outstanding on the record date is entitled to one vote on each of the ten Director nominees and one vote on each other matter.

How many votes must be present to hold the meeting?

The presence in person or by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting will constitute a quorum for the transaction of business. Abstentions and “broker non-votes” (described below) are counted as present for purposes of determining whether there is a quorum.

Kohl’s Corporation | 2025 Proxy Statement	3

General Information

Am I a shareholder of record or a beneficial owner, and why does it matter?

SHAREHOLDER OF RECORD (also known as a record holder)

If your shares are registered directly in your name with Kohl’s transfer agent, you are considered the shareholder of record with respect to those shares.

BENEFICIAL OWNER (also known as holding shares in “street name”)

If your shares are held on your behalf by a bank, broker, or other nominee, then you are the beneficial owner of shares held in “street name.”

As a beneficial owner, you have the right to instruct your nominee on how to vote the shares held in your account. If your broker cannot vote on the proposals because you have not provided instructions, this is known as a “broker non-vote.”

How do I vote?

If you are a shareholder of record as of the record date, you may vote at the virtual Annual Meeting or vote by proxy as described below. Even if you plan to attend the meeting, we encourage you to vote in advance in one of three ways:

Internet	Phone	Mail
Follow the instructions on your notice regarding the availability of proxy materials to vote online.	Follow the instructions on your notice regarding the availability of proxy materials to vote over the telephone.	If you received a printed proxy card, complete, date, sign, and return it in the postage-paid envelope provided.

The proxies are being solicited on behalf of our Board of Directors. If you are a beneficial owner, please contact the bank, broker, or other nominee that holds your shares for instructions on how to vote.

May my broker vote my shares for me?

Unless you give your broker specific voting instructions, your broker will not be able to vote your shares with respect to any of the matters presented at the meeting, other than the ratification of the appointment of our independent registered public accounting firm (Proposal 3), which is considered “routine” under applicable stock exchange rules. Without your instructions, your broker may not vote your uninstructed shares on non-routine matters (such as Proposals 1, 2, and 4). Therefore, we encourage you to instruct your broker about how you wish your shares to be voted.

What is a proxy?

A proxy is your legal designation of another person to vote on matters transacted at the Annual Meeting based upon the shares you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. By voting your proxy, you are giving the person(s) named on the proxy card the authority to vote your shares in the manner you indicate on your proxy card. The form of proxy card designates each of Jennifer Kent, Chief Legal Officer and Corporate Secretary, and Megan Glise, Associate General Counsel and Assistant Corporate Secretary, as proxies for the Annual Meeting.

4	Corporate.Kohls.com

General Information

If I submit a proxy, how will my shares be voted?

By giving us your proxy, you authorize the individuals named as proxies on the form of proxy card to vote your shares in accordance with the instructions you provide. If you sign and return a proxy card without indicating your instructions, your vote will be cast in accordance with the recommendation of our Board of Directors:

PROPOSAL 1	ELECTION OF DIRECTORS	“FOR” each of the ten Director nominees
PROPOSAL 2	ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	“FOR” approval of the compensation of our Named Executive Officers
PROPOSAL 3	RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for Fiscal 2025
PROPOSAL 4	SHAREHOLDER PROPOSAL — SHAREHOLDER VOTE ON EXECUTIVE SEVERANCE PAYMENTS	“AGAINST” Proposal 4

If any other matters are brought before the meeting, Jennifer Kent and Megan Glise will vote your shares on such matters at their discretion.

May I change or revoke my vote after I submit my proxy?

Yes. If you are a shareholder of record and wish to change your vote, you may:

●	cast a new vote by telephone or internet by following the instructions on the notice regarding the availability of proxy materials;
●	cast a new vote by requesting and completing, dating, signing, and mailing a new proxy card with a later date; or
●	attend the virtual Annual Meeting of Shareholders and follow the instructions to vote during the meeting.

If you are a beneficial owner, you can revoke any prior voting instructions by contacting the bank, broker, or other nominee that holds your shares or by obtaining a legal proxy from your bank, broker, or other nominee.

What happens if I do not vote by proxy?

If you are a shareholder of record and you do not vote by proxy, your shares will not be voted unless you vote during the meeting. If you are a beneficial owner and you do not provide your broker with specific voting instructions, your broker may only vote your shares on Proposal 3 and will declare a broker non-vote for Proposals 1, 2, and 4.

What happens if the meeting is adjourned?

If the meeting is adjourned, your proxy will remain valid and may be voted when the meeting is convened or reconvened. You may change or revoke your proxy, as set forth above under the caption “May I change or revoke my vote after I submit my proxy?”

Kohl’s Corporation | 2025 Proxy Statement	5

General Information

What are the Board’s voting recommendations, and how many votes are required to approve each proposal?

Proposal		Board’s Recommendation	Votes Required to Pass	Effect of Abstentions and Broker Non-Votes
1	Election of Directors	FOR all Director nominees

Our Board of Directors has instituted a majority vote requirement for the election of Directors in uncontested elections. This means that a nominee will be elected if the number of votes cast “FOR” that nominee exceeds the number of votes cast “AGAINST” that nominee. If you complete your voting by proxy over the internet, by telephone, or return a signed proxy card but abstain from voting on any of the nominees, your shares will be counted as present for purposes of determining whether there is a quorum but will have no effect on the election of those nominees.

No effect
2	Advisory vote to approve the compensation of our Named Executive Officers	FOR	This proposal will be approved if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” it.	No effect
3	Ratification of the appointment of our independent registered public accounting firm	FOR	This proposal will be approved if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” it.	No effect
4	Shareholder Proposal —Shareholder vote on executive severance payments	AGAINST	This proposal will be approved if the number of votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” it.	No effect

Will the Company’s independent registered public accounting firm participate in the meeting?

Yes. A representative of Ernst & Young LLP will be present at the meeting and will be available to make a statement and answer appropriate questions.

Are members of the Board of Directors required to attend the meeting?

While the Board has not adopted a formal policy requiring Directors to attend annual meetings, Directors are encouraged to do so. All eleven Directors standing for reelection in 2024 attended the 2024 Annual Meeting of Shareholders.

Who is soliciting my proxy?

The Board of Directors is soliciting your proxy to be used at the meeting. The proxy appoints Jennifer Kent, Chief Legal Officer and Corporate Secretary, and Megan Glise, Associate General Counsel and Assistant Corporate Secretary, as your representatives to vote your shares as you instruct by telephone, internet, or on a proxy card. This way, your shares will be voted even if you do not attend the meeting. Even if you plan to attend the meeting, it is a good idea to vote your shares in advance in the event your plans change.

6	Corporate.Kohls.com

General Information

Who will pay the expenses incurred in connection with the solicitation of my vote?

The Company will pay the expenses of soliciting proxies. Proxies may be solicited by our Directors, officers, or employees in person or by telephone, mail, or electronic transmission. We also pay all expenses related to the Annual Meeting of Shareholders. In addition to soliciting proxies by mail, we may solicit proxies by telephone, personal contact, and electronic means. None of our Directors, officers, or employees will be specially compensated for these activities.

We have hired Innisfree M&A Incorporated to assist with the solicitation of proxies for a fee of $25,000 plus reimbursement of out-of-pocket expenses. We also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of our common stock.

Can I view these proxy materials electronically?

Yes. You may view our 2025 proxy materials at:

www.proxyvote.com and www.fcrvote.com/KSS

You may also use our corporate website, https://corporate.kohls.com, to view all of our filings with the Securities and Exchange Commission, including this Proxy Statement and our 2024 Annual Report on Form 10-K for the fiscal year ended February 1, 2025.

How can I receive copies of Kohl’s year-end Securities and Exchange Commission filings?

Upon request, we will furnish, without charge, to any shareholder a copy of this Proxy Statement and/or our 2024 Annual Report on Form 10-K, including financial statements, for the fiscal year ended February 1, 2025. Any such request should be directed to:

Kohl’s Corporation N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin 53051 Attention: Investor Relations
investor.relations@kohls.com

We will provide the exhibits to the Form 10-K upon payment of the reasonable expenses of furnishing them.

How can I nominate a candidate for the Board of Directors?

Pursuant to procedures set forth in our Bylaws, our Nominating and ESG Committee will consider shareholder nominations for Directors if we receive timely written notice, in proper form, of the intent to make a nomination at an Annual Meeting of Shareholders. If you decide to conduct your own proxy solicitation, to be timely for the 2026 Annual Meeting of Shareholders, we must receive the notice no earlier than January 14, 2026 and no later than February 13, 2026.

Kohl’s Corporation | 2025 Proxy Statement	7

General Information

How can I submit a proposal for Kohl’s 2026 Annual Meeting of Shareholders?

You may present matters for consideration at our next Annual Meeting of Shareholders either by having the matter included in our Proxy Statement and proxy card in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or by conducting your own proxy solicitation.

If you want your proposal included in our Proxy Statement and listed on our proxy card for the 2026 Annual Meeting of Shareholders, we must receive your written proposal by November 28, 2025, at:

Corporate Secretary Attention: Legal Kohl’s Corporation N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin 53051

You may submit a proposal only if you meet the ownership and holding requirements required by Rule 14a-8, and you must continue to meet such ownership and holding requirements through the date of the 2026 Annual Meeting of Shareholders and otherwise comply with the Rule 14a-8 requirements then in effect.

If you decide to conduct your own proxy solicitation, we must receive written notice of your intent to present your proposal at the 2026 Annual Meeting of Shareholders, as required by our Bylaws, no earlier than January 14, 2026 and no later than February 13, 2026. If you submit a proposal for the 2026 Annual Meeting of Shareholders after that date, your proposal cannot be considered at the meeting.

To be in proper form, the notice must include, among other things:

(i)	a description of all arrangements or understandings between the nominating shareholder and each nominee;
(ii)	information about the nominating shareholder and each nominee; and
(iii)	a written representation and agreement of the nominee, in the form provided by Kohl’s upon request, that he or she:
(a)	is not and will not enter into agreements or understandings with respect to how he or she will act or vote if elected as a Director;
(b)	is not and will not become a party to any agreements or understandings with any entity other than the Company with respect to direct or indirect compensation in connection with service or action as a Director;
(c)	will comply with the Company’s corporate governance, ethics, and other policies and guidelines applicable to Directors of the Company and all applicable laws, rules, regulations, and listing standards; and
(d)	if elected as a Director, agrees to, and will, serve the entire term.

Among other things, a shareholder proposing a Director nomination must disclose any hedging, derivative, or other complex transactions involving our common stock to which the shareholder is a party.

These requirements are detailed in our Bylaws, which will be provided to you upon written request.

In addition, an eligible shareholder, or a group of up to 20 shareholders, that has continuously owned at least 3% of Kohl’s outstanding common stock for three years may include in Kohl’s proxy materials Director nominations of up to the greater of two Directors and 20% of the number of Directors currently serving on Kohl’s Board of Directors, subject to the terms and conditions specified in our Bylaws. To be timely for inclusion in the proxy materials for our 2026 Annual Meeting of Shareholders, our Corporate Secretary must receive your nomination between October 29, 2025 and November 28, 2025. The requirements for proxy access are detailed in our Bylaws, which will be provided to you upon written request.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules for the 2026 Annual Meeting of Shareholders, shareholders who intend to solicit proxies in support of Director nominees other than the Company’s nominees must provide notice that complies with Rule 14a-19 under the Exchange Act by March 16, 2026.

8	Corporate.Kohls.com

General Information

What if I have additional questions?

If you have additional questions or require any assistance with voting your shares, please contact our proxy solicitor at the appropriate telephone number listed below:

Innisfree M&A Incorporated

SHAREHOLDERS MAY CALL	BANKS AND BROKERS MAY CALL
toll free: (877) 750-9498	collect: (212) 750-5833

Kohl’s Corporation | 2025 Proxy Statement	9

Proxy Summary

This summary includes information contained elsewhere in this Proxy Statement. We urge you to carefully read this Proxy Statement in its entirety, as this summary does not provide all the information that may be important to you with respect to matters being considered at the Annual Meeting.

Consistent with many other retail companies, our fiscal year ends on the Saturday closest to January 31 each year. References in this Proxy Statement to a “fiscal year” are to the calendar year in which the fiscal year begins. The information in this Proxy Statement relates primarily to fiscal year 2024, which ended February 1, 2025.

Date and Time	Virtual Meeting—Live Interactive Webcast	Record Date
May 14, 2025 8:00 a.m. Central Time	www.cesonlineservices.com/kss25_vm	Close of business on March 12, 2025

Matters to Be Voted Upon at the
Annual Meeting

Our Board of Directors unanimously recommends that you vote:

PROPOSAL 1	ELECTION OF DIRECTORS	“FOR” each of the ten Director nominees
PROPOSAL 2	ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	“FOR” approval of the compensation of our Named Executive Officers
PROPOSAL 3	RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for Fiscal 2025
PROPOSAL 4	SHAREHOLDER PROPOSAL — SHAREHOLDER VOTE ON EXECUTIVE SEVERANCE PAYMENTS	“AGAINST” Proposal 4

You may vote by telephone or via the internet, as set forth on the notice regarding the availability of proxy materials, or by mailing your proxy card if you received one. Please note the voting procedures described under “How do I vote?” on page 4 of this Proxy Statement.

10	Corporate.Kohls.com

Proxy Summary

Director Nominees

The following table provides information regarding the Director nominees. All of the nominees are independent except Ashley Buchanan, Chief Executive Officer of Kohl’s.

				Kohl’s Standing Committee Membership				Other Current Public Company Boards
Director Name and Principal Occupation	Age	Director Since	Independent	Audit	Compensation	Nominating and ESG	Finance
Wendy Arlin Former Chief Financial Officer, Bath & Body Works, Inc.	54	2023						● The Wendy’s Company ● WK Kellogg Co.
Michael J. Bender Former President and Chief Executive Officer, Eyemart Express, LLC	63	2019						● Acuity Brands
Ashley Buchanan Chief Executive Officer, Kohl’s Corporation	51	2025						—
Yael Cosset Executive Vice President and Chief Digital Officer, The Kroger Co.	51	2020						—
Christine Day Co-Founder, The House of LR&C	63	2021						—
H. Charles Floyd Former Executive Vice President and Global President of Operations, Hyatt Hotels Corporation	65	2017						—
Robbin Mitchell Senior Advisor, Boston Consulting Group	60	2021						● Piper Sandler Companies
Jonas Prising Chair and Chief Executive Officer, ManpowerGroup	60	2015						● ManpowerGroup
John E. Schlifske Former Chair and Chief Executive Officer, The Northwestern Mutual Life Insurance Company	66	2011						—
Adolfo Villagomez Former Chief Executive Officer, Progress Residential	51	2023						—
Number of Meetings in Fiscal 2024		Board — 6		8	5	3	6

CURRENT	EFFECTIVE IMMEDIATELY FOLLOWING THE ANNUAL MEETING
Independent Chair of the Board	Independent Chair of the Board
Committee Chair	Committee Chair
Committee Member	Committee Member

Kohl’s Corporation | 2025 Proxy Statement	11

Proxy Summary

Nominee Attributes

The Board is committed to active refreshment, as demonstrated by the addition of eight new directors to our Board since 2020. These Directors comprise 60% of the Director nominees standing for election at the 2025 Annual Meeting.

(1)	Consistent with our Director retirement policy, Margaret L. Jenkins was not eligible to stand for reelection at the 2024 Annual Meeting.
(2)	As previously announced, Thomas A. Kingsbury will not stand for reelection at the 2025 Annual Meeting.

12	Corporate.Kohls.com

Proxy Summary

The ten Director nominees represent a broad range of skills, attributes, and experience. All nominees have experience in retail or consumer-facing industries. We believe this experience—together with their industry knowledge, integrity, ability to devote time and energy, and commitment to the interests of our shareholders—is necessary to execute our strategic plan and makes them best positioned to assist in creating value for all of our shareholders.

Skills or Experience
Current or former public company CEO Experience as the highest-ranking executive officer in a public company.	● ● ● ● ● ● ● ● ● ●	3	30%
Senior leadership Experience in an executive officer role.	● ● ● ● ● ● ● ● ● ●	10	100%
Public company board service (other than Kohl’s) Experience serving on other public company board(s), requiring a practical understanding of oversight responsibilities, governance trends, insights to business strategies, and maximizing shareholder value.	● ● ● ● ● ● ● ● ● ●	7	70%
Retail or consumer-facing industry Executive officer or senior leader experience in retail or consumer product sectors, including marketing and brand management, consumer insights, supply chain, distribution, logistics, and merchandising.	● ● ● ● ● ● ● ● ● ●	10	100%
Finance, accounting, or financial reporting Financially literate or experience as an executive officer or senior leader in or overseeing accounting, finance, and compliance with related regulations.	● ● ● ● ● ● ● ● ● ●	10	100%
Technology, e-commerce, or digital Experience in developing and leveraging technology to achieve corporate goals and extend or create new business models.	● ● ● ● ● ● ● ● ● ●	10	100%
Marketing, public relations, or brand management Experience overseeing or managing marketing, marketing-related technology, advertising, selling products to consumers, and public relations.	● ● ● ● ● ● ● ● ● ●	8	80%
Operations management Executive officer or senior leader experience in overseeing and optimizing complex operations and executing business strategies.	● ● ● ● ● ● ● ● ● ●	10	100%
Human capital, culture, or compensation Executive officer or senior leader experience managing a large or global workforce, including recruiting, developing, and retaining key talent.	● ● ● ● ● ● ● ● ● ●	8	80%
Cybersecurity Experience in information security and mitigating cyber threats.	● ● ● ● ● ● ● ● ● ●	2	20%

Kohl’s Corporation | 2025 Proxy Statement	13

Proxy Summary

2024 Performance Highlights

In 2024, Kohl’s continued to focus its efforts on delivering long-term shareholder value through driving improved sales and profitability. Building on four strategic priorities introduced in Fiscal 2023—(1) enhancing the customer experience, (2) accelerating and simplifying our value strategies, (3) managing inventory and expenses with discipline, and (4) strengthening the balance sheet—we made targeted investments to enhance the in-store experience, expanded our partnership with Sephora, implemented new operational disciplines, and optimized our footprint to increase efficiencies.

(7.2%)	$0.98	2.7%	+2%	3.7%
Net Sales Change Y/Y	Diluted Earnings Per Share	Operating Margin	Inventory Change Y/Y	Reduction in SG&A Expenses

$113M	$222M	5	1	4
Long-Term Debt Reduction	Returned to Shareholders	New Stores Opened in Fiscal 2024	Store Relocated in Fiscal 2024	Stores Closed in Fiscal 2024

27 Stores and 1 Distribution Center
1,000+	~140
Sephora at Kohl’s Now Open	Additional Sephora at Kohl’s Opened in 2024	Announced Closures to Increase Efficiencies

14	Corporate.Kohls.com

Proxy Summary

ENHANCE THE CUSTOMER EXPERIENCE	ACCELERATE AND SIMPLIFY OUR VALUE STRATEGIES

We remained focused on enhancing the customer experience by ensuring that our customers have a great experience and find the product assortment they are looking for when they shop in stores and online. In 2024, we enhanced our in-store experience by expanding our partnership with Sephora, growing the number of shop-in-shops to more than 1,000. We also modernized merchandising, simplified signage and graphics, and optimized store layouts to re-establish our stores as a key focal point in regaining sales and productivity. We targeted new growth opportunities in underpenetrated categories, including home, gifting, impulse, and pet, while also refining our go-to-market approach to improve the relevancy of our apparel and footwear offerings. These initiatives drove measurable results: Sephora at Kohl’s achieved over 25% sales growth, and underpenetrated categories, including seasonal and everyday décor and impulse, delivered incremental sales growth.

In 2024, we continued our efforts to enhance value perception and drive customer engagement by simplifying our promotional strategies. We transitioned to targeted offers, replaced digital-only deals with omnichannel promotions, and executed more timely clearance events. Additionally, we introduced high-volume pricing through our key value items initiative, making it easier for customers to access great prices on essential products. Moving forward, we intend to expand our co-brand credit card and optimize our loyalty programs, including Kohl’s Cash and Kohl’s Rewards, to drive customer engagement, customer conversion, and long-term value.

MANAGE INVENTORY AND EXPENSES WITH DISCIPLINE	STRENGTHEN THE BALANCE SHEET

In 2024, we strengthened our inventory management practices, improving flexibility and speed. As a result, total inventory rose just 2% at year-end, reflecting strategic adjustments to rebalance our private brands. We also drove greater expense efficiency, achieving a 3.7% reduction in SG&A expenses through disciplined cost management. Investments in technology enhanced productivity and marketing efficiency, while our streamlined organizational structure contributed to overall savings. These efforts reinforced our commitment to operational excellence and set the foundation for continued efficiency gains in 2025.

We remain committed to returning our balance sheet to its historical strength. In 2024, we generated $648 million in operating cash flow, which enabled us to retire $113 million in debt maturities and return $222 million to shareholders through dividends. These actions reinforced our disciplined approach to capital management. We remain focused on strengthening our balance sheet by continuing to reduce debt, rebuilding cash reserves, enhancing balance sheet flexibility through reduction of the quarterly dividend amount, and strategically resuming share repurchases as overall leverage improves.

Kohl’s Corporation | 2025 Proxy Statement	15

Proxy Summary

Positioning for a Stronger Future

Kohl’s is built on a solid foundation, operating more than 1,100 conveniently located stores nationwide and serving over 60 million customers, with 30 million of those customers being Kohl’s Loyalty Members. With this scale and reach, we have a meaningful opportunity to build on our strengths, address key areas of improvement and growth, and consistently deliver an exceptional customer experience. While this transformation will take time, we have identified focus areas that will help reposition Kohl’s for stronger results and closer alignment with our customers’ needs and expectations.

Offer a Curated, Balanced Assortment	Reestablish Kohl’s as a Leader in Value and Quality	Deliver a Frictionless Omnichannel Experience
Offer a curated assortment that fulfills the apparel, home essentials, and beauty needs of a broad customer base	Be known for delivering great deals on high quality products	Provide an enjoyable and reliable shopping experience
●
Drive improved assortment clarity across all categories
●
Regain traction in lost categories (fine jewelry, petites, intimates, and legacy home)
●
Build on momentum in key growth categories (Sephora, home décor, and impulse)
	● Elevate our private brands’ quality and offering ● Increase brand inclusion in promotional coupons	● Deliver trip assurance with consistent in-stocks for high volume items ● Increase inspiration in-store and online ● Optimize the store layout through productivity and adjacency analyses

Compensation Highlights

Our compensation program is a pay-for-performance model based on the philosophy that we should incentivize our executive officers to improve Kohl’s financial performance, profitably grow the business, and increase shareholder value. Our compensation programs are designed to provide an appropriate balance of short and long-term compensation, fixed and variable or at risk pay, and cash and equity-based compensation. In Fiscal 2024, the Compensation Committee continued to use a metric-based approach, setting performance goals aligned with the Company’s long-term strategy under the Annual Incentive Plan and the Long-Term Incentive Plan. The Compensation Committee implemented a number of changes to the Company’s Fiscal 2024 compensation program, which were intended to increase the Company’s focus on performance-based compensation, consistent with the Committee’s pay-for-performance philosophy and efforts to drive improved sales and profitability through the Company’s four strategic priorities.

Under the Annual Incentive Plan for Fiscal 2024, the Compensation Committee set Merchandise Sales (weighted at 60% of the award) and Operating Margin (weighted at 40% of the award) as the relevant performance goals. Additionally, the Committee increased the annual incentive payout at Maximum performance from 150% to 200% of the target award.

Under the Long-Term Compensation Plan for Fiscal 2024, the Compensation Committee eliminated Operating Cash Flow as a performance goal, retaining Net Sales and Operating Margin (each weighted at 50% of the award) as the performance goals applicable to performance-based awards thereunder. Target award amounts were increased in the fiscal year as a result of varying factors, including the individual performance of our executive officers, increased responsibilities, and/or market data. Additionally, the award mix applicable to some of our executive officers in Fiscal 2024 was changed to 65% performance-based awards and 35% time-based awards, previously 60% and 40% respectively.

Generally, the variable or at risk compensation earned by our executives in 2024 was lower than that in previous years. Merchandise Sales and Operating Margin fell below Threshold performance as of fiscal year-end, resulting in a 0% payout under the Annual Incentive Plan.  As to the performance-based component of the LTIP covering the three fiscal years of 2022, 2023, and 2024, the three-year cumulative performance measures of Net Sales, Operating Margin, and Operating Cash Flow were below Threshold performance as of fiscal year-end, resulting in a 0% payout.

16	Corporate.Kohls.com

Proxy Summary

These compensation highlights should be read in connection with the executive compensation information included in this Proxy Statement, including the “Compensation Discussion and Analysis,” “Compensation Tables,” “Employment and Executive Compensation Agreements,” “Potential Payments Upon Termination or Change of Control,” “CEO Pay Ratio,” and “Pay versus Performance” sections on pages 49 through 95.

Governance Highlights

We have adopted strong policies and procedures to promote effective and independent corporate governance, including:

All of the Director nominees, other than our CEO, are independent, as determined under the standards of the New York Stock Exchange;	Directors are subject to our retirement policy;
The Board’s four standing committees are comprised solely of independent Directors, with the exception of the Finance Committee of which the CEO is a member;	Our Directors and executives are subject to stock ownership guidelines to encourage investment in the Company and alignment with shareholder interests;
Our Board is led by an independent Chair;	Directors stand for election annually;
Non-employee Directors meet privately in executive sessions in conjunction with each regular Board meeting;	A majority vote standard applies in uncontested Director elections;
Independent Directors communicate regularly regarding appropriate Board agenda topics and other Board-related matters;	The Board is committed to active refreshment, demonstrated by the addition of ten new Directors since 2017, including eight new Directors since 2020;
All Board members have complete access to management and outside advisors;	The range of our Directors’ tenure and experience facilitate effective oversight and a balance between historical experience and fresh perspective; and
Our shareholders have the ability to directly communicate and raise concerns with the Board or individual Directors;	Our Bylaws provide for “proxy access” allowing eligible shareholders to include their own Director nominees in our proxy materials.

Kohl’s Corporation | 2025 Proxy Statement	17

Corporate Governance and Board Matters

OF DIRECTORS
PROPOSAL 1 ELECTION OF DIRECTORS	The Board of Directors unanimously recommends that shareholders vote “FOR” each of the ten nominees to serve as Directors.

Our Board of Directors currently consists of twelve members, nine of whom are standing for reelection and one of whom is standing for election for the first time. In November 2024, upon the recommendation of the Nominating and ESG Committee, Ashley Buchanan was appointed by the full Board of Directors to serve as a Director, effective from January 15, 2025 until the Annual Meeting, when he will stand for election for the first time. As previously announced and in accordance with his Employment Agreement, Thomas A. Kingsbury will resign from the Board of Directors on May 10, 2025. Effective immediately upon the close of the Annual Meeting, the size of our Board of Directors will be reduced from twelve to ten Directors.

On the recommendation of the Nominating and ESG Committee, the Board of Directors has nominated the individuals named below (each of whom is now a Director) for a one-year term expiring upon completion of the 2026 Annual Meeting of Shareholders, or, in each case, until their successors are elected and qualified.

●	Wendy Arlin
●	Michael J. Bender
●	Ashley Buchanan
●	Yael Cosset
●	Christine Day
●	H. Charles Floyd
●	Robbin Mitchell
●	Jonas Prising
●	John E. Schlifske
●	Adolfo Villagomez

All Director nominees have experience in retail or consumer-facing industries, and they represent a broad range of skills, diversity, and experience. We believe this experience, together with their industry knowledge, integrity, ability to devote time and energy, and commitment to the interests of our shareholders, makes them best positioned to serve the Company and our shareholders.

Accordingly, our Board of Directors unanimously recommends that you vote, via the internet, by telephone, or by mail “FOR” each of the ten nominees to serve as Directors until the 2026 Annual Meeting of Shareholders, or, in each case, until their successors are elected and qualified.

18	Corporate.Kohls.com

Corporate Governance and Board Matters

Properly executed proxies will be voted as marked. Unmarked proxies will be voted in favor of electing the individuals named above as Directors to serve until the 2026 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

We expect that all of the Director nominees will be able to serve on the Board of Directors if elected. However, if before the election, one or more Director nominees are unable to serve or for good cause will not serve (a situation that we do not anticipate), the proxy holders will vote the proxies for the remaining Director nominees and for any substitute nominee(s) chosen by our Board of Directors (unless our Board reduces the number of Directors to be elected). If any substitute nominees are designated, we will file an amended Proxy Statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the amended Proxy Statement and to serve if elected, and includes certain biographical and other information about such nominees required by the rules of the Securities and Exchange Commission.

The Board of Directors unanimously recommends that shareholders vote “FOR” each of the ten nominees to serve as Directors.

If you sign, date, and return a proxy card but no instructions are specified, your shares will be voted “FOR” each of the ten Director nominees.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the number listed below:

Innisfree M&A Incorporated

SHAREHOLDERS MAY CALL	BANKS AND BROKERS MAY CALL
toll free: (877) 750-9498	collect: (212) 750-5833

Kohl’s Corporation | 2025 Proxy Statement	19

Corporate Governance and Board Matters

Information about the Director Nominees

The Board of Directors, and particularly its Nominating and ESG Committee, regularly considers whether the Board is made up of individuals with the necessary experience, qualifications, attributes, and skills, taken as a whole, to enable the Board to effectively satisfy its oversight responsibilities. In making these decisions, the Nominating and ESG Committee focuses primarily on the information in each nominee’s individual biography, as set forth below.

Biographies

Biographies of the ten Director nominees are provided below. These biographies include, for each nominee, their age, business experience, the publicly held organizations of which they are or have been a director within the past five years, and a discussion of the specific experience, skills, or qualifications that led to the conclusion that each should be nominated to serve as a Director.

WENDY ARLIN
Former Chief Financial Officer of Bath & Body Works I Age 54
Director since 2023 INDEPENDENT Committees ● Audit ● Finance

Retail and Consumer-Facing Experience

●

Over 18 years of experience in retail and consumer goods at Bath & Body Works and L Brands, including 2 years as the CFO of Bath & Body Works following more than 15 years as a finance leader providing transformational insights and leadership to guide L Brands through significant changes

Additional Select Key Skills and Expertise

●

FINANCE, ACCOUNTING, OR FINANCIAL REPORTING: As former CFO of Bath & Body Works and as former Controller of L Brands, developed extensive financial expertise and oversaw SEC reporting and accounting, as well as financial planning and analysis

●

SENIOR LEADERSHIP: As former CFO of Bath & Body Works, responsible for all finance functions, as well as enterprise risk management, procurement, and investor and media relations

●

TRANSFORMATION STRATEGY: As former Controller of L Brands, guided the organization through major restructuring, including the spin-off of Victoria’s Secret from L Brands, and multiple acquisitions and divestitures

Career Highlights

●

Bath & Body Works: Chief Financial Officer (August 2021 to July 2023)

●

L Brands: Senior Vice President, Finance and Controller (2005 to July 2021)

●

KPMG: Member of the Audit Practice (1993 to 2005)

Additional Public Company Boards (within past 5 years)

●

The Wendy’s Company (December 2023 to present)

●

WK Kellogg Co. (October 2023 to present)

20	Corporate.Kohls.com

Corporate Governance and Board Matters

MICHAEL J. BENDER
Former President and Chief Executive Officer of Eyemart Express I Age 63
Director since 2019 Chair of the Board INDEPENDENT Committees ● Audit ● Compensation ● Finance ● Nominating and ESG

Retail and Consumer-Facing Experience

●

Track record of success in previous senior management roles at prominent retailers, including Walmart, Victoria’s Secret, and Eyemart Express

Additional Select Key Skills and Expertise

●

SENIOR LEADERSHIP: Served in multiple senior leadership roles at a number of retail companies, culminating as Chief Executive Officer of Eyemart Express

●

TECHNOLOGY, E-COMMERCE, OR DIGITAL: Served as Chief Operating Officer of Global eCommerce at Walmart, bridging the gap between the digital and physical capabilities of the retail giant

●

OPERATIONS MANAGEMENT: Expertise in optimizing supply chain operations honed through 30 years in operational roles, including at L Brands, PepsiCo, and Walmart

Career Highlights

●

Eyemart Express: President and Chief Executive Officer (January 2018 to April 2022) and President (September 2017 to January 2018)

●

Walmart: Chief Operating Officer of Global eCommerce (2014 to 2017); Executive Vice President of the Walmart West division (2011 to 2014); Senior Vice President of the Walmart Mountain division (2010 to 2011); and Vice President and General Manager of the Walmart Southwest region (2009 to 2010)

●

Cardinal Health: Held a number of senior positions from 2003 to 2007, including President and General Manager – Retail and Alternate Care

●

L Brands: Vice President of Store Operations – Victoria’s Secret (1999 to 2002)

●

PepsiCo: 15 years in a variety of sales, finance, and operational roles

Additional Public Company Boards (within past 5 years)

●

Acuity Brands (September 2022 to present)

ASHLEY BUCHANAN
Chief Executive Officer of Kohl’s Corporation I Age 51
Director since 2025 Committees ● Finance

Retail and Consumer-Facing Experience

●

Over 25 years of senior retail leadership experience at several prominent retailers, including Michaels, Walmart, and Sam’s Club

Additional Select Key Skills and Expertise

●

TRANSFORMATION STRATEGY: As CEO of Michaels, transformed the company, leading a successful take private transaction and leveraging technology and e-commerce to achieve record growth and improved financial and operational performance under his leadership

●

TECHNOLOGY, E-COMMERCE, OR DIGITAL: Expertise in leading traditional, established retailers through complex digital transformation, including in his role as CEO of Michaels where he expanded the company’s omnichannel approach by significantly growing its digital business and at Walmart where he led the U.S. e-commerce business as Chief Merchandising and Operating Officer

●

OPERATIONS MANAGEMENT: Expertise in optimizing merchandise and supply chain operations honed through 15 years in various operational management roles where he led merchandising strategy, private brands, pricing, global sourcing, and supply chain

Career Highlights

●

Kohl’s: Chief Executive Officer and Director (January 2025 to present)

●

The Michaels Companies: President, Chief Executive Officer, and Director (January 2020 to January 2025)

●

Walmart: Executive Vice President, Chief Merchandising Officer and Chief Operating Officer – U.S. eCommerce (2019 to 2020); Senior Vice President, Dry Grocery (2016 to 2017); Senior Vice President, Snacks and Beverages (2014 to 2016); and Vice President, Walmart Innovations (2007 to 2014)

●

Sam’s Club: Executive Vice President, Chief Merchant (2017 to 2019)

●

Dell: Finance Manager (2004 to 2007)

●    Accenture: Manager, Retail Practice (1999 to 2004)

Additional Public Company Boards (within past 5 years)

●

Macy’s, Inc. (October 2021 to November 2024)

●

TreeHouse Foods, Inc. (November 2020 to April 2022)

●

The Michaels Companies, Inc. (January 2020 to April 2021)

Kohl’s Corporation | 2025 Proxy Statement	21

Corporate Governance and Board Matters

YAEL COSSET
Executive Vice President and Chief Digital Officer of The Kroger Co. I Age 51
Director since 2020 INDEPENDENT Committees ● Audit (Chair)

Retail and Consumer-Facing Experience

●

Over 10 years of retail experience with The Kroger Co., one of the world’s largest grocery retailers, including driving digital transformation, e-commerce, and technology strategy to accelerate growth and enhance the customer experience

Additional Select Key Skills and Expertise

●

TECHNOLOGY, E-COMMERCE, OR DIGITAL: Leads Kroger’s technology function, digital strategy, and eCommerce business unit, using significant technical and commercial data analytics expertise to drive monetization of media and insights

●

SENIOR LEADERSHIP: Has held senior executive positions at The Kroger Co. and other companies for over 20 years

●

OPERATIONS MANAGEMENT: Served as CEO of an enterprise software company and as an executive business consultant providing insight and direction on market expansion, product launches, and growth strategies for global companies

Career Highlights

●

The Kroger Co.: Executive Vice President and Chief Digital Officer (March 2025 to present), including leadership of Kroger’s eCommerce business unit and alternative profit portfolio businesses; Senior Vice President and Chief Information Officer (February 2019 to March 2025), including responsibility for the 84.51° LLC subsidiary as of July 2020; Global Vice President and Chief Digital Officer (2017 to February 2019); Chief Information Officer and Chief Commercial Officer of 84.51° LLC (2015 to 2017)

●

Dunnhumby Limited: Global Chief Information Officer (2010 to 2015), following various senior management positions

●

MicroStrategy Incorporated: Held various senior management positions from 2000 to 2009

Awards and Recognition

●

Recognized by the NRF Foundation as one of six people shaping retail’s future in 2024

●

Recognized by Business Insider as one of 10 people transforming retail in 2019

●

Recognized by Retail Leaders as one of 17 leaders to watch in 2017

CHRISTINE DAY
Co-Founder of The House of LR&C I Age 63
Director since 2021 INDEPENDENT Committees ● Audit ● Compensation ● Finance

Retail and Consumer-Facing Experience

●

Over 30 years of experience in retail and consumer goods at prominent companies, including over 5 years leading a highly successful strategy as CEO of lululemon and over 20 years in leadership roles at Starbucks

Additional Select Key Skills and Expertise

●

FORMER PUBLIC COMPANY CEO: Widely recognized for her innovative leadership in executing a successful growth strategy throughout her tenure as CEO of lululemon

●

TRANSFORMATION STRATEGY: Under her leadership as CEO of lululemon, sales grew 6x to $1.6B, and the company’s stock, which had been relatively flat since its IPO, increased over 200%

●

OPERATIONS MANAGEMENT: Oversaw all lululemon retail operations, throughout North America and on an international basis, as former Executive Vice President, Retail Operations

Career Highlights

●

The House of LR&C: Co-Founder (December 2020 to present); Director (December 2020 to February 2025); and Executive Chair and Chief Executive Officer (December 2020 to May 2023)

●

Performance Kitchen (LUVO): Founder and CEO (2014 to 2020) and Director (2014 to April 2021)

●

Lululemon: Chief Executive Officer and Director (2008 to 2014); Executive Vice President, Chief Operating Officer (April 2008 to June 2008); and Executive Vice President, Retail Operations (January 2008 to April 2008)

●

Starbucks: President, Asia-Pacific division from 2004 to 2007, following various leadership roles for over 15 years

Awards and Recognition

●

Recognized by Fortune magazine as one of the Top 50 International Most Powerful Women in Business in 2012

●

First woman to be named CEO of the Year by The Global and Mail in 2011

22	Corporate.Kohls.com

Corporate Governance and Board Matters

H. CHARLES FLOYD
Former Executive Vice President and Global President of Operations of Hyatt Hotels Corporation I Age 65
Director since 2017 INDEPENDENT Committees ● Compensation

Retail and Consumer-Facing Experience

●

Extensive and global experience in dynamic, consumer-driven hospitality industry over 40-year career with Hyatt Hotels

Additional Select Key Skills and Expertise

●

OPERATIONS MANAGEMENT: As Global President of Operations, oversaw the successful operation of hotels worldwide, ensuring operational efficiency in the roll-out of innovations and unification of global operations

●

TRANSFORMATION STRATEGY: Successfully guided the operation of Hyatt’s 1,100 hotels through the global pandemic, taking the company’s stock from a challenged position in early 2020 to all-time highs in 2022

●

MARKETING AND BRAND MANAGEMENT: Acted as a key leader in the creation of seven current Hyatt hotel brands

Career Highlights

●

Hyatt Hotels: Senior Advisor to the President and CEO (January 2024 to June 2024); Executive Vice President, Global President of Operations (2014 to December 2023); Executive Vice President, Group President – Global Operations Center (2012 to 2014); Chief Operating Officer – North America (2006 to 2012); and various other senior positions

Additional Public Company Boards (within past 5 years)

●

Thayer Ventures Acquisition Corp. (December 2020 to April 2022)

●

Playa Hotels and Resorts N.V. (May 2018 to August 2021)

ROBBIN MITCHELL
Senior Advisor at The Boston Consulting Group I Age 60
Director since 2021 INDEPENDENT Committees ● Audit ● Nominating and ESG

Retail and Consumer-Facing Experience

●

Over 25 years of retail and e-commerce experience, across multiple categories, honed through her executive roles at a number of prominent retailers and as a consultant on the Fashion and Luxury leadership team at The Boston Consulting Group

Additional Select Key Skills and Expertise

●

OPERATIONS MANAGEMENT: Led various aspects of operations at three major apparel companies, including four years as Chief Operating Officer of Club Monaco

●

MARKETING AND BRAND MANAGEMENT: Strong multi-brand experience spanning the luxury and contemporary fashion segments, including 15 years at Ralph Lauren

●

TECHNOLOGY, E-COMMERCE, OR DIGITAL: As Chief Operating Officer of Club Monaco, oversaw all retail operations, including global e-commerce and information technology

Career Highlights

●

Boston Consulting Group: Senior Advisor (August 2021 to present); and Partner and Managing Director on the Fashion and Luxury leadership team (June 2016 to August 2021)

●

Club Monaco: Chief Operating Officer (2011 to 2015)

●

Ralph Lauren: Held several executive management positions from 2001 to 2011, including Senior Vice President, Chief of Staff, and Senior Vice President, Global Business Process Integration and Supply Chain Management

●

Tommy Hilfiger and GFT USA: Held various senior executive roles in strategy and operations from 1997 to 2000

Additional Public Company Boards (within past 5 years)

●

Piper Sandler Companies (September 2021 to present)

Kohl’s Corporation | 2025 Proxy Statement	23

Corporate Governance and Board Matters

JONAS PRISING
Chair and Chief Executive Officer of ManpowerGroup I Age 60
Director since 2015 INDEPENDENT Committees ● Compensation (Chair)

Retail and Consumer-Facing Experience

●

Ten years of international retail and product development experience, particularly in the household and commercial appliances space, honed through various roles at Electrolux, including as a divisional head of Global Sales and Marketing

Additional Select Key Skills and Expertise

●

CURRENT PUBLIC COMPANY CEO: Has served as Chief Executive Officer of ManpowerGroup, a global leader in innovative workforce solutions, since 2014

●

HUMAN CAPITAL MANAGEMENT: Leads an organization of approximately 26,700 full-time equivalent employees across more than 2,100 offices that recruits millions of permanent, temporary, and contract workers on a worldwide basis each year

●

FINANCE, ACCOUNTING, OR FINANCIAL REPORTING: Oversees finance, accounting, and financial reporting functions as CEO of ManpowerGroup

Career Highlights

●

ManpowerGroup: Chair (2015 to present) and Chief Executive Officer (2014 to present); ManpowerGroup President (2012 to 2014); President of the Americas division (2009 to 2014); and Executive Vice President (2006 to 2010)

●

World Business Council for Sustainable Development: Commissioner and Co-Chair of the Business Commission to Tackle Inequality (2022 to present)

●

Electrolux: Held various international positions over ten years, including divisional head of Global Sales and Marketing

Additional Public Company Boards (within past 5 years)

●

ManpowerGroup (2014 to present)

JOHN E. SCHLIFSKE
Former Chair and Chief Executive Officer of The Northwestern Mutual Life Insurance Company I Age 66
Director since 2011 INDEPENDENT Committees ● Finance (Chair) ● Nominating and ESG (Chair)

Retail and Consumer-Facing Experience

●

For 14 years, served as CEO of Northwestern Mutual, which ranks #2 in the industry for market share in individual life insurance, leading the company’s evolution from a world-class insurance company into a sophisticated provider of financial planning and wealth management services

Additional Select Key Skills and Expertise

●

FINANCE, ACCOUNTING, OR FINANCIAL REPORTING: Successfully led an organization subject to complex financial and capital reporting requirements and regulations, honing his deep investment management expertise developed through various roles at Northwestern Mutual

●

HUMAN CAPITAL MANAGEMENT AND CULTURE: Led a workforce of more than 22,000 employees and financial professionals

●

TECHNOLOGY, E-COMMERCE, OR DIGITAL: Led Northwestern Mutual’s transformation from a traditional life insurance company to a digital business

Career Highlights

●

The Northwestern Mutual Life Insurance Company: Chair of the Board of Trustees (2010 to January 2025); Chief Executive Officer (2010 to 2024); and held various executive positions overseeing the company’s investment and business operations since joining the organization in 1987, including President and Executive Vice President of Investment Products and Services

Awards and Recognition

●

Recognized as 2023 Executive of the Year by Milwaukee Business Journal

●

Recognized as 2019 Wisconsin Business Leader of the Year by the Harvard Business School Club of Wisconsin

24	Corporate.Kohls.com

Corporate Governance and Board Matters

ADOLFO VILLAGOMEZ
Former Chief Executive Officer of Progress Residential I Age 51
Director since 2023 INDEPENDENT Committees ● Audit

Retail and Consumer-Facing Experience

●

Eight years of marketing, digital, and merchandising leadership at The Home Depot, where he scaled the company’s retail media network and oversaw marketing and branding activities to strengthen brand positioning and accelerate e-commerce growth

Additional Select Key Skills and Expertise

●

TRANSFORMATION STRATEGY: As CEO of Progress Residential, led a successful transformation to achieve a short-term turnaround while driving a longer-term strategy to enhance the customer experience and harness profitable growth

●

TECHNOLOGY, E-COMMERCE, OR DIGITAL: Led the reorganization and modernization of Progress Residential’s digital and information systems to deliver on top priorities, having previously led Home Depot’s end-to-end online business, driving over $20 billion in annual revenue and double-digit sales growth

●

MARKETING AND BRAND MANAGEMENT: Developed extensive marketing expertise as Chief Marketing Officer for U.S. Retail, building on a foundation of successive merchandising strategy and operational leadership roles at The Home Depot

Career Highlights

●

Progress Residential: Chief Executive Officer (May 2022 to March 2025)

●

The Home Depot: President of homedepot.com (April 2021 to May 2022); Chief Marketing Officer for U.S. Retail (December 2018 to May 2022); Senior Vice President of homedepot.com (December 2018 to March 2020); and various other merchandising leadership positions from 2014 to December 2018

●

McKinsey and Company: Partner (2007 to 2014) and Leader of the North America Marketing and Sales Practice (2012 to 2014)

●

DuPont: Held several management and sales positions prior to 1999

Skills, Qualifications, and Attributes

The below matrices identify the balance of skills, qualifications, experience, and attributes each Director nominee brings to the Board. We believe this combination of skills and qualifications demonstrates that our Board is well positioned to provide effective oversight and strategic advice to management.

Directors who identify as:	ARLIN	BENDER	BUCHANAN	COSSET	DAY	FLOYD	MITCHELL	PRISING	SCHLIFSKE	VILLAGOMEZ
Gender Identity
● Male											7
● Female											3
Demographic Background
● White											7
● African American or Black											2
● Hispanic, Latine, or Spanish											1

Kohl’s Corporation | 2025 Proxy Statement	25

Corporate Governance and Board Matters

Skill or Experience	ARLIN	BENDER	BUCHANAN	COSSET	DAY	FLOYD	MITCHELL	PRISING	SCHLIFSKE	VILLAGOMEZ
Current or former public company CEO Experience as the highest-ranking executive officer in a public company.											3
Senior leadership Experience in an executive officer level role.											10
Public company board service (other than Kohl’s) Experience serving on other public company board(s), requiring a practical understanding of oversight responsibilities, governance trends, insights to business strategies, and maximizing shareholder value.											7
Retail or consumer-facing industry Executive officer or senior leader experience in retail or consumer product sectors, including marketing and brand management, consumer insights, supply chain, distribution, logistics, and merchandising.											10
Finance, accounting, or financial reporting Financially literate or experience as an executive officer or senior leader in or overseeing accounting, finance, and compliance with related regulations.											10
Technology, e-commerce, or digital Experience in developing and leveraging technology to achieve corporate goals and extend or create new business models.											10
Marketing, public relations, or brand management Experience overseeing or managing marketing, marketing-related technology, advertising, selling products to consumers, and public relations.											8
Operations management Executive officer or senior leader experience in overseeing and optimizing complex operations and executing business strategies.											10
Human capital, culture, or compensation Executive officer or senior leader experience managing a large or global workforce, including recruiting, developing, and retaining key talent.											8
Cybersecurity Experience in information security and mitigating cyber threats.											2

26	Corporate.Kohls.com

Corporate Governance and Board Matters

Corporate Governance Matters

Director Independence

Our Board of Directors has established independence guidelines that are described in our Corporate Governance Guidelines. A Director will be considered independent if the Board determines the Director satisfies all of the independence standards of the New York Stock Exchange then in effect, and the Director has no material relationships with Kohl’s (either directly or as a partner, shareholder, or officer of any entity) that would interfere with their exercise of independent judgment or otherwise be inconsistent with a finding of independence.

The Nominating and ESG Committee is charged with the ongoing review of relationships and transactions that could affect a Director’s independence. In February 2025, the Nominating and ESG Committee reviewed a summary of Directors’ responses to a questionnaire asking about their relationships with Kohl’s (and those of their immediate family members) and other potential conflicts of interest, as well as material provided by management related to transactions, relationships, or arrangements between Kohl’s and individual Directors or parties related to individual Directors. During the course of this review, the Nominating and ESG Committee broadly considered all relevant facts and circumstances, recognizing that material relationships can include commercial, banking, consulting, legal, accounting, charitable, and familial relationships, among others. Based on this review, the Nominating and ESG Committee affirmatively determined, and the full Board of Directors agreed, that all of the then-serving Directors, are independent, with the exception of Ashley Buchanan, our Chief Executive Officer, and Thomas A. Kingsbury, our former Chief Executive Officer.

In the course of its review, the Nominating and ESG Committee considered the relationships described below. However, these relationships were not  deemed to affect the independence of the applicable Director(s).

CHARITABLE ORGANIZATIONS

Several of our Directors serve as non-employee directors of non-profit organizations that receive charitable contributions from Kohl’s. All of these charitable contributions were made in the ordinary course of our charitable giving program.

BUSINESS PARTNERS

Several of our Directors serve on the board of directors of, or may have an economic interest in, companies with which we do relatively small amounts of ordinary course business from time to time. The Nominating and ESG Committee reviewed all of these instances and determined that, in each case, the amount of business involved was immaterial to both companies, all such transactions were entered into at arm’s length, and our Directors were not in any way involved in the negotiations or discussions leading up to the business relationships.

Kohl’s Corporation | 2025 Proxy Statement	27

Corporate Governance and Board Matters

Board Leadership Structure

Our Corporate Governance Guidelines provide that the Board will appoint an independent Chair whenever possible. In the absence of an independent Chair, our Corporate Governance Guidelines provide for an independent Lead Director to be elected annually by the independent Directors. Michael J. Bender has served as the Board’s independent Chair since May 15, 2024. Mr. Bender has served in a variety of senior leadership positions at prominent retailers, including as President and CEO, and the Board concluded that his retail experience and unquestionable personal integrity make him the ideal choice to serve as Chair at this point in Kohl’s history.

Board Refreshment

The Nominating and ESG Committee regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, and whether the Directors have the experience, qualifications, attributes, and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively. To assist in these considerations, the Board periodically performs a comprehensive assessment to determine if the Board has any gaps in necessary skills or areas of expertise.

If a vacancy is anticipated or otherwise arises, or if a skills assessment reveals a particular need on the Board, the Nominating and ESG Committee uses a variety of methods to identify and evaluate appropriate Director candidates. Candidates may come to the attention of the Committee through current Directors, members of management, eligible shareholders, or other parties. From time to time, the Nominating and ESG Committee engages a search firm to assist in identifying potential Director candidates. Although the Nominating and ESG Committee did not undertake a non-employee Director search in 2024, a search firm was engaged in 2024 to assist in identifying and evaluating potential candidates for the Chief Executive Officer and Director position. This firm helped identify Mr. Buchanan, the Company’s Chief Executive Officer and a Director, who is standing for election at the 2025 Annual Meeting of Shareholders.

Members of the Board of Directors and Director nominees must have the following threshold attributes:

●	unquestionable ethics and integrity;
●	a demonstrated record of success, leadership, and solid business judgment;
●	intellectual curiosity;
●	strong reasoning skills;
●	strong strategic aptitude;
●	independence, objectivity, and a willingness to challenge the status quo;
●	a demonstrated record of social responsibility;
●	a commitment to enhancing long-term shareholder value;
●	a willingness to represent the interests of all of our shareholders; and
●	a willingness and ability to devote sufficient time to carrying out their duties.

In addition, prospective Directors should contribute to Kohl’s customer-focused and innovative culture. All of the Director nominees have these attributes, as well as a balanced mix of skills and experience, as summarized in the matrix that appears on pages 13 and 26.

28	Corporate.Kohls.com

Corporate Governance and Board Matters

Although we have not adopted a formal Director diversity policy, the Board is committed to inclusive membership and embraces diversity with respect to background, experience, skills, education, race, age, gender, national origin, and viewpoints. As illustrated in the graphs below related to our Director nominees, the Board has increased its gender diversity by 10% and its ethnic/racial diversity by 230% since 2020.

Our Corporate Governance Guidelines provide that it is the general policy of the Board of Directors that no individual will be eligible to stand for election to the Board after reaching the age of 72.  While our retirement policy does not provide for term limits, the Board considers, among other factors, the tenure of incumbent Directors, recognizing the contributions that shorter-tenured Directors who provide fresh perspective and longer-tenured Directors who provide insight into the Company and its operations bring to the Board as a whole.

The Nominating and ESG Committee evaluates shareholder nominees according to the same criteria as any other nominee. For information on how to nominate a prospective Director, see “How can I nominate a candidate for the Board of Directors?” on page 7.

Kohl’s Corporation | 2025 Proxy Statement	29

Corporate Governance and Board Matters

Board and Committee Evaluations

Annual evaluation of Board performance helps ensure that the Board and its standing committees function effectively and in the best interest of our shareholders. The Nominating and ESG Committee is responsible for coordinating and overseeing an annual performance evaluation of the Board of Directors and each of its standing committees.

Director Orientation and Continuing Education

Board education is an ongoing, year-round process, which begins when a Director joins our Board. New Directors participate in a formal orientation process that includes reviewing materials regarding the Company’s business, operations, strategy, and governance, and meeting with executive officers and other key personnel.

The Board believes that each Director should:

●	maintain leadership and expertise in the areas that caused the Board to select that Director for membership;
●	develop and maintain broad, current knowledge about all of Kohl’s businesses and critical issues affecting Kohl’s; and
●	develop and maintain broad, current knowledge about corporate directors’ responsibilities generally, including applicable legal principles.

We encourage Directors to seek education outside of opportunities provided by the Company. To that end, Kohl’s will reimburse a Director’s reasonable expenses incurred in attending one approved education seminar per year.

Limits on Board Service

Non-employee Directors are encouraged to limit the number of other boards on which they serve, taking into account the impact of such other directorships on attendance at, and the quality of participation in, meetings of the Board of Directors.

Non-employee Directors who are CEOs or other Section 16 officers of publicly-traded companies may serve on a maximum of one other public company board (e.g., the board of the Director’s employer and Kohl’s Board). Non-employee Directors who are not CEOs or other Section 16 officers of publicly-traded companies may serve on a maximum of three other public company boards. The limits on other board memberships are specified in Kohl’s Corporate Governance Guidelines, and each of our Directors is in compliance with these requirements.

30	Corporate.Kohls.com

Corporate Governance and Board Matters

Board Committees

The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and ESG Committee, and the Finance Committee. All of the Directors who serve on these committees, other than Mr. Buchanan and Mr. Kingsbury who serve on the Finance Committee and are or were the Company’s Chief Executive Officer, meet our independence requirements. The Charters of each of the committees are available on our website at https://investors.kohls.com/investors/corporate-governance/committee-composition-and-charters under the heading “Committee Charters,” and paper copies will be provided to any shareholder upon written request. The Board of Directors has also established an Executive Committee, comprised of our independent Chair, CEO, and each of the Committee Chairs. The primary function of the Executive Committee is to act on behalf of the Board of Directors in the intervals between the Board’s meetings.

The current composition of the Committees, as of March 28, 2025, is shown below.

		Kohl’s Standing Committee Membership
Directors	Independent	Audit	Compensation	Nominating and ESG	Finance	Executive
Wendy Arlin
Michael J. Bender
Ashley Buchanan
Yael Cosset
Christine Day
H. Charles Floyd
Thomas A. Kingsbury
Robbin Mitchell
Jonas Prising
John E. Schlifske
Adrianne Shapira
Adolfo Villagomez
Number of Meetings in Fiscal 2024		8	5	3	6	0

CURRENT COMMITTEE COMPOSITION
Independent Chair of the Board
Committee Chair
Committee Member
Audit Committee Financial Expert

Kohl’s Corporation | 2025 Proxy Statement	31

Corporate Governance and Board Matters

The descriptions below relate to the responsibilities and membership of the Board’s committees as of March 28, 2025.

AUDIT COMMITTEE
All members of the Audit Committee are independent	Number of meetings in Fiscal 2024: 8
Members ● Yael Cosset (Chair) ● Wendy Arlin ● Michael J. Bender ● Christine Day ● Robbin Mitchell ● Adolfo Villagomez Report ● The Audit Committee Report is on page 99.

Key Responsibilities

The Audit Committee assists the Board of Directors in its oversight of our financial accounting and reporting practices. The specific duties of the Audit Committee include, among other things:

●

monitoring the integrity of our financial reporting process and system of internal controls regarding finance, accounting, and related legal compliance;

●

selecting our independent registered public accounting firm;

●

monitoring the independence and performance of our independent registered public accounting firm and internal audit functions;

●

providing oversight and guidance to management with respect to management’s enterprise risk assessment and risk mitigation processes, including with respect to cyber and information security risk management; and

●

facilitating open communication among the independent registered public accounting firm, management, the internal audit functions, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and has direct access to the independent registered public accounting firm and Kohl’s associates. The Audit Committee can retain, at Kohl’s expense, special legal, accounting, or other consultants or experts as it deems necessary.

The Board has determined that each member of the Audit Committee is “financially literate,” as that term is defined under New York Stock Exchange rules and listing standards; is qualified to review and assess financial statements; and satisfies the enhanced independence requirements for Audit Committee membership. The Board has also determined that more than one member of the Audit Committee qualifies as an “audit committee financial expert,” as defined by the Securities and Exchange Commission, and, as of February 3, 2024, had specifically designated Yael Cosset, Chair of the Audit Committee, and Wendy Arlin as an audit committee financial expert.

32	Corporate.Kohls.com

Corporate Governance and Board Matters

COMPENSATION COMMITTEE
All members of the Compensation Committee are independent	Number of meetings in Fiscal 2024: 5
Members ● Jonas Prising (Chair) ● Michael J. Bender ● Christine Day ● H. Charles Floyd Report ● The Compensation Committee Report is on page 48.

Key Responsibilities

The Compensation Committee sets and administers the Company’s policies and practices that govern executive, Director, and general employee compensation and benefit practices to ensure they meet corporate objectives. Responsibilities of the Compensation Committee include, among other things:

●

establishing, administering, and evaluating the Company’s executive compensation and benefits program, including the base salaries, annual cash incentives, and equity awards, of our executive officers, and the Company’s equity-based or other compensation plans, policies, and programs;

●

approving goals for incentive plans and evaluating performance against these goals; and

●

regularly and actively reviewing and evaluating our executive management succession plans and making recommendations to the Board with respect to succession planning issues.

The Compensation Committee has the ability to retain, at Kohl’s expense, special legal, accounting, or other consultants or experts as it deems necessary. Information regarding the Compensation Committee’s processes and procedures for determining executive compensation is included in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been one of our officers or employees or had any relationship requiring disclosure under Item 404 of Regulation S-K. None of our executive officers has served on the compensation committee or board of directors of any company of which any of our Directors is an executive officer.

NOMINATING AND ESG COMMITTEE
All members of the Nominating and ESG Committee are independent	Number of meetings in Fiscal 2024: 3
Members ● John E. Schlifske (Chair) ● Michael J. Bender ● Robbin Mitchell ● Adrianne Shapira

Key Responsibilities

The Nominating and ESG Committee advises the Board on matters relating to corporate governance, Board structure, and Board composition. Responsibilities of the Nominating and ESG Committee include, among other things:

●

establishing criteria for Director candidates and identifying individuals for nomination to become Directors, including engaging advisors to assist in the search process where appropriate, and considering candidates properly recommended by shareholders;

●

developing plans and making recommendations in relation to the organization, composition, membership terms, and meeting structure of the Board and its committees;

●

selecting candidates for election and reelection to the Board and its committees;

●

overseeing the Company’s ESG policies and initiatives;

●

developing, recommending to the Board, and thereafter periodically reviewing the Corporate Governance Guidelines, Committee Charters, and other governance instruments and principles applicable to the Company; and

●

coordinating an annual evaluation of the performance of the Board and each of its standing committees.

Kohl’s Corporation | 2025 Proxy Statement	33

Corporate Governance and Board Matters

FINANCE COMMITTEE
All members of the Finance Committee, other than Mr. Buchanan and Mr. Kingsbury, are independent	Number of meetings in Fiscal 2024: 6
Members ● John E. Schlifske (Chair) ● Wendy Arlin ● Michael J. Bender ● Ashley Buchanan ● Christine Day ● Thomas A. Kingsbury ● Adrianne Shapira

Key Responsibilities

The Finance Committee assists the Board in its oversight of the Company’s financial condition, existing debt and financing activities, and capital allocation decisions made by the Company. Responsibilities of the Finance Committee include, among other things:

●

reviewing and making recommendations to the Board with regard to the Company’s annual operating and long-term business and financial plans prepared by management;

●

periodically reviewing the Company’s uses of cash, including capital expenditures, stock and bond repurchases, and dividend payments and, if appropriate, making recommendations to the Board with respect thereto;

●

periodically reviewing the Company’s cash requirements and sources of cash, including debt or equity issuances, revolving credit facilities, or other debt instruments or facilities, and, if appropriate, making recommendations to the Board with respect thereto; and

●

periodically reviewing the Company’s balance sheet health, debt ratings, leverage ratios, and other measures of indebtedness, as well as the Company’s ability to navigate economic cycles and, if appropriate, making recommendations to the Board with respect thereto.

EXECUTIVE COMMITTEE
All members of the Executive Committee, other than Mr. Buchanan, are independent	Number of meetings in Fiscal 2024: 0
Members ● Michael J. Bender (Chair) ● Ashley Buchanan ● Yael Cosset ● Jonas Prising ● John E. Schlifske

Key Responsibilities

The Executive Committee is authorized to act on behalf of the Board of Directors in the intervals between Board meetings, if necessary. However, the Executive Committee may not take any actions that:

●

are prohibited by applicable law or our Articles of Incorporation or Bylaws; or

●

are required by law or by rule of the New York Stock Exchange to be performed by a committee of independent Directors, unless the composition of the Executive Committee at the time complies with such law or rule.

34	Corporate.Kohls.com

Corporate Governance and Board Matters

Meetings and Attendance

The full Board of Directors formally met six times during Fiscal 2024 and otherwise accomplished its business through the work of the Board’s committees. Each incumbent Director standing for election at the 2025 Annual Meeting of Shareholders attended at least 75% of the meetings of the Board and committees on which they served that were held in Fiscal 2024. The non-employee Directors met in regularly scheduled executive sessions without any members of management present. Mr. Bender, the independent Chair of our Board of Directors, presided over the executive sessions of non-employee Directors. While the Board has not adopted a formal policy requiring Directors to attend annual meetings, Directors are encouraged to do so, and all eleven Directors standing for election or reelection in 2024 attended the 2024 Annual Meeting of Shareholders.

Related Person Transactions

The Board of Directors recognizes that related person transactions can present a heightened risk of conflicts of interest. Accordingly, as a general matter, and consistent with our Code of Ethics, our Directors, senior officers, and their respective immediate family members are required to avoid any activity, interest, or relationship that would create, or might appear to create, a conflict with the interests of Kohl’s.

The independent Nominating and ESG Committee reviews all related person transactions and relationships involving a Director or any executive officer. To help identify related person transactions and relationships, each Director and executive officer completes an annual questionnaire that requires the disclosure of any transaction or relationship that the person, or any member of his or her immediate family, has or will have with Kohl’s. In addition, our Legal Department facilitates a review of our financial records to determine if a Director or executive officer, or an entity or person with which a Director or executive officer is affiliated, received any payments from Kohl’s or made any payments to Kohl’s that could have arisen as a result of a related person transaction during the fiscal year. On an annual basis, or as circumstances may otherwise warrant, the Nominating and ESG Committee reviews and approves, ratifies, or rejects any identified transaction or relationship with a related person. In its review, the Nominating and ESG Committee considers such information as it deems important to determine whether a transaction is on reasonable and competitive terms and is fair to Kohl’s.

We disclose transactions and relationships that are determined to be directly or indirectly material to Kohl’s or a related person in our Proxy Statement. There were no such transactions or relationships in Fiscal 2024.

Kohl’s Corporation | 2025 Proxy Statement	35

Corporate Governance and Board Matters

Oversight of Risk Management

The Board and its Audit Committee oversee the identification, monitoring, and mitigation of enterprise risks through the Company’s robust enterprise risk management (ERM) program. Our ERM program is designed and driven by management to monitor our ongoing progress in managing the potential impact of key regulatory, operational, financial, and reputational risks across the organization.

36	Corporate.Kohls.com

Corporate Governance and Board Matters

Governance Documents

CORPORATE GOVERNANCE GUIDELINES

Our Board has adopted written Corporate Governance Guidelines to embody the principles by which the Board of Directors operates. Among other things, the Corporate Governance Guidelines outline the Board’s primary responsibilities, our independence standards, and the Company’s policies regarding Board membership and the conduct of meetings.

CODE OF ETHICS

In addition, the Board has adopted a Code of Ethics that describes the ethical and legal responsibilities of all of our employees and, to the extent applicable, members of our Board of Directors. The Code of Ethics satisfies the requirements of the Sarbanes-Oxley Act of 2002 pertaining to codes of ethics for chief executive officers and senior financial and accounting officers. We provide training with respect to the Code of Ethics to all of our associates, and all associates agree in writing to comply with the Code of Ethics at the time they are hired and periodically thereafter. Our associates are encouraged to report suspected violations of the Code of Ethics through various means, including through the use of an anonymous toll-free hotline. We intend to disclose any amendment to, or waiver of, a provision of our Code of Ethics that applies to our principal executive officer, principal financial officer, or our Directors by posting such information on the Corporate Governance section of our website shown below.

You may obtain our Corporate Governance Guidelines, our Code of Ethics, and the charters for each of the standing committees of our Board of Directors on our website at https:// investors.kohls.com/investors/corporate-governance, or by contacting our Investor Relations Department at the following addresses:

investor.relations@kohls.com
Kohl’s Corporation N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin 53051 Attention: Investor Relations

Communicating with the Board

You may contact any member of the Board of Directors, including the independent Chair, at the following addresses:

Kohl’s Board of Directors N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin 53051 Attention: Board of Directors or Chair
directors@kohls.com

All such communications are treated confidentially. Questions or concerns related to financial reporting, internal accounting, or audit matters may be sent (anonymously if you wish) to:

governance@kohls.com

Communications regarding accounting, internal controls, or audit matters are immediately brought to the attention of our Internal Audit Department and, if appropriate, the Audit Committee of the Board of Directors. The Audit Committee receives a quarterly summary of all communications received through any of the above-referenced channels.

Kohl’s Corporation | 2025 Proxy Statement	37

Kohl’s Cares

OUR VALUES

Kohl’s is committed to caring about our customers, associates, communities, and planet. As a leading retailer with a large national footprint, we take our responsibility as a corporate citizen seriously and are proud to share how we bring that to life. Learn more about our efforts in our Kohl’s Cares Report, available on our website at https://corporate.kohls.com.

Customer First

We make decisions in our customers’ best interest and put them at the center of what we do and how we do it.

Empathetic

We create a culture of respect and connection.

Accountable

We own up to our responsibilities, commitments and results with integrity.

Resourceful

We take pride in being creative problem solvers, always looking for ways to better ourselves and our business.

OUR BEHAVIORS

Win
together.

We act as one team by building trust, communicating candidly and prioritizing the customer over any team or individual.

Take
ownership.

We’re honest about what’s going well and what’s not, never resorting to blame. We take initiative, drive results and ask for help when we need it.

Learn
continuously.

We experiment, build skills and gain inspiration from inside and outside of our walls. We learn from successes and setbacks and focus on progress over perfection.

Seek
understanding.

We’re curious and take the time to understand each other. We foster inclusivity and respect, where every individual is valued and can choose to be themselves.

38	Corporate.Kohls.com

Kohl’s Cares

Values, Ethics, Human Rights, and Governance

Responsible corporate citizenship is an important part of our values, and we are committed to incorporating socially responsible principles into our daily business activities. Our values as an organization determine how we conduct our business. This is reflected in our governance practices, Code of Ethics, and Global Human Rights Policy.

GOVERNANCE

Our governance practices form the foundation for how we manage risk, ensure accountability, and provide transparency to our stakeholders. The Nominating and ESG Committee of Kohl’s Board of Directors actively oversees our ESG initiatives to understand both risks and growth opportunities, as well as progress made against the Company’s goals. To that end, the Nominating and ESG Committee receives regular updates on ESG topics from management and provides reports to the full Board of Directors. In this way, Kohl’s Board of Directors plays a vital role in shaping and supporting our long-term ESG strategies while addressing the Board’s oversight responsibilities related to the management and performance of ESG issues, all of which is essential to sustain the long-term interest of all stakeholders. To learn more about our practices and review our governance documents, please visit our investor relations website.

ETHICS

We are committed to the highest standards of integrity and maintain a Code of Ethics to guide ethical decision-making for associates. As a company of integrity, we expect our associates to be honest and accountable. We require associates to take annual ethics training, which is refreshed each year to cover relevant topics. The training helps connect ethics to each associate’s day-to-day job responsibilities and promotes honesty, integrity, and fairness.

We encourage our associates, customers, business partners, and stakeholders to raise concerns through Kohl’s Integrity Hotline. Anonymous reporting is available, and we prohibit retaliation against any party for raising concerns in good faith. Additionally, we have established a Business Partner Code of Conduct to assist our third-party contractors in identifying ethical issues that may arise. We expect our business partners to conduct business in a lawful, ethical manner and to report any concerns or potential violations.

GLOBAL HUMAN RIGHTS POLICY

Kohl’s is committed to embedding respect for human rights throughout our entire business, including our associates, those in our supply chain, and the communities in which we operate. Our Human Rights Policy applies to our workforce, our suppliers, our partners, and our customers. We continuously evaluate our operations and value chain to identify, assess, and address salient human rights risks; engage key stakeholders; and prioritize key areas where we have the greatest opportunity to have a positive impact on people and communities.

Kohl’s Corporation | 2025 Proxy Statement	39

Kohl’s Cares

Inclusion and Belonging

At Kohl’s, our priority as a company is to reflect our values of being a welcoming, respectful, and inclusive company for all of our associates and all of the customers we serve, which ultimately helps drive our business forward. We are committed to fostering inclusion and belonging through a strategy that centers on Our People, Our Customers, and Our Community. This strategy guides how we are embedding these efforts throughout our business.

OUR PEOPLE	OUR CUSTOMERS	OUR COMMUNITY

We strive to be purposeful in attracting, growing, and engaging a workforce comprised of different backgrounds, perspectives, and lived experiences to better reflect our customer base. Along this journey, we’re championing the value and strength of our differences to foster greater innovation and collaboration to help us achieve our business objectives.

We strive to celebrate our differences and help more customers see themselves reflected in our brands. Along this journey, we’re working to offer culturally relevant products, designs, and storytelling that is meaningful to all of our customers.

We strive to support family health and wellness through conversations, programs, and partnerships that improve the quality of life in the communities we serve.

SEPHORA
Clean, Cool & Coveted
SEPHORA

SEPHORA

KOHL'S cares
VOLUNTEER

40	Corporate.Kohls.com

Kohl’s Cares

Environmental Sustainability

Kohl’s believes that incorporating sustainable solutions in the way we do business will help build better futures for families. With such a large retail footprint, we are in a unique position to make a positive impact on the planet. Our sustainability strategy is guided by leveraging business practices and decisions that enhance the objectives of the United Nations Sustainable Development Goals.

CLIMATE ACTION	WASTE AND RECYCLING	SUSTAINABLE SOURCING
We are focused on reducing our greenhouse emissions and increasing our renewable energy use.	We are focused on managing all wastes, reducing waste generation, and promoting relevant recycling information to customers.	We are focused on the efficient use of natural resources and environmentally sound management of chemicals within Kohl’s-owned branded products.

For more details on our environmental sustainability efforts and our stated goals, please see our annual Kohl’s Cares Report, which also includes SASB and TCFD reporting.

Social Supply Chain Management

At Kohl’s, the vendors we choose must live up to the standards defined in our social compliance process to ensure we have and maintain responsible sourcing. Vendors must share our convictions, abide by our policies, and operate according to our universally-applied standards regarding ethics and fairness.

Terms of Engagement

We are committed to respecting human rights across our activities and operations. We require all of our merchandising vendors to adhere to our Terms of Engagement, which reflect our high standards and seek to protect the human rights of workers who manufacture the products we sell. Our Terms of Engagement align with internationally recognized human rights principles developed by the United Nations, Core Conventions of the International Labour Organization (ILO), and other respected international organizations. They outline our requirements and expectations of social compliance regarding:

●	wages and benefits;
●	working hours;
●	prohibited use of child or forced labor;
●	discrimination;
●	disciplinary practices;
●	legally-protected rights of workers to free association;
●	health and safety issues;
●	environmental requirements; and more.

Kohl’s Corporation | 2025 Proxy Statement	41

Kohl’s Cares

Zero Tolerance Policy

Our compliance philosophy focuses on continuous improvement. However, certain violations of our Terms of Engagement will result in immediate termination of our business relationship with a vendor or facility. We will not tolerate merchandise produced under the following conditions:

●	forced labor, child labor, prison labor, bonded labor, slavery, or human trafficking;
●	physical or sexual abuse;
●	nonpayment of wages;
●	unauthorized subcontracting;
●	unethical or corrupt business practices, including, without limitation, attempted bribery of social compliance, Customs Trade Partnership Against Terrorism (CTPAT), environmental or quality assurance auditors, or government officials; and/or
●	transshipment or altering/tampering with country-of-origin markings.

Our zero-tolerance policy for certain violations of our Terms of Engagement is communicated to vendor partners to ensure they understand these critical issues and our commitment to eliminating human rights risks and ensuring responsible sourcing in our supply chain.

42	Corporate.Kohls.com

Director Compensation

Director Compensation Program

Our non-employee Directors receive a mix of cash and equity compensation for their service on our Board, as shown below.

Cash and Equity Director Compensation
Compensation Element	($)
Annual cash retainer (1)	125,000
Annual equity award (grant date fair value) (2)	145,000
Additional annual equity award (grant date fair value) (2) for:
● Chair of the Board	200,000
● Committee Chairs:
● Audit	30,000
● Compensation	25,000
● Nominating and ESG	20,000
● Finance	15,000
(1)	Cash, paid quarterly in arrears.
(2)	Calculated in accordance with FASB ASC Topic 718 based on the closing price of Kohl’s common stock on the grant date. Restricted Stock awards or, if so elected, deferred Restricted Stock Units are granted immediately after the Annual Meeting.

The Restricted Stock granted to non-employee Directors vest on the earlier of the date of the Annual Meeting of Shareholders in the following year or the first anniversary of the grant date. Before the shares vest, recipients have the right to vote the shares; to receive all regular dividends paid or distributed in respect of the shares in the form of additional Restricted Stock purchased with such dividends, if any; and to exercise all other rights as a holder of outstanding shares of our common stock. Directors receive no additional compensation for participation in Board or Committee meetings. Directors are, however, reimbursed for travel and other expenses related to attendance at these meetings, as well as travel and other expenses related to attendance at educational seminars approved in advance by the Nominating and ESG Committee. We adopted a written Non-Employee Director Compensation Policy in February 2024. No substantive changes were made to the director compensation program in Fiscal 2024, except our Directors now have the ability to receive their annual equity award in deferred Restricted Stock Units. If a Director elects to receive their annual equity award in deferred Restricted Stock Units, those Restricted Stock Units will be settled on the date of termination of their service as a Director. Holders of deferred Restricted Stock Units do not have any rights of a shareholder, except the right to receive dividend equivalents.

Stock Ownership Requirements for Directors

We believe that stock ownership is important to align the interests of our Directors with those of our shareholders. Each non-employee Director is expected to own Kohl’s stock with a value equal to approximately five times the amount of the Directors’ annual cash retainer. For purposes of this calculation, we include unvested shares of Restricted Stock and deferred Restricted Stock Units.

Kohl’s Corporation | 2025 Proxy Statement	43

Director Compensation

Directors must attain this ownership level by the fifth anniversary of their initial appointment to the Board and may not sell any Kohl’s stock until they meet the stock ownership requirement. All Directors standing for reelection who have served on the Board for more than five years were in compliance with this requirement as of the end of Fiscal 2024.

Director Compensation Table

The following table provides each element of compensation paid or granted to each non-employee Director for services rendered during Fiscal 2024. Retainer fees are paid on a quarterly basis in arrears. Accordingly, some of the retainer fees in this table may have been paid in the first quarter of Fiscal 2025 for services rendered in Fiscal 2024.

	Fees Earned or Paid in Cash	Equity Awards (1)	Total
Director	($)	($)	($)
Wendy Arlin	125,000	145,005	270,005
Michael J. Bender	125,000	344,999	469,999
Peter Boneparth (2)	35,027	—	35,027
Yael Cosset	125,000	175,001	300,001
Christine Day	125,000	145,005	270,005
H. Charles Floyd	125,000	145,005	270,005
Margaret Jenkins (3)	35,027	—	35,027
Robbin Mitchell	125,000	145,005	270,005
Jonas Prising	125,000	169,998	294,998
John E. Schlifske	125,000	180,005	305,005
Adrianne Shapira	125,000	145,005	270,005
Adolfo Villagomez	125,000	145,005	270,005
(1)	The amounts shown represent the aggregate grant date fair value for awards granted in 2024, computed in accordance with FASB ASC Topic 718. Each Director who was reelected to the Board of Directors at the 2024 Annual Meeting of Shareholders was awarded 5,651 shares of Restricted Stock or, if the Director so elected, deferred Restricted Stock Units. Committee Chairs were awarded up to an additional 1,169 shares of Restricted Stock or, if the Director so elected, deferred Restricted Stock Units, and our independent Chairman was awarded an additional 7,794 shares of Restricted Stock. For a discussion of the valuation assumptions used for all stock-based awards, see Note 6 to our Fiscal 2024 audited financial statements included in our Annual Report on Form 10-K.
(2)	Mr. Boneparth served as Director until May 15, 2024, and he did not stand for reelection at the 2024 Annual Meeting of Shareholders.
(3)	Ms. Jenkins served as a Director until May 15, 2024, and she did not stand for reelection at the 2024 Annual Meeting of Shareholders.

As of February 1, 2025, the aggregate number of unvested shares of Restricted Stock and Restricted Stock Units held by each incumbent non-employee Director was as follows:

Number of Unvested Shares of Restricted Stock and Deferred Restricted Stock Units (1)
Director	(#)
Wendy Arlin	6,124
Michael J. Bender	14,571
Yael Cosset	7,391
Christine Day	6,124
H. Charles Floyd	6,124
Robbin Mitchell	6,124
Jonas Prising	7,180
John E. Schlifske	7,603
Adrianne Shapira	6,124
Adolfo Villagomez	6,124

(1)	The above figures include accrued but unvested dividend equivalent shares.

44	Corporate.Kohls.com

Executive Compensation

PROPOSAL 2 ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	The Board of Directors unanimously recommends a vote “FOR” the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers.

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the Securities and Exchange Commission and New York Stock Exchange, our shareholders have the opportunity to cast an advisory vote to approve the compensation of our Named Executive Officers as disclosed in this Proxy Statement. This is often referred to as a “say-on-pay” vote. This vote is held annually, taking into consideration the views of our shareholders, as expressed in an advisory vote on the frequency of future say-on-pay votes at the 2017 Annual Meeting of Shareholders and reaffirmed at the 2023 Annual Meeting of Shareholders.

We are asking shareholders to approve the following non-binding resolution regarding the compensation of our Named Executive Officers:

RESOLVED that the Company’s shareholders approve, on an advisory basis, the compensation paid to our Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion set forth in this Proxy Statement.

We appreciate our shareholders’ consistent support for our executive compensation, as reflected in the annual “say-on-pay” votes. Over the past decade, our Named Executive Officers’ compensation has received approval from an average of more than 90% of votes cast, with over 92% support at the 2024 Annual Meeting and 93% support at the 2023 Annual Meeting. Regular shareholder engagement remains a cornerstone of our governance and compensation practices. Consistent with our approach over the last several years, we proactively reached out to shareholders representing over 70% of our outstanding shares in 2024 and engaged directly with shareholders representing nearly 35% of our outstanding shares. Select engagements included participation from our Directors, and shareholder feedback was shared with our Board. These discussions reaffirmed broad support for our compensation philosophy and program structure.

As an advisory vote, the “say-on-pay” vote is not binding on Kohl’s, the Board of Directors, or the Compensation Committee. However, the Board of Directors values the opinions expressed by our shareholders. In accordance with its Charter, the Compensation Committee will review all “say-on-pay” voting results and consider whether to make any adjustments to our executive compensation policies and practices in response to those results.

Executive compensation is an important matter to the Board of Directors, the Compensation Committee, and our shareholders. We believe our executive compensation program is well-designed to promote Kohl’s objectives in both the short and long term.

Kohl’s Corporation | 2025 Proxy Statement	45

Executive Compensation

As outlined in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has designed our executive compensation program to reflect its philosophy that compensation should be directly tied to corporate performance, with the ultimate objective of driving long-term shareholder value.

Specifically, the objectives of our executive compensation program are to:

1.	2.	3.
Provide a competitive total compensation package that enables us to attract, motivate, and retain key personnel.	Support the achievement of our short and long-term business and strategic objectives by linking the majority of our executives’ compensation to rigorous performance goals.	Ensure that compensation opportunities are internally equitable.

4.	5.

Promote ownership of Kohl’s stock by our senior executives through long-term equity incentive awards and robust share ownership requirements in order to align our executives’ economic interests with those of our shareholders.

Provide a balance of incentive opportunities that do not create risks that are reasonably likely to have a material adverse effect on Kohl’s.

Our executive compensation program follows a pay-for-performance model designed to incentivize our executive officers to enhance Kohl’s financial performance, drive profitable growth, and create long-term shareholder value. The program maintains a balanced mix of short and long-term compensation, fixed and variable or at risk pay, and cash and equity-based components. In Fiscal 2024, the Compensation Committee reinforced this approach by establishing objective performance goals under the Annual Incentive Plan and Long-Term Incentive Plan that aligned with the Company’s strategic priorities and were designed to drive their achievement.

In Fiscal 2024, we remained committed to our pay-for-performance philosophy, with the compensation earned by our executives reflecting company performance.

2024 Annual Incentive Plan (AIP)

●	As previously disclosed, in March 2024, the Compensation Committee set Merchandise Sales and Operating Margin (replacing Operating Income under the 2023 AIP) as the primary performance measures under the 2024 AIP. The Committee chose to weigh Merchandise Sales at 60% and Operating Margin at 40% of the total annual award. The Committee also increased the Maximum AIP payout from 150% to 200% of the target incentive, consistent with the practices of our peers. When setting the Merchandise Sales and Operating Margin goals for 2024, the Committee sought to drive performance improvements, emphasizing both sales growth and profitability while ensuring steady progress toward our key strategic priorities.
●	As the Merchandise Sales and Operating Margin performance goals were not met, no payments were awarded to our Named Executive Officers under the 2024 AIP. A Threshold payout could have been earned if the Company outperformed the Performance Index in Net Sales and/or Net Income; however, this did not occur during the plan year.
●	Fiscal 2024 marks the third time in six years that no payment has been achieved under the AIP, underscoring the rigor of performance goals and the Company’s commitment to a pay-for-performance philosophy.

46	Corporate.Kohls.com

Executive Compensation

2022-2024 Long-Term Incentive Award (LTIP)

●	Under the LTIP’s performance-based component covering fiscal years 2022–2024, three-year cumulative Net Sales, Operating Margin, and Operating Cash Flow fell short of Threshold performance, resulting in a 0% payout. A Threshold payout could have been earned if the Company outperformed the Performance Index in Net Sales and/or Net Income; however, this did not occur in the performance period.
●	The 2022-2024 performance-based award included a +/- 25% TSR Modifier, applicable if the Company’s TSR performance exceeded the 75th percentile or fell below the 25th percentile, based on the Company's TSR performance relative to a broad group of retailers in the designated peer group. Since the financial performance goals were not met, the TSR Modifier had no impact on the 2022-2024 award.
●	Fiscal 2024 marks the second time in six years that no performance-based awards were earned under the LTIP, underscoring the rigor of performance goals and the Company’s commitment to a pay-for-performance philosophy.

We believe the Compensation Committee’s actions, including the performance measures and goals selected, align with the objectives of our executive compensation program and have led to appropriate compensation outcomes for our Named Executive Officers. These outcomes reinforce the program’s strong connection between executive pay and the Company’s performance in driving shareholder value creation.

The Board of Directors unanimously recommends a vote “FOR” the approval of the compensation of the Company’s Named Executive Officers as described in this Proxy Statement.

Kohl’s Corporation | 2025 Proxy Statement	47

Executive Compensation

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis, as required by Item 402(b) of Regulation S-K. Based upon such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A for the 2025 Annual Meeting of Shareholders, to be filed with the Securities and Exchange Commission pursuant to Section 14(a) of the Exchange Act and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2025.

In accordance with the recommendation of the Compensation Committee, the Board of Directors approved inclusion of the Compensation Discussion and Analysis in this Proxy Statement, and its incorporation by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2025, filed with the Securities and Exchange Commission on March 20, 2025.

THE COMPENSATION COMMITTEE

Jonas Prising	Michael J. Bender	Christine Day	H. Charles Floyd
Chair	Committee Member	Committee Member	Committee Member

48	Corporate.Kohls.com

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes Kohl’s executive compensation program and the executive compensation practices, policies, decisions, and actions of our Compensation Committee. The Compensation Committee (the “Committee”) fulfills the Board’s responsibilities related to our officer and director compensation programs and practices and ensures that our executive compensation program aligns with our corporate objectives.

Throughout this Compensation Discussion and Analysis and elsewhere in this Proxy Statement, we refer to the following individuals as “Named Executive Officers” or “NEOs.” This Compensation Discussion and Analysis specifically relates to the compensation earned during Fiscal 2024 by the Named Executive Officers identified below.

Ashley Buchanan (1)	Jill Timm	Nick Jones
Chief Executive Officer	Chief Financial Officer	Chief Merchandising Officer

Fred Hand	Siobhán Mc Feeney	Thomas A. Kingsbury (2)
Senior Executive Vice President, Director of Stores	Chief Technology and Digital Officer	Former Chief Executive Officer

(1)	Mr. Buchanan has served as Kohl’s Chief Executive Officer since January 15, 2025.
(2)	In Fiscal 2024, Mr. Kingsbury served as Chief Executive Officer from February 4, 2024 through January 14, 2025. As previously disclosed, he will continue to serve as an Advisor to the Chief Executive Officer and as a Director through May 10, 2025, in accordance with the terms of his Employment Agreement.

Kohl’s Corporation | 2025 Proxy Statement	49

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS CONTENTS

51	EXECUTIVE SUMMARY
51	Pay for Performance
51	Say-on-Pay and Shareholder Outreach
52	CEO Transition
53	2024 Performance Highlights and Financial Results
54	Key Compensation Components and Summary of Incentive Compensation Paid
55	EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES
57	EXECUTIVE COMPENSATION GOVERNANCE AND PROCESSES
57	Governance and Meetings
57	Compensation Committee
58	Independent Compensation Consultant
58	Management
58	Shareholders
58	Performance Evaluations
59	Key Compensation Reports
59	Tally Sheets
59	Benchmarking Analyses
59	Other References
60	Compensation Benchmarking Peer Group
61	FISCAL 2024 COMPENSATION PROGRAM AND COMMITTEE ACTIONS
61	Base Salary
62	Annual Cash Incentive
63	Performance Measures, Goals, and Target Cash Incentives
63	Cash Incentives Earned in Fiscal 2024
64	Long-Term Equity Incentive Awards
64	Annual LTIP Awards – Awards Granted in 2024
66	Awards Based on 2022-2024 Performance
67	Other Long-Term Equity Awards
68	Perquisites
69	OTHER COMPENSATION ITEMS
69	Compensation Risk Assessment
69	Other Material Tax Implications of the Executive Compensation Program
69	Stock Ownership Guidelines
70	Kohl’s Statement on Securities Trading
70	Insider Trading Policy
70	Restriction on Hedging and Pledging of Kohl’s Securities
70	Practices and Policies Related to the Grant of Certain Equity Awards
71	Compensation Recovery Policy
71	Executive Officer Cash Severance Policy

50	Corporate.Kohls.com

Executive Compensation

Executive Summary

The Committee has designed our compensation program to reflect its philosophy that executive compensation should be directly linked to company performance, with the ultimate goal of increasing long-term shareholder value. Each key component of our executive compensation program is tied to company performance. In addition, the Committee works closely with an independent compensation consultant to ensure that Kohl’s compensation policies and practices, as well as our executive compensation program as a whole, remain competitive and aligned with market practice.

PAY FOR PERFORMANCE

The Committee has consistently upheld a rigorous pay-for-performance philosophy, ensuring that incentive compensation goals are intentionally challenging to achieve. This approach reinforces accountability—failure to meet established performance goals results in meaningful consequences, while success is appropriately rewarded. For example, in Fiscal 2024, the Company did not meet the performance goals established under the Annual Incentive Plan (AIP) or the Long-Term Incentive Plan (LTIP). As a result, our Named Executive Officers did not receive an annual cash incentive for Fiscal 2024, nor did the Named Executive Officers who participated in the 2022-2024 LTIP earn performance-based equity awards under the 2022-2024 LTIP. Fiscal 2024 marks the third time in six years that no payment has been achieved under the AIP and the second time in six years that no Performance Share Units (PSUs) were earned under the LTIP, underscoring the rigor of performance goals and the Company’s commitment to a pay-for-performance philosophy.

SAY-ON-PAY AND SHAREHOLDER OUTREACH

Kohl’s executive compensation program is directly linked to corporate performance, with the objective of increasing long-term shareholder value. Since 2011, we have held an advisory shareholder vote on the compensation of our Named Executive Officers at every Annual Meeting of Shareholders. The Committee is pleased that our shareholders have consistently shown strong support for our Named Executive Officers’ compensation, with an average of over 90% approval over the past decade and more than 92% of the votes cast in favor at the 2024 Annual Meeting.

Kohl’s Corporation | 2025 Proxy Statement	51

Executive Compensation

Consistent shareholder engagement is a fundamental aspect of our strong governance and compensation practices. In Fiscal 2024, we proactively reached out to shareholders representing over 70% of our outstanding shares and engaged in discussions with shareholders holding nearly 35% of our outstanding shares. The feedback gathered from these engagements was shared with our Board, and our Directors participated in select engagements. These discussions fostered open and constructive dialogue on key governance topics, including executive compensation, facilitating alignment on policies and practices. Throughout these conversations, we received broad support for our compensation philosophy and program structure. Our investors generally supported maintaining the use of the same or similar objective performance measures. Based on this shareholder feedback, the Committee believes our policies, practices, and programs remain aligned with shareholder expectations, and we remain committed to ensuring continued alignment moving forward.

CEO transition

In November 2024, Kohl’s announced a CEO transition, with Mr. Ashley Buchanan assuming the role effective January 15, 2025. To support an orderly transition and maintain executive stability, the Company implemented several actions and arrangements related to the CEO transition, as follows:

●	Effective January 15, 2025, the Company appointed Ashley Buchanan as the Company’s Chief Executive Officer, and entered into an offer letter and Executive Compensation Agreement with Mr. Buchanan confirming his employment terms and compensation arrangements. His compensation package, as previously disclosed, included:
●	an annual base salary of $1,475,000;
●	a gross cash signing incentive of $3,750,000, subject to repayment upon a voluntary termination or termination for cause in less than one year;
●	an annual bonus opportunity under our AIP with a Target of 175% of his base salary, with eligibility for participation in the AIP beginning in Fiscal 2025;
●	a one-time recruitment award of Restricted Stock Units (RSUs) valued at $2,000,000, vesting on January 15, 2026, the first anniversary of the grant date;
●	an additional one-time recruitment award of RSUs valued at $15,000,000, vesting evenly over three years on the first, second, and third anniversaries of the grant date;
●	an annual long-term equity incentive award target of at least $9,000,000, with eligibility for annual equity awards beginning in the Spring of 2025; and
●	miscellaneous other perquisites described below in the section captioned “Perquisites.”

The one-time recruitment awards, including the signing incentive and RSU awards, were granted as part of the overall package to incentivize Mr. Buchanan to accept the CEO role. In determining the size of the awards, the Committee recognized that Mr. Buchanan would incur a loss with respect to cash and equity incentive awards from his former employer that he would forfeit as a result of accepting the offer, as well as a potential investment opportunity loss with respect to invested equity at his previous employer.

●	Per the terms of his previously disclosed Employment Agreement, Mr. Thomas A. Kingsbury, our former Chief Executive Officer, will serve as an Advisor to the Chief Executive Officer and a Director from January 15, 2025 to May 10, 2025. Mr. Kingsbury is not eligible to receive any compensation or benefits other than those to which he was already entitled under his existing Employment Agreement.

52	Corporate.Kohls.com

Executive Compensation

2024 PERFORMANCE HIGHLIGHTS AND FINANCIAL RESULTS

In order to assess the appropriateness and effectiveness of our 2024 executive compensation program, Kohl’s overall financial, strategic, and operational performance is evaluated. While our 2024 financial results did not meet our expectations, we remained focused on delivering long-term shareholder value by driving improved sales and profitability. As part of our four strategic priorities introduced in Fiscal 2023, we made targeted investments to enhance the customer experience, simplify value strategies, enhance operational efficiency through disciplined inventory and expense management, and strengthen our balance sheet.

●
(7.2%)	$0.98	2.7%
Net Sales Change Y/Y	Diluted Earnings Per Share	Operating Margin

ENHANCE THE CUSTOMER EXPERIENCE

Expanded Sephora shop-in-shops to 1,000+ Kohl’s locations

Modernized merchandising, signage, and store layouts

Drove incremental sales growth in underpenetrated categories, such as seasonal and everyday décor and impulse

Achieved 25%+ sales growth in Sephora at Kohl’s

ACCELERATE AND SIMPLIFY OUR VALUE STRATEGIES

Shifted to targeted offers and omnichannel promotions, replacing digital only deals

Introduced high-volume pricing on essential items through our key value items initiative

Continued to expand our co-brand credit card and optimize our loyalty programs, including Kohl’s Cash and Kohl’s Rewards, to drive customer engagement, customer conversion, and long-term value

MANAGE INVENTORY AND EXPENSES WITH DISCIPLINE		STRENGTHEN THE BALANCE SHEET

Reduced SG&A expenses by 3.7% through cost efficiency initiatives

Limited year-end inventory increase to 2%, driven by strategic rebalancing of our private brands

Invested in technology to enhance productivity and marketing effectiveness

Generated $648 million in operating cash flow

Retired $113 million in debt and returned $222 million to shareholders through dividends

Focused on debt reduction, cash reserves, and strategic share repurchases

Kohl’s Corporation | 2025 Proxy Statement	53

Executive Compensation

KEY COMPENSATION COMPONENTS AND SUMMARY OF INCENTIVE COMPENSATION PAID

Our compensation program is designed to provide an appropriate balance of short and long-term compensation, fixed and variable or at risk pay, and cash and equity-based compensation. The Committee uses these compensation components, along with certain benefits and perquisites, in proportions that will most effectively accomplish our business and strategic objectives.

The primary components of direct compensation for our Named Executive Officers in Fiscal 2024 are shown below.

		Compensation Component	Purpose	Basis for Setting Amount or Earning Award
▲	Short-Term	BASE SALARY
●
Provides a regular, fixed source of income tied to the scope and responsibilities of each executive to compensate for their day-to-day efforts
●
Encourages retention and attraction of top talent and recognizes effective leadership

●
Initial salary based on experience, responsibilities, and the importance of the position to Kohl’s, as well as market benchmarking
●
Annual adjustments, if any, based on individual and company performance and competitive marketplace data

FIXED
▼
▲		ANNUAL CASH INCENTIVE
●
Provides eligible executives with a financial incentive that encourages them to perform in a manner that will enable Kohl’s to achieve or exceed its short-term financial performance and strategic goals

●
Multiple absolute performance measures and objective performance goals set at the start of the year
●
For Fiscal 2024, these performance measures were Merchandise Sales (60%) and Operating Margin (40%)
●
Even if Threshold performance for Merchandise Sales or Operating Margin is not met, a Threshold payment may still be earned if the Company outperforms the Performance Index in Net Sales and/or Net Income

AT RISK / VARIABLE
	Long-Term	LONG-TERM EQUITY INCENTIVE (1) Combination of: ● Performance Share Units (PSUs) with a three-year performance period; and ● Restricted Stock Units (RSUs) that vest over four years
●
Incentivizes and rewards sustained performance and long-term growth
●
Creates an incentive for future performance
●
Acts as a strong retention incentive
●
Closely aligns our executives’ long-term interests with those of our shareholders

●
For Fiscal 2024-2026, Performance Share Units are measured over a three-year performance period, with three-year cumulative performance goals of Net Sales (50%) and Operating Margin (50%)
●
Even if Threshold performance for Net Sales or Operating Margin is not met, a Threshold award may still be earned if the Company outperforms the Performance Index in Net Sales and/or Net Income
●
The final payout will be modified +/- 25% if the Company’s TSR is above the 75th percentile or below the 25th percentile of a broad group of retailers in the TSR Modifier Group

▼

(1)	For all of our Fiscal 2024 NEOs other than Fred Hand, long-term equity incentive awards are comprised of 65% PSUs and 35% RSUs. In Fiscal 2024, Fred Hand’s long-term equity incentive award was comprised of 60% PSUs and 40% RSUs. Mr. Buchanan did not receive a long-term equity incentive award under the 2024-2026 LTIP, given that he joined Kohl’s on January 15, 2025.

54	Corporate.Kohls.com

Executive Compensation

Based on Kohl’s 2024 financial performance, the Committee approved the following determinations related to incentive compensation:

●	No annual cash incentives were earned by the Named Executive Officers because the Company did not achieve our Fiscal 2024 financial performance goals; and
●	Performance-based awards granted to Jill Timm and Siobhán Mc Feeney pursuant to the 2022-2024 LTIP were forfeited in their entirety, based on performance not reaching Threshold level. Our other Named Executive Officers were not eligible to participate in the 2022-2024 LTIP awards, as they were not employed by Kohl’s at the time said awards were granted.

The Committee believes both of these actions were appropriate and in line with its philosophy as outlined below.

Executive Compensation Philosophy and Objectives

4

We believe executive compensation should be directly linked to corporate performance and progress on our strategic plans, with the ultimate objective of increasing long-term shareholder value.

At Kohl’s, we seek to create and maintain a culture of high performance, teamwork, and accountability. Our executive compensation program is one of the tools we use to accomplish this objective. The Committee seeks to align executive initiatives with our shareholders’ interests by rewarding the achievement of short and long-term financial and strategic goals that create lasting shareholder value. We aim to treat our executives fairly when considering factors such as (i) the complexity of their jobs; (ii) the market for their executive talent; (iii) their individual performance; (iv) the financial and strategic performance of the Company overall; (iv) the need to attract and retain the executives; and (v) the geographic location of the executive.

Through regular rigorous assessment of the Company’s executive compensation program, the Committee continues to align executive compensation with Kohl’s strategic priorities and shareholder value creation. In reviewing our executive compensation philosophy, strategy, and program design and in setting compensation levels for our Named Executive Officers, the Compensation Committee considers, among other factors, key financial and operating metrics that drive Kohl’s growth and shareholder value; the objectives of and risks related to our operations and compensation program; and the components and level of executive compensation at companies within our peer group. To that end, our executive compensation program is designed to achieve the following objectives:

1.	2.	3.	4.	5.
Provide a competitive total compensation package that enables us to attract, motivate, and retain key talent.

Support the achievement of our short and long-term business and strategic objectives by linking the majority of our executives’ compensation to rigorous performance goals.

Our payouts for both the annual cash incentive and the PSU portion of our long-term equity incentive depend upon achievement of objective financial goals. The goals are based directly on the annual operating plan established for the business at the beginning of each fiscal year.

Ensure that compensation opportunities are internally equitable.

Promote ownership of Kohl’s stock by our senior executives through long-term equity incentive awards and robust share ownership requirements in order to align our executives’ economic interests with those of our shareholders.

Provide a balance of incentive opportunities that do not create risks that are reasonably likely to have a material adverse effect on Kohl’s.

Kohl’s Corporation | 2025 Proxy Statement	55

Executive Compensation

The Committee reviews total compensation for executives and the relative levels of each compensation component against these objectives. We expect that our executives will, in aggregate, be paid fairly compared to the compensation peer group approved by the Committee and considering company performance, individual performance, tenure, and experience.

Our executive compensation program is designed to motivate behaviors that cultivate shareholder value creation, provide rewards commensurate with individual and company performance, reward executives for achieving financial and strategic objectives, and provide an appropriate balance between short-term and long-term and fixed and variable or at risk pay. The majority of our Named Executive Officers’ compensation is variable or at risk and contingent on performance. In designing our executive compensation program, establishing performance goals, and setting executive compensation packages, we conduct comprehensive benchmarking analyses to ensure compensation is competitive with market practices. Total compensation packages, as well as base salary, annual cash incentive opportunities, and target long-term equity awards, are evaluated against packages at comparative peer group companies. While target incentive opportunities are set by reference to a comparable market rate, our incentive plans provide for payouts to be based upon performance, which can result in payouts above or below Target levels. Further information regarding our 2024 executive compensation program is provided in the section captioned “Fiscal 2024 Compensation Program and Committee Actions” below.

(1)	Represents the Fiscal 2024 compensation mix for Thomas A. Kingsbury, our former Chief Executive Officer, as his compensation more accurately reflects the typical structure and mix of our Fiscal 2024 compensation program.
(2)	Represents the average Fiscal 2024 compensation mix for the following Named Executive Officers: Jill Timm, Fred Hand, Nick Jones, and Siobhán Mc Feeney.

56	Corporate.Kohls.com

Executive Compensation

Executive Compensation Governance and Processes

governance AND MEETINGS

Compensation Committee

The Compensation Committee is responsible for overseeing the establishment, maintenance, administration, and periodic review and evaluation of the Company’s compensation programs and policies that govern executive compensation. The Committee determines, and recommends to the Board, the Company’s framework or broad policy on executive compensation, the cost of such framework, and the specific compensation packages for each of the Company’s executives. Among other things, the Committee is responsible for:

●	reviewing and approving executive compensation packages;
●	overseeing our annual incentive program, including the establishment of appropriate performance goals;
●	overseeing our long-term equity incentive plans and programs;
●	approving awards to executives under the foregoing plans and programs;
●	annually evaluating risk considerations associated with our executive compensation programs; and
●	annually approving all compensation decisions for the Named Executive Officers included in the Summary Compensation Table.

The Committee meets regularly to review executive compensation matters. Before each meeting, the Chair, in collaboration with the Chief People Officer and the Chief Legal Officer and Corporate Secretary, approves the agenda. As appropriate, the Chair may invite members of management, other Directors, or third-party consultants to participate in portions of the meetings. While the Chief Executive Officer, Chief People Officer, and Chief Legal Officer and Corporate Secretary typically attend Committee meetings, they do not participate in executive sessions unless specifically invited. Throughout Fiscal 2024, the Committee held five executive sessions without management present to discuss executive development and succession planning and to make compensation-related decisions.

The Committee evaluates the performance of our Named Executive Officers. Based on these evaluations and the findings from the key compensation reports discussed below, the members of the Committee, each of whom is an independent Director, make the final compensation decisions applicable to our Named Executive Officers.

Kohl’s Corporation | 2025 Proxy Statement	57

Executive Compensation

The Committee has the authority to retain and terminate any compensation consultant or independent legal, accounting, or other advisors in the Committee’s sole discretion. Before retaining any such advisor, the Committee reviews the proposed advisor’s independence, taking into account all relevant factors, including those specified by SEC rules and the New York Stock Exchange listing standards. The Committee is solely responsible for the appointment, compensation, and oversight of the work performed by any such consultant or advisor. The Committee annually reconsiders independence, proposed fees, and overall engagement of any such outside advisor.

Independent Compensation Consultant

The Committee’s independent compensation consultant, Semler Brossy, provides research, survey information and analysis, incentive design expertise, and other analyses related to executive compensation levels and program design. Semler Brossy also updates the Committee on trends and developments related to executive compensation practices and provides its views to the Committee on best practices when evaluating executive compensation programs and policies. Semler Brossy participated in Committee meetings as invited by the Committee Chair. In Fiscal 2024, Semler Brossy participated in all Committee meetings related to both establishing the incentive plans and determining the payouts under said plans, providing the Committee with advice and counsel on the corresponding implications for both management and shareholders. Semler Brossy does not provide any other services to Kohl’s and does not have any business or professional relationships with any member of Kohl’s management team or the Committee. Accordingly, the Committee assessed the independence of Semler Brossy and determined that Semler Brossy is independent and does not have any conflict of interest.

Management

The Company's Chief Executive Officer, Chief People Officer, and Chief Legal Officer and Corporate Secretary work closely with the Compensation Committee in overseeing the executive compensation program and regularly attend Committee meetings. Specifically, they contribute to the design and implementation of the program by providing input on compensation components, performance goals, equity awards, and executive compensation packages.

Shareholders

At our 2024 Annual Meeting, over 92% of votes cast supported the approval of compensation paid to our Named Executive Officers in 2023. Throughout the year, we actively engaged with key investors to understand their priorities regarding executive compensation. In these discussions, we sought shareholder perspectives on our existing policies and practices. Overall, investors responded positively to our executive compensation governance and programs in 2024, recognizing the continued alignment between executive pay and the Company’s long-term financial and strategic objectives. We remain committed to maintaining strong governance practices, continuously monitoring and evaluating our executive compensation programs, and implementing best practices in compensation governance.

Performance EvaluatiONS

The Committee follows a structured and disciplined approach to evaluating performance and ensuring the retention and reward of top talent. A key factor in determining executive compensation is each officer’s performance against predefined business objectives designed to drive long-term shareholder value. The CEO evaluates the performance of other executive officers annually and discusses these assessments with the Committee.

In early 2024, the Committee established that Mr. Kingsbury’s Fiscal 2024 performance evaluation would focus on specific objectives, including sales growth and key financial metrics. Similarly, performance objectives for each of the other Named Executive Officers were developed and reviewed with the Committee at the beginning of the year.

The Committee assesses the performance of the Chief Executive Officer and other executive officers, with the CEO providing input on the evaluations of Named Executive Officers excluding himself. Based on these evaluations and other factors, including those detailed in the key compensation reports detailed below, the independent members of the Committee make final compensation decisions with respect to the Named Executive Officers.

58	Corporate.Kohls.com

Executive Compensation

KEY COMPENSATION REPORTS

The Committee evaluates a broad range of information to determine appropriate compensation levels for Named Executive Officers, including tally sheets and benchmarking analyses.

Tally Sheets

At least once a year, the Committee reviews a comprehensive executive compensation summary, or tally sheet, for each executive officer. These summaries provide a detailed overview of:

●	total compensation, including base salary, annual cash incentives, long-term equity incentive awards, health and welfare benefits, and perquisites;
●	the fair market value of the executive’s equity holdings, along with vesting schedules for unvested equity awards; and
●	potential severance benefits in the event of specific employment termination scenarios.

Tally sheets help the Committee assess the overall impact of compensation programs and illustrate the relationship between different compensation components. Alongside equity holding power reports, these summaries highlight the wealth creation potential and retention value of unvested equity awards. Additionally, tally sheets provide a competitive context for evaluating compensation structures and benefit levels, including severance arrangements.

Benchmarking Analyses

Each year, the Committee’s independent compensation consultant conducts, and presents to the Committee, a comprehensive benchmarking analysis, comparing compensation paid to our executives to that of executives employed by a group of retailers that we refer to as our “Compensation Benchmarking Peer Group,” which is discussed in further detail below. The Committee evaluates each component of executive compensation individually, while also assessing overall compensation levels for Kohl’s senior officers relative to retail competitors. Rather than adhering to a fixed percentile target, the Committee determines competitive positioning of each executive’s compensation on a case-by-case basis. The Committee applies judgment and discretion in determining target compensation levels, considering not only market benchmarks but also factors such as company and individual performance, scope of responsibility, critical skills, experience, leadership potential, succession planning, and geographic location.

At its meetings in both November 2023 and November 2024, the Committee reviewed detailed benchmarking reports for each of the executive officers covering:

●	base salaries;
●	target annual cash incentives;
●	target long-term equity incentive awards; and
●	total target compensation.

In making executive compensation decisions for Fiscal 2024, the Committee considered multiple factors, including the benchmarking analyses, tally sheets reviewed in November 2023, and individual-specific considerations such as performance, role significance, tenure, experience, internal equity, and succession planning. The benchmarking data confirmed that executive compensation levels, including the amortized value of all outstanding equity awards, aligned with the Committee’s compensation philosophy, objectives, and prevailing market practices.

Other References

With the help of its independent compensation consultant, the Committee reviews numerous data sources to ensure we use the most relevant compensation information available in developing and administering our compensation programs. Our primary sources of industry compensation information are our peers’ public filings with the Securities and Exchange Commission and the Korn Ferry Retail Survey.

Kohl’s Corporation | 2025 Proxy Statement	59

Executive Compensation

Compensation Benchmarking Peer Group

The Committee has historically utilized a Compensation Benchmarking Peer Group to evaluate and refine our executive compensation practices. Given the dynamic nature of the retail industry, the Committee, in collaboration with its independent compensation consultant, conducts an annual review to ensure the peer group remains appropriate. Adjustments are made as necessary, particularly as several traditional competitors have faced financial distress, bankruptcy, or market exits. Maintaining a relevant and rigorous peer group is a challenge, but it is essential to ensuring competitive and fair compensation.

To establish the Compensation Benchmarking Peer Group, the Committee considers several key factors, including:

●	alignment with Kohl’s segment of the retail industry;
●	similarity in size, including revenues, total assets, and market capitalization;
●	complexity and scope of operations;
●	business model comparability;
●	competition with Kohl’s with respect to profits and talent; and
●	other industry-specific factors, such as growth trajectory and strategic priorities.

The Committee initially established the Compensation Benchmarking Peer Group in August 2021. Since the initial establishment of the peer group, the Committee has continued to review and evaluate the appropriateness of the Compensation Benchmarking Peer Group each August. The only modification the Committee has made to the peer group since its inception was the removal of Bed, Bath & Beyond, Inc., following its bankruptcy, during the Committee’s review in August 2023. In August 2024, the Committee reaffirmed that the below peer group remains appropriate as the Compensation Benchmarking Peer Group.

	Customer Segment			Product Segment
Company	High-End	Mid-Tier	Off-Price	Active/Shoes	Apparel	Home	Beauty	Multiline
Best Buy Co., Inc.
Burlington Stores, Inc.
Dick’s Sporting Goods, Inc.
Dollar Tree, Inc.
Foot Locker, Inc.
Gap, Inc.
Macy’s, Inc.
Nordstrom, Inc.
Ross Stores, Inc.
The TJX Companies, Inc.
Ulta Beauty, Inc.

60	Corporate.Kohls.com

Executive Compensation

	Market Capitalization (1)	Revenue (1)
Company	($ Billions)	($ Billions)
The TJX Companies, Inc.	128.6	54.9
Best Buy Co., Inc.	18.4	42.8
Dollar Tree, Inc.	22.3	30.9
Macy’s, Inc.	4.7	23.7
Ross Stores, Inc.	49.4	20.7
	2.4	18.1	◀ Kohl’s Corporation
Gap, Inc.	8.6	15.0
Nordstrom, Inc.	3.7	14.8
Dick’s Sporting Goods, Inc.	17.6	13.2
Ulta Beauty, Inc.	18.9	11.3
Burlington Stores, Inc.	15.5	9.9
Foot Locker, Inc.	2.3	8.1
(1)	All market capitalization and revenue data are rounded. Revenues are trailing twelve months and market capitalization is as of July 15, 2024.

The Committee believes that the Compensation Benchmarking Peer Group comprises retail companies that meet the established criteria and provide a suitable range of revenue and market capitalization for effectively comparing Kohl’s compensation practices in the near term.

Fiscal 2024 Compensation Program and Committee Actions

Our compensation programs are designed to provide an appropriate balance of short and long-term compensation, fixed and variable or at risk pay, and cash and equity-based compensation, as well as reflect our philosophy of providing pay for performance. Our Named Executive Officers’ total compensation in Fiscal 2024 was comprised of:

●	base salary;
●	annual cash incentive compensation;
●	long-term equity incentive awards; and
●	perquisites.

BASE SALARY

Each Named Executive Officer receives a fixed salary, providing a stable source of income to compensate them for their day-to-day leadership and management of the Company. The Committee reviews salaries at least annually at the start of the fiscal year, considering factors such as individual performance, overall company performance, market positioning, promotions, expanded responsibilities, inflation, and prior compensation adjustments. To foster internal equity, salary adjustments for our Named Executive Officers are generally aligned with those of the broader management team. However, the Committee retains discretion to deviate from this approach to address specific considerations, such as an executive’s responsibilities, experience, competitive market data, and retention needs. In determining appropriate salary levels, the Committee references market data from peer companies, including published survey data and proxy statement disclosures from the Compensation Benchmarking Peer Group. While market data provides a valuable benchmark, the Committee considers a range of additional factors, including competitive conditions for the role, geographic location, and the executive’s individual contributions and leadership impact.

In setting Mr. Buchanan's salary upon his appointment as Chief Executive Officer, the Committee considered the compensation arrangements of the then-current CEO, adjustments based on the factors noted above, and market practices informed by data from peer companies' public filings. The Committee made the following salary decisions for Fiscal 2024:

●	Effective April 1, 2024, Mr. Hand’s salary was increased by $25,000 to account for the additional responsibilities he assumed following the departure of the Company’s former Chief Operating Officer.
●	Effective April 1, 2024, Ms. Mc Feeney’s salary was increased by $25,000 to account for inflation and additional responsibilities. This adjustment was aligned with market practice and the general increases across the Company’s broader management team.

Kohl’s Corporation | 2025 Proxy Statement	61

Executive Compensation

●	No salary adjustments were made for the other Named Executive Officers.

The Named Executive Officers’ 2023 and 2024 annualized base salaries are further detailed in the table below.

Named Executive Officer	2023 Base Salary (1) ($)	2024 Base Salary (1) ($)	Adjustment (%)
Ashley Buchanan	—	1,475,000	—
Jill Timm	950,000	950,000	—
Nick Jones	900,000	900,000	—
Fred Hand	875,000	900,000	+2.9
Siobhán Mc Feeney	725,000	750,000	+3.4
Thomas A. Kingsbury	1,475,000	1,475,000	—

(1)	Represents annualized base salary as of the end of the fiscal year. The base salaries paid to the Named Executive Officers in Fiscal 2023 and 2024 are set forth in the Summary Compensation Table.

ANNUAL CASH INCENTIVE

Our Annual Incentive Plan is designed to:

●	motivate and reward eligible executives, including Named Executive Officers, by aligning their performance with Kohl’s short-term financial objectives;
●	provide competitive, performance-based incentives to drive company-wide success;
●	recognize individual contributions; and
●	foster teamwork and collaboration.

Annual incentives are directly tied to financial performance goals that will enable Kohl’s to meet or exceed our short-term financial plans and support the Company’s long-term strategy. For annual cash incentives to be awarded at or above the Threshold level under the Annual Incentive Plan, Kohl’s must meet or exceed the financial goals set by the Committee at the start of the fiscal year. Historically, the Committee has based incentive payout opportunities on objective performance goals tied to the Company’s absolute results. Additionally, a Threshold payment may be earned if Kohl’s Net Sales and/or Net Income surpass a weighted Performance Index, which for 2024 was determined using the results of eight retailers, as listed below, selected for their alignment with Kohl’s customer and product categories.

● Macy’s Inc.	● Nordstrom, Inc.
● Gap, Inc.	● Ross Stores, Inc.
● The TJX Companies, Inc.	● Dick’s Sporting Goods, Inc.
● Foot Locker, Inc.	● Ulta Beauty, Inc.

62	Corporate.Kohls.com

Executive Compensation

Performance Measures, Goals, and Target Cash Incentives

For Fiscal 2024, the Committee established Merchandise Sales (60%) and Operating Margin (40%) as the performance measures for the Annual Incentive Plan, ensuring continued focus on profitability and revenue generation. These performance goals were determined in early 2024, following the Committee’s standard processes.

The AIP continues to follow a target-based approach, where participants earn cash incentives as a percentage of their base salary, with payouts determined through straight-line interpolation between the Threshold, Target, and Maximum performance levels and tied to each participant’s level within the Company.

As previously disclosed, the percentages set for the Named Executive Officers for Fiscal 2024 were:

	Threshold	Target	Maximum
Named Executive Officer (1)	(25%)	(100%)	(200%)
Thomas A. Kingsbury	43.75%	175%	350%
Nick Jones	35%	140%	280%
Jill Timm	32.5%	130%	260%
Fred Hand	32.5%	130%	260%
Siobhán Mc Feeney	27.5%	110%	220%
(1)	As previously disclosed, our current Chief Executive Officer, Ashley Buchanan, did not begin participation in the AIP until Fiscal 2025.

Cash Incentives Earned in Fiscal 2024

Consistent with its pay for performance model, in February 2025, the Committee reviewed the Company’s Fiscal 2024 performance, including against the Performance Index, and determined that no annual cash incentives were earned under the 2024 Annual Incentive Plan.

Performance Measure	Weight	Result		Weighted Payout %
Merchandise Sales	60%	15.305B		—%
Operating Margin	40%	3.1%	(1)	—%
Overall Achievement				—%
(1)	Adjusted to exclude one-time charges related to certain real estate and workforce rationalization actions, as disclosed in the Company’s financial statements included in the Annual Report on Form 10-K for the fiscal year ended February 1, 2025.

Kohl’s Corporation | 2025 Proxy Statement	63

Executive Compensation

LONG-TERM EQUITY INCENTIVE awards

Long-term equity incentive awards, previously granted under our 2017 Long-Term Compensation Plan and now granted under our 2024 Long-Term Compensation Plan, are designed to align executive interests with shareholder returns, reward sustained performance, incentivize future performance, and promote retention. Equity awards made to our Named Executive Officers are typically set and considered on an annual basis. The Committee has discretion over the types of long-term equity awards granted but has historically favored a mix of Performance Stock Units (“PSUs”) and Restricted Stock Units (“RSUs”) to balance performance-based and time-based incentives.

●	PSUs constitute the majority of long-term equity incentive awards, aligning executive compensation with financial performance goals. These awards are also subject to a Total Shareholder Return (TSR) Modifier, which can adjust the number of shares that vest based on Kohl’s relative TSR over the performance period.
●	RSUs vest over a defined period, serving as a retention tool while strengthening the alignment between executive and shareholder interests.

The Committee determines the appropriate mix of time-based and performance-based awards, considering the Company’s strategic objectives at the time of the grant.

To monitor equity usage under our shareholder-approved equity pool, the Committee conducts quarterly reviews of the share overhang (grants outstanding plus remaining equity available for grants as a percentage of total outstanding shares) and the run rate (the number of awards granted annually as a percentage of total outstanding shares).

Annual LTIP Awards – Awards Granted in 2024

In early 2024, the Committee reaffirmed its methodology for setting performance goals under the LTIP but adjusted the performance measures and their respective weighting to better align with the Company's strategic priorities.

●	Operating Cash Flow was eliminated as a performance measure, with Net Sales and Operating Margin each weighted at 50% for the performance-based portion of the LTIP.
●	The LTIP award mix for certain executive officers was also adjusted, shifting from 60% performance-based awards and 40% time-based awards in previous years to 65% performance-based awards and 35% time-based awards for the 2024 LTIP. This adjustment to the award mix applied to all Named Executive Officers except Fred Hand, whose time-based awards were intended to increase his fixed compensation upon assuming additional responsibilities in 2024, and Ashley Buchanan, who did not participate in the 2024-2026 LTIP given the date on which he joined the Company.

For the 2024 annual LTIP grant, the Committee approved awards with the following dollar-denominated values, assuming achievement of Target performance for the PSU portion:

Grant Date Target Dollar Value of
Annual 2024 LTIP Awards (1) (2)
Named Executive Officer	($)
Thomas A. Kingsbury	9,099,987
Jill Timm	2,300,000
Fred Hand	1,999,999
Nick Jones	2,300,000
Siobhán Mc Feeney	1,499,987
(1)	The ultimate value of these awards is dependent upon Kohl’s actual performance for the 2024-2026 performance period (PSUs) and the market value of Kohl’s stock at the time of vesting (PSUs and RSUs).
(2)	The above figures are rounded to the nearest dollar.

64	Corporate.Kohls.com

Executive Compensation

In addition to Net Sales and Operating Margin performance goals, the 2024-2026 PSU awards include two potential modifiers:

●	Performance Index Modifier: If Threshold Net Sales and Operating Margin are not met, a Threshold payout may still be earned if Kohl’s Net Sales and/or Net Income over the three-year performance period exceeds the weighted average results of the Performance Index Group (as detailed on page 62) over the same period.
●	Total Shareholder Return (TSR) Modifier: Consistent with past LTIP grants, the number of PSUs earned may be adjusted based on Kohl’s relative TSR performance compared to the TSR Modifier Group (described below) during the three-year performance period, as follows:
●If Kohl’s TSR ranks in the top quartile, the number of PSUs earned will increase by 25%.
●If Kohl’s TSR falls in the bottom quartile, the number of PSUs earned will decrease by 25%.
●No adjustment will be made if Kohl’s TSR ranks in the second or third quartile.

The TSR Modifier Group consists of a broad selection of retailers that has remained largely consistent year over year, with adjustments generally made when companies go out of business or cease being publicly traded. For 2024, the group remains unchanged from 2023, except for the removal of Bed, Bath & Beyond, Inc. and Chico’s FAS, Inc.

● Abercrombie & Fitch Co.	● Designer Brands, Inc.	● PVH Corp.
● American Eagle Outfitters, Inc.	● Dollar Tree, Inc.	● Ross Stores, Inc.
● Best Buy Co., Inc.	● Express, Inc.	● Target Corporation
● Burlington Stores, Inc.	● Foot Locker, Inc.	● The TJX Companies, Inc.
● Carter’s, Inc.	● Gap, Inc.	● Ulta Beauty, Inc.
● The Children’s Place, Inc.	● The Home Depot, Inc.
● Dick’s Sporting Goods, Inc.	● Macy’s Inc.
● Dillard’s, Inc.	● Nordstrom, Inc.

These modifiers further align long-term equity incentive awards with both absolute financial performance and relative shareholder returns.

Kohl’s Corporation | 2025 Proxy Statement	65

Executive Compensation

Awards Based on 2022-2024 Performance

In March 2022, the Committee granted long-term performance-based equity awards, with payouts to be based on three-year cumulative Net Sales (50%), Operating Margin (25%), and Operating Cash Flow (25%). In addition to these objective performance goals, final 2022-2024 PSU awards were subject to the Performance Index Modifier and the TSR Modifier, as described above  with respect to the 2024-2026 LTIP. Given leadership changes, the only current Named Executive Officers who participated in the 2022-2024 LTIP were Jill Timm and Siobhán Mc Feeney. The other Named Executive Officers were not eligible to participate in the 2022-2024 LTIP, as they were not employed by the Company at the time said awards were granted.

In early 2025, the Compensation Committee calculated, then certified, the 2022-2024 cumulative Net Sales, Operating Margin, and Operating Cash Flow performance as follows:

Goal	Weight	Result		Weighted Payout (%)
Cumulative Net Sales	50%	49.132B		—
Cumulative Operating Margin	25%	2.9%	(1)	—
Cumulative Operating Cash Flow	25%	2.109B	(2)	—
Overall Achievement				—
(1)	Adjusted to exclude unusual expenses incurred and accrued with respect to proxy contests and the potential sale process in 2022 and 2023. Operating Margin with respect to Fiscal 2024 is adjusted to exclude charges related to certain real estate and workforce rationalization actions in Fiscal 2024, as disclosed in the Company’s financial statements included in the Annual Report on Form 10-K for the fiscal year ended February 1, 2025.
(2)	Adjusted to exclude unusual expenses incurred and accrued related to the proxy contests in 2022 and 2023.

Since three-year cumulative Net Sales, Operating Margin, and Operating Cash Flow fell below Threshold performance during the 2022-2024 performance period, and because the Company’s Net Sales and/or Net Income over the three-year performance period did not exceed the weighted average results of the Performance Index Group, no PSUs were earned under the 2022-2024 LTIP. As previously noted, the 2022-2024 LTIP awards were subject to a TSR Modifier. The TSR Modifier had no impact on the final award outcome, given that no PSUs were earned.

66	Corporate.Kohls.com

Executive Compensation

The number of awards, at Target, and the PSUs actually earned for the 2022-2024 performance period were as follows:

		Number of PSUs Actually
	Number of PSUs at Target for	Earned for 2022-2024
	2022-2024 Performance Period (1)	Performance Period
Named Executive Officer	(#)	(#)
Jill Timm	16,599.9	—
Siobhán Mc Feeney	6,425.6	—
(1)	Reflects the number of PSUs, at Target, including the PSUs originally granted on March 28, 2022, plus dividend equivalents.

Other Long-Term Equity Awards

From time to time, long-term equity incentive awards are granted to Named Executive Officers outside of the annual LTIP cycle. These awards may be issued upon hiring, promotion, or assumption of additional responsibilities to attract top talent, recognize exceptional performance, acknowledge expanded roles, or support retention. The following one-time equity awards were granted in Fiscal 2024 in connection with Mr. Buchanan’s appointment as Chief Executive Officer:

●	On January 15, 2025, Mr. Buchanan received a one-time award of RSUs with a grant date fair value of $2,000,000. These RSUs will vest in full on the first anniversary of the grant date, contingent on his continued employment with Kohl’s on the vesting date. The number of RSUs awarded was determined based on the closing share price on the grant date.
●	Mr. Buchanan received an additional one-time award of RSUs on January 15, 2025, with a grant date fair value of $15,000,000. These RSUs will vest in three equal installments, with 1/3 vesting on each annual anniversary of the grant date over a three-year period, contingent on his continued employment with Kohl’s on each vesting date. The number of RSUs awarded was determined based on the closing share price on the grant date.

These one-time recruitment awards were granted as part of the overall package to incentivize Mr. Buchanan to accept the CEO role.  In determining the size of the awards, the Committee recognized that if Mr. Buchanan accepted the offer, he would forfeit a number of cash and equity incentive awards at his previous employer, and he would suffer a potential investment opportunity loss related to invested equity with his former employer.

Kohl’s Corporation | 2025 Proxy Statement	67

Executive Compensation

PERQUISITES

We provide our Named Executive Officers with certain perquisites in order to create a competitive total compensation package that supports recruitment and retention of key talent. These perquisites are described below.

Perquisite	Amount for CEO, CFO, and Chief Merchandising Officer		Amount for Other NEOs
Personal use of aircraft (1)	● Current CEO	$180,000 or 30 hours per year	$0 per year
	● Former CEO	$300,000 per year
	● Others	$0
Automobile expense reimbursement (2)	●CEO	$21,600 per year or company-leased automobile	$18,000 per year
	●Others	$18,000 per year or company-leased automobile
Personal financial advisory services	Up to $10,000 per year		Up to $10,000 per year for both personal financial and tax advisory services combined
Personal tax advisory services	No fixed limit
Supplemental health care plan, for medical expenses not covered by insurance	Up to $50,000 per year		Up to $25,000 per year
Charitable contribution matching (3)	Up to $10,000 per year		Up to $10,000 per year
(1)	For increased safety and efficiency, our current and former Chief Executive Officer are permitted to use the company owned or charted aircraft for business purposes and personal travel. For Fiscal 2024, the value of the personal use of company aircraft benefit for Ashley Buchanan, our current CEO, was limited to a maximum of $180,000 in aggregate incremental cost per year or 30 hours per year. For Fiscal 2024, the value of the personal use of company aircraft benefit for Thomas A. Kingsbury, our former CEO, was limited to a maximum of $300,000 in aggregate incremental cost per year.
(2)	Our CEO has a capped annual automobile expense reimbursement allowance of $21,600 or he may choose a company-leased automobile. Our CFO and Chief Merchandising Officer have a capped annual automobile expense reimbursement allowance of $18,000 or they may choose a company-leased automobile.
(3)	The charitable contribution benefit is available to all Kohl’s associates at this same matched amount.

We also provide our Named Executive Officers with supplemental term life, long-term disability, and accidental death and dismemberment insurance coverage. Additionally, as outlined in their respective offer letters, certain of our Named Executive Officers receive additional perquisites, such as relocation benefits, residence acquisition assistance and related travel benefits, and reimbursement of legal fees incurred in connection with the review and finalization of their employment terms. In Fiscal 2024, the Named Executive Officers who received these additional perquisites included Ashley Buchanan and Nick Jones. As disclosed in his offer letter, Mr. Buchanan is entitled to reimbursement of certain legal fees associated with the review and finalization of his employment terms, up to $25,000, and he is entitled to receive temporary benefits related to his acquisition of a residence in Milwaukee, Wisconsin, subject to the Kohl’s Exempt Relocation Policy. As disclosed in his offer letter, Mr. Jones was entitled to receive relocation benefits, subject to Kohl’s International Relocation Policy. The benefits covered under these Policies include, among other things, the following:

●	reimbursement or direct billing for temporary living arrangements;
●	reimbursement of travel expenses for the executive and their immediate family members;
●	movement and storage of household goods;
●	reimbursement of home purchase expenses; and
●	tax assistance and gross-up of eligible expenses.

We believe these perquisites are reasonable based upon the relatively small expense in relation to both executive compensation and our total benefit expenditures. Details regarding these benefits are disclosed in the Summary Compensation Table and the accompanying footnotes that follow this Compensation Discussion and Analysis.

68	Corporate.Kohls.com

Executive Compensation

Other Compensation Items

COMPENSATION RISK ASSESSMENT

Each year, we review and analyze whether our compensation plans, policies, and practices create material risk to Kohl’s. As part of this annual analysis, we consider the potential impact of each of our compensation plans, policies, and practices on all of the risk factors we have identified in our public filings. Management engages a third-party compensation consultant (who is separate and independent from the Committee’s compensation consultant) to assist in this process and to provide a separate risk assessment. Following these analyses in Fiscal 2024, the Committee agreed with management’s and the consultant’s conclusions that the Company’s compensation programs do not create any risks that are reasonably likely to have a material adverse effect on Kohl’s. The Committee believes our compensation plans, policies, and practices are designed to reward performance that contributes to overall Company performance and the achievement of long and short-term corporate goals. The amount of each type of compensation awarded to or earned by our management team is determined either by reference to Company-wide performance or a combination of Company-wide performance and individual performance. We do not encourage or incentivize our executives to take actions that expose Kohl’s to risks that are inconsistent with our strategic plan.

Our long-term compensation is primarily in the form of equity, and the Named Executive Officers are subject to share ownership guidelines that require them to continuously own a substantial amount of equity during their employment. These two features of our compensation program align our executives’ long-term interests with those of our shareholders and discourage excessive risk taking intended to drive short-term results at the expense of long-term shareholder value enhancement. In 2023, our Board adopted an Executive Officer Compensation Recovery Policy that provides for recovery from executive officers of incentive-based compensation in the event of an accounting restatement. The Committee believes our long-term incentive program motivates and rewards our executives for decisions that may not produce short-term results but will likely have a positive long-term effect, such as those related to investments in our Fiscal 2024 strategic priorities of enhancing the customer experience, accelerating and simplifying our value strategies, managing inventory and expenses with discipline, and strengthening the balance sheet. Importantly, our executives are not compensated for discrete transactions, decisions, or other actions.

OTHER MATERIAL TAX IMPLICATIONS OF THE EXECUTIVE COMPENSATION PROGRAM

Section 162(m) of the Internal Revenue Code disallows a tax deduction to public corporations for compensation over $1 million paid to “covered employees” in any fiscal year. As a result, we expect that compensation paid to our current Named Executive Officers or any employee who has in the past been designated as one of our Named Executive Officers in excess of $1 million will not be deductible by Kohl’s.

STOCK OWNERSHIP GUIDELINES

The Committee believes that executive stock ownership is important to align the interests of our executives with those of our shareholders. Our executive stock ownership guidelines are as follows:

Executive	Ownership Requirement
CEO	Six times base salary
Other NEOs and All Senior Executive Vice Presidents	Three times base salary
Executive Vice Presidents	Equal to their base salary

Executives have five years from the time they become subject to an ownership requirement to comply. Compliance is monitored by our Chief Legal Officer and the Committee, and the Committee may grant exceptions to these requirements only in extraordinary circumstances.

These stock ownership guidelines are reviewed regularly to ensure they are consistent with market practice and effectively align executive interests with those of the Company’s shareholders. For purposes of calculating stock ownership, the Committee only considers shares of Kohl’s common stock owned outright and unvested time-based Restricted Stock and Restricted Stock Units. These equity holding requirements were again reviewed in 2024, and the Committee also verified that the executive officers were in compliance with these stock ownership guidelines.

Kohl’s Corporation | 2025 Proxy Statement	69

Executive Compensation

KOHL’S STATEMENT ON SECURITIES TRADING

Insider Trading Policy

We are committed to promoting high standards of ethical business conduct and compliance with applicable laws. As part of this commitment, we have adopted an insider trading policy, known as our Statement on Securities Trading, governing the purchase, sale, and/or other disposition of our securities by us and our Directors, officers, and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of our Statement on Securities Trading was filed as an Exhibit to our Annual Report on Form 10-K for the year ended February 1, 2025, filed with the Securities and Exchange Commission on March 20, 2025.

Restriction on Hedging and Pledging of Kohl’s Securities

In accordance with Kohl’s Statement on Securities Trading, Kohl’s associates, executives, and Directors are prohibited from entering into transactions designed to result in a financial benefit if our stock price declines, or any hedging transaction involving our securities, including the use of financial derivatives such as puts and calls, short sales, and similar transactions.

Practices and Policies Related to the Grant of Certain Equity Awards

While our Long-Term Compensation Plan allows for the granting of Stock Options, Stock Appreciation Rights, and similar option-like awards, we have not awarded Stock Options, Stock Appreciation Rights, or similar option-like awards in recent years, and there were no Stock Options outstanding, exercised, forfeited, or expired in Fiscal 2024 or Fiscal 2023. Instead, long-term equity incentives are delivered through performance-based Performance Share Units and time-based Restricted Stock Units, which we believe better align with our pay-for-performance philosophy. Should the Compensation Committee determine that the award of Stock Options or similar option-like awards support our objectives in the future, grants will be made following a structured process aligned with our established equity grant policies and timing considerations.

It is the general practice and policy of our Compensation Committee not to grant Stock Options or similar awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock and not to time the public release of such information based on Stock Option grant dates. Additionally, it is our general practice and policy not to grant Stock Options or similar awards (i) outside of “trading windows” established in accordance with our Statement on Securities Trading; or (ii) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information. The foregoing restrictions do not apply to Restricted Stock Units or other types of equity awards that do not include an exercise price related to the market price of our common stock on the grant date. As a general practice, our executive officers, Directors, and associates are not permitted to choose the grant date applicable to their individual equity awards. Annual grants (excluding one-time awards that may be made in unique circumstances, such as upon joining the Company or as a retention incentive) are generally made at a meeting of the Compensation Committee that is held during the first quarter of each fiscal year and which has historically occurred during an open trading window.

In accordance with these practices and policies, during the fiscal year ended February 1, 2025, none of our Named Executive Officers were awarded Stock Options with an effective grant date during any period beginning four business days before the filing or furnishing of a Form 10-Q, Form 10-K, or Form 8-K that disclosed material nonpublic information and ending one business day after the filing or furnishing of such reports. During Fiscal 2024, we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

70	Corporate.Kohls.com

Executive Compensation

compensation recovery policy

Kohl’s has established policies and procedures for the recovery of incentive compensation, which apply to all executive officers and other associates who receive performance-based incentive compensation. All recipients of incentive compensation are subject to the recovery or clawback policies set forth in the award agreement issued in conjunction with their receipt of incentive compensation or, if more restrictive, the rules and regulations of the Securities and Exchange Commission and New York Stock Exchange and any policy adopted by the Company thereunder, including the Company’s Executive Officer Compensation Recovery Policy detailed below.

In August 2023, our Board of Directors adopted an Executive Officer Compensation Recovery Policy that provides for recovery from executive officers of incentive-based compensation in the event of an accounting restatement. Notably, our Named Executive Officers, including all of the Company’s current and former executive officers, are subject to the Company’s Executive Officer Compensation Recovery Policy, established in accordance with Section 10D of the Exchange Act and Section 303A.14 of the New York Stock Exchange Listed Company Manual.

executive officer cash severance policy

In March 2023, the Compensation Committee adopted an Executive Officer Cash Severance Policy, which provides that the Company will not enter any new agreement that awards an executive officer Cash Severance Benefits exceeding 2.99 times the sum of the officer’s base salary and target annual cash incentive unless our shareholders ratify the agreement. The term “Cash Severance Benefits” covers cash payments for employment termination, consulting services, and securing non-compete agreements. However, it excludes several items such as equity-based awards granted before termination, various bonus payments, accrued salary or vacation pay, earned retirement benefits, outplacement services, and other standard non-cash benefits available to similarly situated employees. The Executive Officer Cash Severance Policy remains in effect and is publicly available on our website at https://corporate.kohls.com.

Kohl’s Corporation | 2025 Proxy Statement	71

Executive Compensation

Compensation Tables

SUMMARY COMPENSATION TABLE

The table below summarizes information concerning compensation for Fiscal 2024 of those persons who were at February 1, 2025:

●	our Chief Executive Officer;
●	our Chief Financial Officer;
●	our three other most highly compensated executive officers; and
●	our former Chief Executive Officer.

						Change in
						Pension Value
						and Non-
						Qualified
					Non-Equity	Deferred
				Stock	Incentive Plan	Compensation	All Other
Name and Principal	Year	Salary	Bonus	Awards (1)(2)	Compensation (3)	Earnings (4)	Compensation (5)	Total
Position		($)	($)	($)	($)	($)	($)	($)
Ashley Buchanan (6)	2024	67,045	3,750,000	17,000,000	—	—	90,691	20,907,736
Chief Executive Officer
Jill Timm (7)	2024	950,000	450,000	2,300,000	—	—	104,703	3,804,703
	2023	938,750	450,000	3,600,023	1,057,160	—	113,205	6,159,138
Chief Financial Officer	2022	878,333	—	1,550,040	—	—	91,255	2,519,628
Fred Hand	2024	895,833	—	1,999,999	—	—	125,012	3,020,844
Senior Executive Vice	2023	309,896	525,000	2,924,994	293,140	—	36,389	4,089,419
President, Director of Stores
Nick Jones (8) (9)	2024	900,000	—	2,300,000	—	—	235,074	3,435,074
Chief Merchandising	2023	781,251	1,380,000	1,999,987	448,560	—	456,263	5,066,061
Officer
Siobhán Mc Feeney	2024	745,833	—	1,499,987	—	—	85,000	2,330,820
Chief Technology	2023	712,500	—	2,099,996	682,660	—	85,113	3,580,269
and Digital Officer	2022	581,250	—	3,099,970	—	—	79,660	3,760,880
Thomas A. Kingsbury (10)	2024	1,475,000	—	9,099,987	—	—	461,813	11,036,800
Former Chief	2023	1,475,000	—	4,699,989	2,209,550	—	578,350	8,962,889
Executive Officer	2022	240,246	—	3,775,000	—	—	412,619	4,427,865

(1)	The amounts shown represent the aggregate grant date fair value for awards granted in 2024, 2023, and 2022 computed in accordance with FASB ASC Topic 718. For additional details, see Note 6 to our Fiscal 2024 audited financial statements included in our Annual Report on Form 10-K for the year ended February 1, 2025, filed with the Securities and Exchange Commission on March 20, 2025.
(2)	Includes the aggregate grant date fair value of Performance Share Units (PSUs) that could be earned pursuant to the 2024-2026 LTIP awards, based on the probable outcome of the performance goals as of the grant date. Actual payments for the 2024-2026 LTIP will be based on our financial performance in fiscal years 2024-2026 and are subject to a Performance Index Modifier and TSR Modifier over the three-year performance period, as described more fully in the Compensation Discussion and Analysis under “Long-Term Equity Incentive Awards.” The potential awards that could be earned and the range of their value (calculated as of the grant date fair value) is set forth below.

	Amount Reported	Other Possible Amounts
	Target	Threshold	Maximum
Named Executive Officer	($)	($)	($)
Ashley Buchanan	—	—	—
Jill Timm	1,495,008	560,628	3,737,519
Fred Hand	1,200,012	450,004	3,000,029
Nick Jones	1,495,008	560,628	3,737,519
Siobhán Mc Feeney	974,995	365,623	2,437,487
Thomas A. Kingsbury	5,914,999	2,218,125	14,787,498
(3)	The amounts reported represent cash incentive payments earned under our Annual Incentive Plan based on the Company’s performance during the specified fiscal year (less any portion of such payment disclosed in the “Bonus” column due to the terms of an offer letter, as described in Footnote 9 below). These incentive payments are awarded in recognition of performance in the specified fiscal year but disbursed in the following fiscal year.

72	Corporate.Kohls.com

Executive Compensation

(4)	We have no defined benefit or actuarial pension plans. All earnings in our nonqualified deferred compensation plan are at market values and are therefore omitted from the table.
(5)	A detailed breakdown of “All Other Compensation” is provided in the table below.

	Our	Payments Made
	Contribution	by Us for Term
	to Executive	Life, Long-Term	Our	Our				Utilization
	Officer’s	Disability, and	Reimbursement	Reimbursement				of		Tax
	Defined	Accidental Death	of Personal	of Personal		Relocation		Company	Post-	Reimbursements
	Contribution	and	Financial	Tax	Automobile	and Travel	Supplemental	Owned or	Employment	(Gross-Ups)
	Plan	Dismemberment	Advisory	Advisory	Expense	Expense	Health Care	Chartered	Contractual	on Eligible
	Accounts	Insurance	Expenses	Expenses	Allowance	Reimbursement	Coverage (a)	Aircraft (b)	Benefits	Expenses (c)	Other (d)	Total
Name	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)
Ashley Buchanan	—	675	—		1,800	429	50,000	15,742	—	10,232	11,813	90,691
Jill Timm	17,250	18,783	—	670	18,000	—	50,000	—	—	—	—	104,703
Fred Hand (e)	16,875	12,421	20,000 (f)		18,000	—	25,000	32,716	—	—	—	125,012
Nick Jones	—	12,421	—	13,303	24,067 (g)	85,768	50,000	—	—	49,515	—	235,074
Siobhán Mc Feeney	17,250	24,750	—		18,000	—	25,000	—	—	—	—	85,000
Thomas A. Kingsbury	17,250	11,971	—	58,613	21,600	—	50,000	302,379	—	—	—	461,813

(a)	Amounts shown are eligible coverage limits in order to protect the confidentiality of our executives’ actual medical expenses. Our actual expense for providing this benefit may have been substantially less than the amounts shown.
(b)	For increased safety and efficiency, our current and former Chief Executive Officer are permitted to use the company owned or charted aircraft for business purposes and personal travel. For Fiscal 2024, the value of the personal use of company aircraft benefit for Ashley Buchanan, our current CEO, was limited to a maximum of $180,000 in aggregate incremental cost per year or 30 hours per year. For Fiscal 2024, the value of the personal use of company aircraft benefit for Thomas A. Kingsbury, our former CEO, was limited to a maximum of $300,000 in aggregate incremental cost per year. Amounts shown represent the incremental cost of personal use of Kohl’s-owned or chartered aircraft, and are based on either actual charter expense or, with respect to Kohl’s-owned aircraft utilization, the direct cost of use per hour, which includes fuel, maintenance, engine restoration cost reserves, crew travel expenses, landing and parking fees, and supplies. For amounts in excess of the value of the personal use of company aircraft benefit, Mr. Kingsbury has entered into an Aircraft Time Sharing Agreement with the Company that allows him to reimburse us for the cost of his personal use of the corporate aircraft based on the cost of each flight to the Company. The cost is calculated based on the actual expenses incurred for each flight permitted to be charged under Federal Aviation Regulation 14 C.F.R. § 91.501(d), in no event to exceed the maximum allowed under Federal Aviation Regulations. While Mr. Kingsbury’s use of the company owned or chartered aircraft exceeded $300,000 in Fiscal 2024, the Compensation Committee determined that reimbursement was not required given the nominal amount of the overage, which totaled $2,379. From time to time, Named Executive Officers may be accompanied by spouses or other immediate family members on company aircraft at no aggregate incremental cost to the Company.
(c)	In accordance with Mr. Buchanan’s offer letter, the Company reimbursed Mr. Buchanan for certain relocation expenses and legal fees associated with the review and finalization of his employment terms. For Mr. Buchanan, the amount set forth in this column represents a tax reimbursement on eligible relocation expenses, in accordance with Kohl’s Exempt Relocation Policy, and the aforementioned legal fees. As part of Mr. Jones’ relocation and in accordance with his previously disclosed offer letter, the Company reimbursed Mr. Jones for certain relocation and related travel expenses. In accordance with his offer letter and Kohl’s International Relocation Policy, a tax reimbursement, or gross-up, was provided to cover associated tax liabilities.
(d)	In accordance with his offer letter, this amount represents the Company’s reimbursement of legal fees associated with the review and finalization of Mr. Buchanan’s employment terms.
(e)	During the Company’s review of executive business travel for Fiscal 2024, it was determined that certain uses of the company aircraft by Mr. Hand—though authorized by the CEO as business travel—were later determined to be personal in nature. These instances arose in situations where the distinction between business and personal use was not immediately apparent to the executives, leading to an inadvertent exception. Accordingly, the Company has included the incremental cost of $32,716 associated with these unintentional incidents in Mr. Hand’s total compensation for Fiscal 2024, as reported in the Summary Compensation Table. This amount was determined based on the direct cost of use per hour, which includes fuel, maintenance, engine restoration cost reserves, crew travel expenses, landing and parking fees, and supplies.
(f)	Although Mr. Hand is eligible to receive $10,000 per annum in personal financial and tax advisory services, this amount includes services rendered for both Fiscal 2023 and Fiscal 2024, which were reimbursed in Fiscal 2024. Mr. Hand did not receive any reimbursement for financial and tax advisory services in Fiscal 2023.
(g)	As noted in the section captioned “Perquisites,” Mr. Jones is eligible to receive an annual automobile expense reimbursement allowance of up to $18,000 or he may choose a company-leased automobile. The amount reflected above represents the imputed income value of a company-leased automobile provided for Mr. Jones’ use. The imputed income value is calculated based on the lease cost to the Company in Fiscal 2024.
(6)	Mr. Buchanan joined Kohl's on January 15, 2025. Pursuant to his initial offer letter, he received a signing incentive of $3,750,000, a one-time Restricted Stock Unit (RSU) award with a grant date fair value of $2,000,000, and a separate one-time RSU award with a grant date fair value of $15,000,000. These one-time recruitment awards were granted as part of the overall package to incentivize Mr. Buchanan to accept the CEO role. In determining the size of the awards, the Committee recognized that Mr. Buchanan would incur a loss with respect to cash and equity incentive awards from his former employer that he would forfeit as a result of accepting the offer, as well as a potential investment opportunity loss with respect to invested equity at his previous employer.
(7)	In recognition of her service and continued employment, Ms. Timm received a one-time cash incentive totaling $900,000, which was paid in two equal installments in Fiscal 2023 and 2024. This award was granted on November 29, 2022 and previously disclosed.

Kohl’s Corporation | 2025 Proxy Statement	73

Executive Compensation

(8)	The All Other Compensation value reported for Nick Jones in the Fiscal 2023 Summary Compensation Table contained an immaterial error due to an administrative miscalculation. The corrected amount, reflecting a total increase of $3,665, is reflected in the Summary Compensation Table and the Pay versus Performance analysis with respect to Fiscal 2023, as set forth in this Proxy Statement. This adjustment does not impact the actual payments received by the executive.
(9)	With respect to Fiscal 2023, $630,000 of Mr. Jones’ annual cash incentive payment is disclosed in the “Bonus” column due to the provision in his offer letter guaranteeing him this minimum bonus. The amount disclosed under the “Bonus” column for Fiscal 2023 includes this $630,000 and a signing incentive of $750,000. Even if a portion of this annual cash incentive payment were not guaranteed, Mr. Jones earned a total annual cash incentive for Fiscal 2023 of $1,078,560, which is above the minimum amount guaranteed in his offer letter.
(10)	Mr. Kingsbury transitioned to the position of Advisor to the Chief Executive Officer on January 15, 2025 and will serve in this position until May 10, 2025, in accordance with the terms of his Employment Agreement dated May 10, 2023.

74	Corporate.Kohls.com

Executive Compensation

GRANTS OF PLAN-BASED AWARDS IN 2024

In Fiscal 2024, we were authorized to issue equity awards initially under our 2017 Long-Term Compensation Plan, and following shareholder approval of our 2024 Long-Term Compensation Plan at the 2024 Annual Meeting held on May 15, 2024, under our 2024 Long-Term Compensation Plan. Following the approval of our 2024 Long-Term Compensation Plan, no further awards were granted under the 2017 Long-Term Compensation Plan. Awards permitted under our 2017 Long-Term Compensation Plan were in the form of Stock Options, Stock Appreciation Rights, Common Stock including Restricted Stock, Restricted Stock Units, Performance Share Units, and Performance Shares. Awards under our 2024 Long-Term Compensation Plan may be in the form of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Share Units, Performance Shares, and Substitute Awards. Except as disclosed hereunder, our executives did not participate in any other long- or short-term equity incentive plans.

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise
		Estimated Future Payouts			Estimated Future Payouts			Number of	Number of	or Base	Grant Date
		Under Non-Equity Incentive			Under Equity Incentive			Shares of	Securities	Price of	Fair Value
		Plan Awards (1)			Plan Awards (2)			Stock or	Underlying	Option	of Equity
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units (3)	Options	Awards	Awards (4)
Name	Grant Date	($)	($)	($)	($)	($)	($)	(#)	(#)	($/Sh)	($)
Ashley Buchanan (5)		—	—	—	—	—	—	—	—	—	—
	1/15/2025	—	—	—	—	—	—	1,170,047	—	—	15,000,003
	1/15/2025	—	—	—	—	—	—	156,006	—	—	1,999,997
Jill Timm		308,750	1,235,000	2,470,000	—	—	—	—	—	—	—
	3/25/2024	—	—	—	19,147	51,059	127,648	—	—	—	1,495,008
	3/25/2024	—	—	—	—	—	—	30,400	—	—	804,992
Fred Hand		292,500	1,170,000	2,340,000	—	—	—	—	—	—	—
	3/25/2024	—	—	—	15,369	40,984	102,460	—	—	—	1,200,012
	3/25/2024	—	—	—	—	—	—	30,211	—	—	799,987
Nick Jones		315,000	1,260,000	2,520,000	—	—	—	—	—	—	—
	3/25/2024	—	—	—	19,147	51,059	127,648	—	—	—	1,495,008
	3/25/2024	—	—	—	—	—	—	30,400	—	—	804,992
Siobhán Mc Feeney		206,250	825,000	1,650,000	—	—	—	—	—	—	—
	3/25/2024	—	—	—	12,487	33,299	83,248	—	—	—	974,995
	3/25/2024	—	—	—	—	—	—	19,826	—	—	524,992
Thomas A. Kingsbury		645,313	2,581,250	5,162,500	—	—	—	—	—	—	—
	3/25/2024	—	—	—	75,756	202,015	505,038	—	—	—	5,914,999
	3/25/2024	—	—	—	—	—	—	120,279	—	—	3,184,988
(1)	Shown are the Threshold, Target, and Maximum payouts for which each executive was eligible under our Annual Incentive Plan with respect to Fiscal 2024 performance. Further detail regarding actual 2024 awards can be found in the Compensation Discussion and Analysis under “Annual Cash Incentive.”
(2)	Represents range of Performance Share Units (PSUs) that could be earned pursuant to the 2024-2026 LTIP awards. The actual number of PSUs earned (a) is dependent upon Kohl’s cumulative Net Sales and Operating Margin performance during the three-year performance period; (b) ranges from 0% to 200% of the Target award amount; and (c) is subject to a Performance Index Modifier and TSR Modifier over the three-year performance period, as described more fully in the Compensation Discussion and Analysis under “Long-Term Equity Incentive Awards.” See the Compensation Discussion and Analysis for a more detailed description of the performance measures.
(3)	Represents Restricted Stock Units awarded under our 2017 Long-Term Compensation Plan and 2024 Long-Term Compensation Plan.
(4)	Amounts shown represent the grant date fair value of the awards computed in accordance with FASB ASC Topic 718. For additional details, see Note 6 to our Fiscal 2024 audited financial statements included in our Annual Report on Form 10-K for the year ended February 1, 2025, filed with the Securities and Exchange Commission on March 20, 2025.
(5)	Mr. Buchanan joined Kohl's on January 15, 2025. Mr. Buchanan was not eligible to participate in the 2024 Annual Incentive Plan. Pursuant to his initial offer letter, he received a one-time RSU award with a grant date fair value of $2,000,000 and a separate one-time RSU award with a grant date fair value of $15,000,000. These one-time recruitment awards were granted as part of the overall package to incentivize Mr. Buchanan to accept the CEO role. In determining the size of the awards, the Committee recognized that Mr. Buchanan would incur a loss with respect to cash and equity incentive awards from his former employer that he would forfeit as a result of accepting the offer, as well as a potential investment opportunity loss with respect to invested equity at his previous employer.

Kohl’s Corporation | 2025 Proxy Statement	75

Executive Compensation

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information for each Named Executive Officer with respect to unvested Restricted Stock awards and Restricted Stock Units, as well as Performance Share Units that had not been earned or vested at February 1, 2025. There were no outstanding Options to purchase our common stock at February 1, 2025.

	Stock Awards and Units (1)				Equity Incentive Plan Awards (1) (3)
	Number			Market				Market
	of Shares			Value of	Number			Value of
	of Stock			Shares of	of Units			Units of
	That	Vesting Schedule		Stock That	of Stock			Stock That
	Have Not	Annual		Have Not	That Have	Vesting Schedule		Have Not
	Vested	Award		Vested (2)	Not Vested	Scheduled	Performance	Vested (2)
Name	(#)	Vesting	Future Vesting Date(s)	($)	(#)	Vesting Date	Period	($)
Ashley Buchanan	1,170,047	33%	January 15, 2026, 2027, 2028	15,456,321
	156,006	100%	January 15, 2026	2,060,839
Jill Timm	2,801	25%	March 29, 2025	37,001	—	March 4, 2025	2022-2024	—	(5)
	6,431	25%	March 28, 2025, 2026	84,954	61,997	March 2026	2023-2025	818,980	(6)
	34,172	25%	March 27, 2025, 2026, 2027	451,412	20,752	March 2027	2024-2026	274,134	(7)
	32,947	25%	March 25, 2025, 2026, 2027, 2028	435,230
Fred Hand	85,263		October 13, 2025, 2026 (4)	1,126,324	23,135	March 2026	2023-2025	305,613	(6)
	12,791	25%	October 13, 2025, 2026, 2027	168,969	16,657	March 2027	2024-2026	220,039	(7)
	32,742	25%	March 25, 2025, 2026, 2027, 2028	432,522
Nick Jones	32,545	25%	March 27, 2025, 2026, 2027	429,919	59,045	March 2026	2023-2025	779,984	(6)
	32,947	25%	March 25, 2025, 2026, 2027, 2028	435,230	20,752	March 2027	2024-2026	274,134	(7)
Siobhán Mc Feeney	3,554	20%	March 27, 2025	46,948	—	March 4, 2025	2022-2024	—	(5)
	2,151	20%	March 29, 2025, 2026	28,415	39,855	March 2026	2023-2025	526,485	(6)
	6,408	20%	February 15, 2025, 2026, 2027	84,650	13,534	March 2027	2024-2026	178,784	(7)
	2,490	25%	March 28, 2025, 2026	32,893
	45,336	20%	August 15, 2025, 2026, 2027	598,889
	21,967	25%	March 27, 2025, 2026, 2027	290,184
	24,254	33%	June 15, 2025, 2026	320,395
	21,487	25%	March 25, 2025, 2026, 2027, 2028	283,843
Thomas A. Kingsbury	130,356	100%	March 25, 2025	1,722,003	231,257	March 2026	2023-2025	3,054,905	(6)
					82,102	March 2027	2024-2026	1,084,567	(7)
(1)	Includes accrued but unvested dividend equivalent shares.
(2)	Based upon the $13.21 price of our common stock on February 1, 2025.
(3)	The units reported in this column represent potentially issuable shares pursuant to PSUs granted under the Company’s LTIP. The PSUs are scheduled to vest on the annual dates listed. The number of shares that will actually become issuable is contingent upon Kohl’s cumulative Net Sales, Operating Margin, and Operating Cash Flow for the 2022-2024 and 2023-2025 LTIPs, and cumulative Net Sales and Operating Margin for the 2024-2026 LTIP, in relation to pre-established Threshold, Target, and Maximum performance goals during the respective performance period. The number of units reported in this column assumes that Kohl’s achieves the performance goal required for a payout at the noted level.
(4)	Award vests 40% in 2025 and 20% in 2026.
(5)	Reflects actual payout, which was nil.
(6)	Reflects assumed payout at Target.
(7)	Reflects assumed payout at Threshold.

76	Corporate.Kohls.com

Executive Compensation

OPTION EXERCISES AND STOCK VESTED IN 2024

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting
Name	(#)	($)	(#)	($)
Ashley Buchanan	—	—	—	—
Jill Timm	—	—	118,327	2,706,337
Fred Hand	—	—	59,052	1,153,875
Nick Jones	—	—	10,008	263,459
Siobhán Mc Feeney	—	—	41,121	935,696
Thomas A. Kingsbury	—	—	—	—

PENSION BENEFITS

We do not maintain any pension benefit plans for our officers or Directors that would otherwise be disclosable in this Proxy Statement.

NONQUALIFIED DEFERRED COMPENSATION

We have no retirement plans for our executive officers other than defined contribution plans and a retiree health plan for certain former principal officers. Approximately 300 of our executives are eligible for participation in the Kohl’s Deferred Compensation Plans, which are unfunded, unsecured plans. The Deferred Compensation Plans allow our executives to defer all or a portion of their base salary and certain cash incentives. Elections to participate in these plans are made by our executives on an annual basis, prior to the beginning of the year in which the compensation is earned.

We do not make any company contributions to the Deferred Compensation Plans. The aggregate balance of each participant’s account consists of amounts that have been deferred by the participant, plus earnings (or minus losses). We deposit the deferred amounts into a trust for the benefit of plan participants. In accordance with tax requirements, the assets of the trust are subject to claims of our creditors. Account balances are deemed invested in accordance with investment elections designated by the executive from time to time but no more frequently than monthly. There are several investment options available to plan participants, including money market/fixed income funds, domestic and international equity funds, blended funds, and pre-allocated lifestyle fund investments.

Deferred account balances are distributed to the plan participants in accordance with elections made by the participant at the time of the deferral. These distributions may be scheduled for future years while the executive remains our employee or following the participant’s termination of employment, either in a lump sum or in installments. A separate distribution election is made by plan participants with respect to account balance distributions in the event of a change of control of Kohl’s.

The following table shows the executive contributions, earnings, and account balances for the persons named in the Summary Compensation Table.

	Executive	Registrant	Aggregate	Aggregate	Balance
	Contributions	Contributions	Earnings in	Withdrawals/	at Last Fiscal
	in Last Fiscal Year	in Last Fiscal Year	Last Fiscal Year	Distributions	Year End
Name	($) (1)	($)	($) (1)	($)	($) (2)
Ashley Buchanan	—	—	—	—	—
Jill Timm	—	—	—	—	—
Fred Hand	—	—	—	—	—
Nick Jones	—	—	—	—	—
Siobhán Mc Feeney	170,665	—	40,708	—	371,848
Thomas A. Kingsbury	—	—	—	—	—
(1)	Executive contributions are included as compensation in the Summary Compensation Table in the year contributed. Earnings on account balances are not included in the Summary Compensation Table.
(2)	Included in the “Balance at Last Fiscal Year End” are executive contributions which were previously reported in the Summary Compensation Table in either 2024 or previous years, totaling $274,859 for Ms. Mc Feeney. Also included in this aggregate balance are executive contributions prior to the executive becoming a Named Executive Officer and aggregate earnings on the contributions.

Kohl’s Corporation | 2025 Proxy Statement	77

Executive Compensation

Employment and Executive Compensation Agreements

The Company has entered into Executive Compensation Agreements with Ashley Buchanan, Jill Timm, Fred Hand, Nick Jones, and Siobhán Mc Feeney. These Executive Compensation Agreements do not have a term but provide that the executives may be entitled to certain payments and other benefits upon termination of their employment or a change of control of Kohl’s, as described below under “Potential Payments Upon Termination or Change of Control.” The Committee believes these types of agreements remain important to both our executives and to the Company, as the executives benefit from clarity on the terms of their employment and protection in certain events of termination, and Kohl’s benefits from nondisclosure and non-competition protection, which enhances our ability to retain the services of our executives.

The Company has entered into an Employment Agreement with Thomas A. Kingsbury that includes:

●	a two-year term that expires on May 10, 2025;
●	an annual base salary; and
●	payments and other benefits in connection with the CEO transition prior to the end of Mr. Kingsbury’s two-year term or a change of control of Kohl’s, as described below under “Potential Payments Upon Termination or Change of Control.”

As part of the Company’s continued focus on succession planning and operational excellence, we regularly engage in detailed competitive benchmarking regarding the key terms and conditions, as well as the form, of the employment and executive compensation agreements extended to the Named Executive Officers compared to agreements used by the Company’s key competitors for similarly-situated retail industry executives.

Potential Payments Upon Termination or Change of Control

Upon termination of their employment or a change of control of Kohl’s, our Named Executive Officers would be entitled to various payments and other benefits pursuant to their respective Employment or Executive Compensation Agreement, our 2017 and 2024 Long-Term Compensation Plan, our Annual Incentive Plan, and our associate merchandise discount program.

CEO Transition

As previously disclosed, the Board appointed Mr. Ashley Buchanan as the Company’s Chief Executive Officer in November 2024, effective on January 15, 2025. In connection with his appointment as CEO, Mr. Buchanan received certain recruitment RSU awards under our 2024 Long-Term Compensation Plan, and he entered into an Executive Compensation Agreement.  In the event of his termination or a change of control, Mr. Buchanan will be entitled to certain benefits, as described in further detail below.

In association with the appointment of Mr. Buchanan, Mr. Kingsbury, who served as CEO from May 10, 2023 until January 14, 2025, has transitioned to the role of Advisor to the Chief Executive Officer as of that date. Mr. Kingsbury will serve in this role until May 10, 2025, in accordance with the terms of his Employment Agreement and is entitled to certain benefits as part of his transition, as described in further detail below. Mr. Kingsbury is not eligible to receive any compensation or benefits other than those to which he was already entitled under his existing Employment Agreement.

Messrs. Buchanan, Hand, and Jones and Mses. Timm and Mc Feeney

Potential Payments and Benefits Under Executive Compensation Agreements

Messrs. Buchanan, Hand, and Jones and Mses. Timm and Mc Feeney are party to substantially identical Executive Compensation Agreements that provide the following payments and other benefits upon a termination of employment or a change of control of Kohl’s. Except as otherwise provided below, the following sections describe the arrangements and benefits in place with the CEO and these Named Executive Officers as of the last day of Fiscal 2024, which entitle them to payments upon certain terminations of employment or a change of control of Kohl’s. Consistent with our Executive Officer Cash Severance Policy, the total amount of potential cash payments payable to any of these Named Executive Officers under their Executive Compensation Agreements does not exceed 2.99 times the sum of the NEO’s base salary plus target annual bonus opportunity.

78	Corporate.Kohls.com

Executive Compensation

TERMINATION FOR CAUSE OR RESIGNATION

If the executive’s employment is terminated by us for cause or if the executive voluntarily resigns, the executive will not receive any severance payments or prorated bonus under our Annual Incentive Plan.

DEATH OR DISABILITY

If the executive’s employment is terminated upon death or disability:

●	the executive or the executive’s estate is entitled to receive a pro rata bonus for the current fiscal year, determined based on Kohl’s actual performance at the end of that year, payable at the same time as other executives receive their bonus for that year; and
●	the executive or the executive’s estate is entitled to receive severance in the amount of one half of the executive’s then annual base salary, payable over six months in the event of the executive’s disability or one year in the event of the executive’s death.

RESIGNATION FOR GOOD REASON OR TERMINATION WITHOUT CAUSE

If the executive terminates employment as a result of a mandatory relocation of more than 50 miles from the executive’s principal work location or a material reduction in the executive’s title, organizational reporting level, or base salary (i.e., for “good reason”), or if we terminate the executive’s employment involuntarily without cause and the termination is not in connection with a “change of control” (as defined in the Executive Compensation Agreement), the executive will be entitled to the following severance benefits:

●	a pro rata bonus for the current fiscal year, determined based on Kohl’s actual performance at the end of that year, payable at the same time as other executives receive their bonus for that year;
●	for Messrs. Buchanan and Jones and Mses. Timm and Mc Feeney, a severance payment equal to two times the executive’s then annual base salary, payable in a lump sum within 60 days following termination;
●	for Mr. Hand, a severance payment equal to two times the executive’s then annual base salary reduced by the value of any cash compensation, deferred compensation, or equity-based compensation received by him from another employer or service recipient, payable over two years;
●	up to two years of post-termination health care coverage under our health insurance plan if the executive (and the executive’s spouse and eligible dependents) is eligible for, and timely elects to participate in, Kohl’s group health insurance plan pursuant to COBRA, in which case Kohl’s will pay that portion of the executive’s monthly COBRA payment that is equal to our normal monthly cost of coverage for full-time employees under our group health insurance plans; and
●	outplacement services of up to $20,000.

CHANGE OF CONTROL

If, within 15 months following (or 6 months before, for Mr. Buchanan) a change of control of Kohl’s (as defined in the Executive Compensation Agreement), the executive’s employment is terminated by us without cause or by the executive for “good reason,” the executive will be entitled to the following severance benefits:

●	a severance payment equal to two times the sum of:
●	the executive’s then annual base salary (or, if higher, the base salary in effect immediately prior to the change of control), payable in a lump sum within 60 days following the executive’s termination of employment; plus
●	an amount equal to the average of the bonus awards made to the executive under our Annual Incentive Plan over the prior three fiscal years;
●	up to two years of post-termination health care coverage under our health insurance plan if the executive (and the executive’s spouse and eligible dependents) is eligible for, and timely elects to participate in, Kohl’s group health insurance plan pursuant to COBRA, in which case Kohl’s will pay that portion of the executive’s monthly COBRA payment that is equal to our normal monthly cost of coverage for full-time employees under our group health insurance plans; and
●	outplacement services of up to $20,000.

Kohl’s Corporation | 2025 Proxy Statement	79

Executive Compensation

RETIREMENT

If the executive voluntarily terminates employment due to retirement, the executive will be entitled to receive a pro rata bonus for the current fiscal year, determined based on Kohl’s actual performance at the end of that year, payable at the same time as other executives receive their bonus for that year. The executive will not receive any severance payments. Retirement, for the purposes of Messrs. Buchanan and Hand's Executive Compensation Agreements, is attained at age 60 and five years of service. Retirement, for purposes of Mr. Jones and Mses. Timm and Mc Feeney's Executive Compensation Agreements, is attained at age 55 and ten years of service. As of the end of Fiscal 2024, none of these Named Executive Officers were eligible for retirement.

SEVERANCE PAYMENT CONDITIONS

In all cases, our obligation to pay severance under the Executive Compensation Agreements is contingent upon the executive’s execution of a general release of claims against us. In addition, the executive will be prohibited from competing with Kohl’s for a period of one year after termination.

In accordance with Section 409A of the Internal Revenue Code of 1986, as amended, certain payments under the Executive Compensation Agreements may not be payable until the six-month anniversary of the date of termination. As is the case with all of our Executive Compensation Agreements, these Executive Compensation Agreements do not provide a tax gross up.

Accelerated Vesting of Equity Awards

IN THE EVENT OF A CHANGE OF CONTROL

In the event of a change of control, Restricted Stock and Restricted Stock Unit awards will vest on an accelerated basis only (except as described above with respect to vesting under the Executive Compensation Agreements) if, within six months before or twelve months following the change of control, the executive (i) terminates employment for “good reason,” or (ii) is terminated without cause. However, any such awards that are not assumed by the acquiring or surviving company upon a change of control will vest immediately.

In the event of a change of control, all Performance Share Unit awards will continue to be subject to any time-based vesting schedule, but the performance criteria will be deemed to have been satisfied at the Target level. However, if the executive terminates employment within six months prior to or twelve months following a change of control for “good reason” or if the Performance Share Unit awards are not assumed or maintained by the acquiring or surviving company at the time of the change of control, then all outstanding Performance Share Unit awards will vest immediately at the Target level.

WITHOUT A CHANGE OF CONTROL

If the executive terminates employment for “good reason” or if we terminate the executive’s employment without cause, prior to retirement eligibility, any Restricted Stock or Restricted Stock Units that would have vested during the two-year period following termination of the executive’s employment will vest immediately (except for Restricted Stock or Restricted Stock Unit awards granted to Ms. Mc Feeney prior to July 16, 2022, which will only vest to the extent they would have otherwise vested within one year of termination).

DEATH OR DISABILITY

If the executive dies while employed by us or terminates employment due to disability, all of the executive’s outstanding Restricted Stock and Restricted Stock Units will immediately vest. Additionally, if the executive’s employment is terminated due to disability, the executive will vest in the actual number of outstanding Performance Share Units that are earned at the end of the performance period. If the executive’s employment is terminated due to death, all outstanding Performance Share Units will vest at the Target level.

RETIREMENT

Upon the executive’s termination (by the executive or us for any reason other than death, disability, or for cause) after becoming Retirement Eligible (here, for purposes of Restricted Stock Units, age 60 and continuously employed with us for at least 5 years), the executive will continue to vest in all Restricted Stock Units on each vesting date as if the executive had continued employment with us. However, if the executive voluntarily terminates prior to the first anniversary date of the date of grant of

80	Corporate.Kohls.com

Executive Compensation

such Restricted Stock Unit award, the continued vesting will not apply to such award. As of the end of Fiscal 2024, none of the Named Executive Officers were Retirement Eligible under our Restricted Stock Unit awards.

If the executive’s employment terminates on or after the first anniversary of the date of grant of the Performance Share Unit award for any reason other than by us for cause or due to death or disability after becoming Retirement Eligible (here, defined the same as set forth above for Restricted Stock Units), the executive will vest in the actual number of outstanding Performance Share Units that are earned at the end of the performance period. As of the end of Fiscal 2024, none of the Named Executive Officers were Retirement Eligible under our Performance Share Unit awards.

Mr. Buchanan’s Recruitment Equity Awards

In connection with his appointment as CEO, as previously disclosed, Kohl’s granted Mr. Buchanan two separate one-time recruitment awards of Restricted Stock Units.  These Restricted Stock Unit awards are generally subject to the same provisions relating to a termination of employment as described above, except that it vests in full in the event he terminates employment for “good reason” or if we terminate his employment without cause.

Mr. Buchanan’s Signing Incentive

In connection with his appointment as CEO, as previously disclosed, Kohl’s paid Mr. Buchanan a cash signing incentive of $3,750,000. Upon a voluntary termination of Mr. Buchanan’s employment without “good reason” or if we terminate his employment for cause, in either case prior to January 15, 2026, the one-year anniversary of his start date, Mr. Buchanan is required to repay a pro rata portion (adjusted monthly) of such signing incentive.

Ms. Timm’s Restricted Stock Unit Agreement

As previously disclosed, Kohl’s granted Ms. Timm a Restricted Stock Unit award on April 21, 2023. The Restricted Stock Unit award vested on April 21, 2024, but it is subject to repayment in the event of her voluntary termination of employment without “good reason” or a termination for cause prior to May 1, 2025. In the event such repayment provision is triggered, Ms. Timm would be required to surrender all of the shares vested under such award or, if she has sold any of those shares, she would be required to reimburse Kohl’s for the value she received for any of the shares that were sold.

Kohl’s Corporation | 2025 Proxy Statement	81

Executive Compensation

Potential Benefit Summary—Ashley Buchanan, Chief Executive Officer

The following table shows the potential payments to Mr. Buchanan upon termination of his employment. Also shown is the value of Restricted Stock Units that would vest upon certain terminations of Mr. Buchanan’s employment following a change of control of Kohl’s. The amounts shown in the table assume an employment termination date of February 1, 2025  and do not reflect salary accrued as of that date. Also assumed is a February 1, 2025 effective date of a change of control and $13.21 per share price of our common stock, which was the January 31, 2025, closing price of our common stock on the New York Stock Exchange. The amounts shown in the following table also assume that in a change of control, the acquiring or surviving company would have assumed the outstanding equity awards.

			Termination by	Termination by Executive
			Executive for Good	for Good Reason or
		Involuntary	Reason or Involuntary	Involuntary
	Voluntary	Termination	Termination by Kohl’s	Termination by Kohl’s	Termination
	Termination by	by Kohl’s	Without Cause (No	Without Cause (Following	Due to
Potential Payments	Executive	With Cause	Change of Control)	a Change of Control)	Disability	Death
to Ashley Buchanan	($)	($)	($)	($)	($)	($)
Severance Payment	—	—	2,950,000	2,950,000	737,500	737,500
Pro Rated Bonus	—	—	—	—	—	—
Health Care Continuation	—	—	28,019	28,019	—	—
Outplacement	—	—	20,000	20,000	—	—
Value of Accelerated Restricted Stock Units	—	—	17,517,160	17,517,160	17,517,160	17,517,160
Repayment of Signing Incentive	(3,437,500)	(3,437,500)	—	—	—	—
TOTAL	(3,437,500)	(3,437,500)	20,515,179	20,515,179	18,254,660	18,254,660

82	Corporate.Kohls.com

Executive Compensation

Potential Benefit Summary—Jill Timm, Chief Financial Officer

The following table shows the potential payments to Ms. Timm upon termination of her employment. Also shown is the value of Performance Share Units and Restricted Stock Units that would vest upon certain terminations of Ms. Timm’s employment following a change of control of Kohl’s. The amounts shown in the table assume an employment termination date of February 1, 2025  and do not reflect salary accrued as of that date. Also assumed is a February 1, 2025 effective date of a change of control and $13.21 per share price of our common stock, which was the January 31, 2025 closing price of our common stock on the New York Stock Exchange. The amounts shown in the following table also assume that in a change of control, the acquiring or surviving company would have assumed the outstanding equity awards.

			Termination by	Termination by Executive
			Executive for Good	for Good Reason or
		Involuntary	Reason or Involuntary	Involuntary
	Voluntary	Termination	Termination by Kohl’s	Termination by Kohl’s	Termination
	Termination by	by Kohl’s	Without Cause (No	Without Cause (Following	Due to
Potential Payments	Executive	With Cause	Change of Control)	a Change of Control)	Disability	Death
to Jill Timm	($)	($)	($)	($)	($)	($)
Severance Payment	—	—	1,900,000	3,550,773	475,000	475,000
Pro Rated Bonus	—	—	—	—	—	—
Health Care Continuation	—	—	32,517	32,517	—	—
Outplacement	—	—	20,000	20,000	—	—
Value of Accelerated Restricted Stock Units (1)	—	—	637,488	1,008,578	1,008,578	1,008,578
Value of Accelerated Performance Share Units (2)	—	—	—	1,769,259	1,093,103	1,769,259
Repayment of Restricted Stock Units (3)	(928,741)	(928,741)	—
TOTAL	(928,741)	(928,741)	2,590,005	6,381,128	2,576,681	3,252,838
(1)	The value of Restricted Stock Units that would accelerate includes dividend equivalents, payable in additional shares, that would be earned upon settlement of the award, based on dividend activity between the date of grant and February 1, 2025.
(2)	The value of Performance Share Units that would accelerate is illustrated at Target for (i) death and (ii) following a change of control, termination by the executive for good reason, or involuntary termination by Kohl’s without cause. In the case of termination due to disability, the actual award earned at the end of the performance period would be payable. Here, the payout shown in the disability column reflects the number of shares earned based on actual payout for the 2022 award and Target and Threshold performance for the 2023 and 2024 awards, respectively. In addition, the value of Performance Share Units that would be earned includes dividend equivalents equal to what would have been earned on the underlying award, based on dividend activity between the date of grant and February 1, 2025.
(3)	The value of the repayment of Restricted Stock Units is based on the number of shares from Ms. Timm’s vested RSU award that would be required to be returned by Ms. Timm in the event of a termination on February 1, 2025, using the value of such shares on that date.

Kohl’s Corporation | 2025 Proxy Statement	83

Executive Compensation

Potential Benefit Summary—Fred Hand, Senior Executive Vice President, Director of Stores

The following table shows the potential payments to Mr. Hand upon termination of his employment. Also shown is the value of Performance Share Units and Restricted Stock Units that would vest upon certain terminations of Mr. Hand’s employment following a change of control of Kohl’s. The amounts shown in the table assume an employment termination date of February 1, 2025 and do not reflect salary accrued as of that date. Also assumed is a February 1, 2025 effective date of a change of control and $13.21 per share price of our common stock, which was the January 31, 2025 closing price of our common stock on the New York Stock Exchange. The amounts shown in the following table also assume that in a change of control, the acquiring or surviving company would have assumed the outstanding equity awards.

			Termination by	Termination by Executive
			Executive for Good	for Good Reason or
		Involuntary	Reason or Involuntary	Involuntary
	Voluntary	Termination	Termination by Kohl’s	Termination by Kohl’s	Termination
	Termination by	by Kohl’s	Without Cause (No	Without Cause (Following	Due to
Potential Payments	Executive	With Cause	Change of Control)	a Change of Control)	Disability	Death
to Fred Hand	($)	($)	($)	($)	($)	($)
Severance Payment	—	—	1,800,000	2,386,280	450,000	450,000
Pro Rated Bonus	—	—	—	—	—	—
Health Care Continuation	—	—	21,323	21,323	—	—
Outplacement	—	—	20,000	20,000	—	—
Value of Accelerated Restricted Stock Units (1)	—	—	1,454,095	1,727,800	1,727,800	1,727,800
Value of Accelerated Performance Share Units (2)	—	—	—	892,367	525,646	892,367
TOTAL	—	—	3,295,417	5,047,769	2,703,446	3,070,167
(1)	The value of Restricted Stock Units that would accelerate includes dividend equivalents, payable in additional shares, that would be earned upon settlement of the award, based on dividend activity between the date of grant and February 1, 2025.
(2)	The value of Performance Share Units that would accelerate is illustrated at Target for (i) death and (ii) following a change of control, termination by the executive for good reason, or involuntary termination by Kohl’s without cause. In the case of termination due to disability, the actual award earned at the end of the performance period would be payable. Here, the payout shown in the disability column reflects the number of shares earned based on Target and Threshold performance for the 2023 and 2024 awards, respectively. In addition, the value of Performance Share Units that would be earned includes dividend equivalents equal to what would have been earned on the underlying award, based on dividend activity between the date of grant and February 1, 2025.

84	Corporate.Kohls.com

Executive Compensation

Potential Benefit Summary—Nick Jones, Chief Merchandising Officer

The following table shows the potential payments to Mr. Jones upon termination of his employment. Also shown is the value of Performance Share Units and Restricted Stock Units that would vest upon certain terminations of Mr. Jones’ employment following a change of control of Kohl’s. The amounts shown in the table assume an employment termination date of February 1, 2025 and do not reflect salary accrued as of that date. Also assumed is a February 1, 2025 effective date of a change of control and $13.21 per share price of our common stock, which was the January 31, 2025 closing price of our common stock on the New York Stock Exchange. The amounts shown in the following table also assume that in a change of control, the acquiring or surviving company would have assumed the outstanding equity awards.

			Termination by	Termination by Executive
			Executive for Good	for Good Reason or
		Involuntary	Reason or Involuntary	Involuntary
	Voluntary	Termination	Termination by Kohl’s	Termination by Kohl’s	Termination
	Termination by	by Kohl’s	Without Cause (No	Without Cause (Following	Due to
Potential Payments	Executive	With Cause	Change of Control)	a Change of Control)	Disability	Death
to Nick Jones	($)	($)	($)	($)	($)	($)
Severance Payment	—	—	1,800,000	3,957,120	450,000	450,000
Pro Rated Bonus	—	—	—	—	—	—
Health Care Continuation	—	—	21,323	21,323	—	—
Outplacement	—	—	20,000	20,000	—	—
Value of Accelerated Restricted Stock Units (1)	—	—	501,355	865,137	865,137	865,137
Value of Accelerated Performance Share Units (2)	—	—	—	1,510,966	1,054,095	1,510,966
TOTAL	—	—	2,342,677	6,374,546	2,369,233	2,826,104
(1)	The value of Restricted Stock Units that would accelerate includes dividend equivalents, payable in additional shares, that would be earned upon settlement of the award based on dividend activity between the date of grant and February 1, 2025.
(2)	The value of Performance Share Units that would accelerate is illustrated at Target for (i) death and (ii) following a change of control, termination by the executive for good reason, or involuntary termination by Kohl’s without cause. In the case of termination due to disability, the actual award earned at the end of the performance period would be payable. Here, the payout shown in the disability column reflects the number of shares earned based on Target and Threshold performance for the 2023 and 2024 awards, respectively. In addition, the value of Performance Share Units that would be earned includes dividend equivalents equal to what would have been earned on the underlying award, based on dividend activity between the date of grant and February 1, 2025.

Kohl’s Corporation | 2025 Proxy Statement	85

Executive Compensation

Potential Benefit Summary—Siobhán Mc Feeney, Chief Technology & Digital Officer

The following table shows the potential payments to Ms. Mc Feeney upon termination of her employment. Also shown is the value of Performance Share Units, Restricted Stock, and Restricted Stock Units that would vest upon certain terminations of Ms. Mc Feeney’s employment following a change of control of Kohl’s. The amounts shown in the table assume an employment termination date of February 1, 2025 and do not reflect salary accrued as of that date. Also assumed is a February 1, 2025 effective date of a change of control and $13.21 per share price of our common stock, which was the January 31, 2025 closing price of our common stock on the New York Stock Exchange. The amounts shown in the following table also assume that in a change of control, the acquiring or surviving company would have assumed the outstanding equity awards.

			Termination by	Termination by Executive
			Executive for Good	for Good Reason or
		Involuntary	Reason or Involuntary	Involuntary
	Voluntary	Termination	Termination by Kohl’s	Termination by Kohl’s	Termination
	Termination by	by Kohl’s	Without Cause (No	Without Cause (Following	Due to
Potential Payments	Executive	With Cause	Change of Control)	a Change of Control)	Disability	Death
to Siobhán Mc Feeney	($)	($)	($)	($)	($)	($)
Severance Payment	—	—	1,500,000	2,232,983	375,000	375,000
Pro Rated Bonus	—	—	—	—	—	—
Health Care Continuation	—	—	43,396	43,396	—	—
Outplacement	—	—	20,000	20,000	—	—
Value of Accelerated Restricted Stock Awards or Restricted Stock Units (1)	—	—	1,154,609	1,686,170	1,686,170	1,686,170
Value of Accelerated Performance Share Units (2)	—	—	—	1,088,096	705,257	1,088,096
TOTAL	—	—	2,718,006	5,070,645	2,766,427	3,149,266
(1)	The value of Restricted Stock Units that would accelerate includes dividend equivalents, payable in additional shares, that would be earned upon settlement of the award based on dividend activity between the date of grant and February 1, 2025.
(2)	The value of Performance Share Units that would accelerate is illustrated at Target for (i) death and (ii) following a change of control, termination by the executive for good reason, or involuntary termination by Kohl’s without cause. In the case of termination due to disability, the actual award earned at the end of the performance period would be payable. Here, the payout shown in the disability column reflects the number of shares earned based on Target and Threshold performance for the 2023 and 2024 awards, respectively. In addition, the value of Performance Share Units that would be earned includes dividend equivalents equal to what would have been earned on the underlying award, based on dividend activity between the date of grant and February 1, 2025.

86	Corporate.Kohls.com

Executive Compensation

Thomas A. KingsburY, Advisor to the CEO and Former Chief Executive Officer

Potential Payments and Benefits Under Employment Agreement

Mr. Kingsbury entered into an Employment Agreement with the Company on May 10, 2023. Pursuant to that agreement, Mr. Kingsbury has transitioned to the role of Advisor to the Chief Executive Officer. The term of his agreement ends on May 10, 2025, and he remains subject to the Employment Agreement for the duration of his role as Advisor to the Chief Executive Officer. In his role as Advisor to the Chief Executive Officer, Mr. Kingsbury is not eligible to receive any compensation or benefits other than those to which he was already entitled under his existing Employment Agreement. Consistent with our Executive Officer Cash Severance Policy, the total amount of potential cash payments payable to Mr. Kingsbury under his Employment Agreement upon a termination of employment does not exceed 2.99 times the sum of his base salary plus target annual bonus opportunity.

TERMINATION FOR CAUSE OR RESIGNATION

If Mr. Kingsbury is terminated for cause or due to resignation other than for good reason, Mr. Kingsbury will not receive any severance payments.

DEATH OR DISABILITY

If Mr. Kingsbury’s employment is terminated due to his death or disability:

●	Mr. Kingsbury or his estate is entitled to receive a pro rata bonus for the current fiscal year, determined based on Kohl’s actual performance at the end of that year, payable at the same time as other executives receive their bonus for that year; and
●	Mr. Kingsbury or his estate is entitled to receive severance in the amount of one half of his then annual base salary, payable over six months.

RESIGNATION FOR GOOD REASON

If Mr. Kingsbury voluntarily terminates his employment as a result of a mandatory relocation more than 50 miles from his principal work location or a material reduction in his title, organizational reporting level, or base salary (i.e., for “good reason”) and the termination is not in connection with a “change of control” (as defined in his Employment Agreement), Mr. Kingsbury will be entitled to the following severance benefits:

●	a pro rata bonus for the current fiscal year, determined based on Kohl’s actual performance at the end of that year, payable at the same time as other executives receive their bonus for that year;
●	a severance payment equal to Mr. Kingsbury’s then annual base salary for the period of time equal to the greater of either the remainder of the current agreement term or for one year, payable in a lump sum within 60 days following termination;
●	certain equity awards will vest in full with respect to the service-vesting component of the award and all performance-based awards will remain outstanding and eligible to vest based on the achievement of applicable performance goals;
●	post-termination health care coverage under our health insurance plan for the remaining term of the agreement (or one year if longer) if the executive (and the executive’s spouse and eligible dependents) is eligible for, and timely elects to participate in, Kohl’s group health insurance plan pursuant to COBRA, in which case Kohl’s will pay that portion of Mr. Kingsbury’s monthly COBRA payment that is equal to our normal monthly cost of coverage for full-time employees under our group health insurance plans; and
●	outplacement services of up to $20,000.

Kohl’s Corporation | 2025 Proxy Statement	87

Executive Compensation

CHANGE OF CONTROL

If, within three months prior to or within 15 months following a change of control of Kohl’s (as defined in the Employment Agreement), Mr. Kingsbury terminates his employment for “good reason,” he will be entitled to the following severance benefits:

●	a pro rata bonus for the current fiscal year, determined based on Kohl’s actual performance at the end of that year, payable at the same time as other executives receive their bonus for that year;
●	a severance payment equal to the sum of Mr. Kingsbury’s base salary as of the date of termination (or, if higher, immediately prior to the change of control) for the period of time from the termination through the 18-month anniversary of the expiration date of the then-current term of the Employment Agreement, plus one and a half of Mr. Kingsbury’s target bonus as described in the Employment Agreement, payable within 60 days of termination;
●	certain equity awards will vest in full with respect to the service-vesting component of the award and performance-based awards will remain outstanding and eligible to vest based on the achievement of applicable performance goals;
●	up to two years of post-termination health care coverage under our health insurance plan if the executive (and the executive’s spouse and eligible dependents) is eligible for, and timely elects to participate in, Kohl’s group health insurance plan pursuant to COBRA, in which case Kohl’s will pay that portion of the executive’s monthly COBRA payment that is equal to our normal monthly cost of coverage for full-time employees under our group health insurance plans; and
●	outplacement services of up to $20,000.

Equity Awards

As of the end of Fiscal 2024, Mr. Kingsbury held a Performance Share Unit award granted to him in March 2023 and a Restricted Stock Unit award and Performance Share Unit award granted to him in March 2024. He is entitled to the benefits under these awards upon his termination of employment as described below (in addition to accelerated vesting provisions from his Employment Agreement as noted above).

PERFORMANCE SHARE UNIT AWARDS IN THE EVENT OF A CHANGE OF CONTROL

In the event of a change of control, Mr. Kingsbury’s Performance Share Unit awards will continue to be subject to any time-based vesting schedule (which may be deemed satisfied in certain situations, as described in the paragraph below), and the performance criteria will be deemed to have been satisfied at the Target level. However, if Mr. Kingsbury terminates employment within six months prior to or twelve months following a change of control for “good reason,” or if the Performance Share Unit awards are not assumed or maintained by the acquiring or surviving company at the time of the change of control, then all outstanding Performance Share Units will vest immediately at the Target level.

TERMINATION AFTER ONE YEAR OF EMPLOYMENT AS CEO

For his 2023 Performance Share Unit award, because Mr. Kingsbury remained employed for at least one year from the date of grant (i.e., until March 27, 2024), the time-based vesting criteria for his 2023 Performance Share Unit award was satisfied and in the event of any termination of his employment thereafter (other than for cause), the Performance Share Units will continue to vest, and Mr. Kingsbury will be entitled to receive the actual number of outstanding Performance Share Units that are earned at the end of the performance period.  Mr. Kingsbury’s 2024 Performance Share Unit award contains a similar provision, such that because Mr. Kingsbury remained employed for at least one year from the date of grant (i.e., until March 25, 2025), the time-based vesting criteria for the 2024 Performance Share Unit award was satisfied, and in the event of any termination of employment thereafter (other than for cause), the Performance Share Units will continue to vest and he will be entitled to receive the actual number of outstanding Performance Share Units that are earned at the end of the performance period.

termination for good reason

As mentioned above, pursuant to his offer letter and his Employment Agreement, upon a voluntary termination of Mr. Kingsbury’s employment for “good reason” (as defined in his Employment Agreement), certain equity awards will vest in full with respect to the service-vesting component of the award and all performance-based awards will remain outstanding and eligible to vest based on the achievement of applicable performance goals. This treatment is applicable to his 2023 and 2024 Performance

88	Corporate.Kohls.com

Executive Compensation

Share Unit awards (continued vesting based on achievement of applicable goals) and his 2024 Restricted Stock Unit award (full vesting).

DEATH OR DISABILITY

If Mr. Kingsbury dies while employed by us, all of his Restricted Stock Units will vest and his outstanding Performance Share Units will vest at the Target level. If Mr. Kingsbury terminates his employment with us due to disability, he will vest in his Restricted Stock Units and the actual number of outstanding Performance Share Units that are earned at the end of the performance period.

Potential Benefit Summary—Thomas A. Kingsbury, Former Chief Executive Officer and Advisor to the CEO

The following table shows the potential payments to Mr. Kingsbury upon termination of his employment, including the value of Performance Share Units that would vest upon certain terminations of his employment following a change of control of Kohl’s. The amounts shown in the table assume an employment termination date of February 1, 2025 and do not reflect salary accrued as of that date. Also assumed is a February 1, 2025 effective date of a change of control and $13.21 price of our common stock, which was the January 31, 2025 closing price of our common stock on the New York Stock Exchange. The amounts shown in the following table also assume that in a change of control, the acquiring or surviving company would have assumed the outstanding equity awards.

			Termination by	Termination by
			Executive for	Executive for
	Voluntary	Involuntary	Good Reason	Good Reason
	Termination	Termination	(No	(Following a	Termination
	by	by Kohl’s	Change of	Change of	Due to
Potential Payments	Executive	With Cause	Control)	Control)	Disability	Death
to Thomas A. Kingsbury	($)	($)	($)	($)	($)	($)
Severance Payment	—	—	396,027	6,480,402	737,500	737,500
Pro Rated Bonus	—	—	—	—	—	—
Health Care Continuation	—	—	2,862	18,854	—	—
Outplacement	—	—	20,000	20,000	—	—
Value of Accelerated Restricted Stock Units (1)	—	—	1,721,992	1,721,992	1,721,992	1,721,992
Value of Accelerated Performance Share Units (2)	3,054,897	3,054,897	4,139,464	5,947,075	4,139,464	5,947,075
Total	3,054,897	—	6,280,346	14,188,324	6,598,956	8,406,567

(1)	The value of Restricted Stock Units that would accelerate includes dividend equivalents, payable in additional shares, that would be earned upon settlement of the award, based on dividend activity between the date of grant and February 1, 2025.
(2)	The value of Performance Share Units that would accelerate is illustrated at Target for (i) death and (ii) following a change of control or termination by the executive for good reason. In the case of termination due to disability, a good reason termination prior to a change of control, or a voluntary termination following the one-year grant date of an award, the actual award earned at the end of the performance period would be payable. Where a payout on actual performance is warranted, the payouts shown above reflect the number of shares that would be earned based on an assumed payout at Target performance for the 2023 award and Threshold performance for the 2024 award. In addition, the value of Performance Share Units that would be earned includes dividend equivalents equal to what would have been earned on the underlying award, based on dividend activity between the date of grant and February 1, 2025.

Kohl’s Corporation | 2025 Proxy Statement	89

Executive Compensation

CEO Pay Ratio

Each year, we are required to disclose the ratio of our median employee’s annual total compensation to that of our Chief Executive Officer. As of February 1, 2025, our median employee was a part-time store associate. We identified our median employee by reviewing Form W-2 wages for all full-time, part-time, seasonal, and temporary employees as of that date. Since February 1, 2025, there have been no significant changes to the employee population or employee compensation arrangements that we believe would materially impact our pay ratio disclosure.

During Fiscal 2024, we underwent a CEO transition. Thomas A. Kingsbury served as CEO until January 14, 2025, and Ashley Buchanan assumed the role on January 15, 2025. For purposes of this CEO pay ratio calculation, we annualized Mr. Buchanan’s total compensation to reflect a full year in the role, in accordance with Instruction 10 of Item 402(u) of Regulation S-K. His annualized total compensation for Fiscal 2024 includes all of the components reported in the Summary Compensation Table, with his base salary adjusted to reflect a full year of service. Mr. Buchanan’s total annualized compensation for Fiscal 2024 was $22,315,691. The Fiscal 2024 total annual compensation for our median employee was $15,763, as determined under the Summary Compensation Table rules. The ratio of our CEO’s total annualized compensation to our median employee’s total annual compensation for Fiscal 2024 is 1,416:1. This information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates, and assumptions, Kohl’s disclosure may not be comparable to the pay ratio disclosure provided by other companies.

Pay versus Performance

Pay versus Performance Table

The following table sets forth additional compensation information of our Principal Executive Officer (PEO) and our non-PEO Named Executive Officers (NEOs), along with Total Shareholder Return (TSR), Net Income, and Net Sales performance results for our Fiscal 2024, 2023, 2022, 2021, and 2020:

										Value of Initial Fixed $100
							Average			Investment
							Summary	Average		Based on:
	Summary	Summary			Compensation		Compensation	Compensation			Peer Group
	Compensation	Compensation	Compensation		Actually Paid to		Table Total for	Actually Paid to		Total	Total	Net
	Table Total for	Table Total for	Actually Paid to		Second		Non-PEO	Non-PEO		Shareholder	Shareholder	Income	Net
	First PEO	Second PEO	First PEO (2)(3)		PEO (2) (3)		NEOs	NEOs (2) (3)		Return (4)	Return (5)	(Loss) (6)	Sales (6) (7)
Year (1)	($)	($)	($)		($)		($)	($)		($)	($)	($)	($)
2024	11,036,800	20,907,736	(1,152,491)	(8)	21,424,896	(8)	3,147,860	(426,140)	(8)	41.57	227.91	109	15,385
2023	8,962,889	N/A	9,769,583	(9)	N/A		5,883,271	6,169,062	(9)	75.08	174.14	317	16,586
2022	9,034,094	4,427,865	(57,026,989)	(10)	4,710,588	(10)	3,420,060	(3,655,769)	(10)	82.19	123.99	(19)	17,161
2021	12,924,834	N/A	34,227,502	(11)	N/A		4,016,239	8,475,219	(11)	148.59	149.72	938	18,471
2020	12,855,375	N/A	31,770,487	(12)	N/A		3,836,246	7,644,846	(12)	106.88	141.39	(163)	15,031

(1)	Named Executive Officers included in the above table reflect the following:
Year	PEO #1	PEO #2	Non-PEOs
2024	Mr. Kingsbury	Mr. Buchanan	Ms. Timm, Mr. Hand, Mr. Jones, and Ms. Mc Feeney
2023	Mr. Kingsbury	N/A	Ms. Timm, Mr. Hand, Mr. Jones, Ms. Kent, and Mr. Alves
2022	Ms. Gass	Mr. Kingsbury	Ms. Timm, Mr. Chini, Ms. Mc Feeney, Ms. Raymond, Mr. Gaffney, and Mr. Revelle
2021	Ms. Gass	N/A	Ms. Timm, Mr. Howe, Mr. Revelle, and Mr. Gaffney
2020	Ms. Gass	N/A	Ms. Timm, Mr. Howe, Mr. Revelle, and Mr. Kelroy

(2)	Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (a) for Restricted Stock Awards and Restricted Stock Units, closing stock price on applicable year-end date(s) or, in the case of vesting dates, the stock price at which the award vested; and (b) for Performance Share Units, the fair value calculated by a Monte Carlo simulation model as of the applicable year-end date(s) multiplied by the probability of achievement as of each such date.

90	Corporate.Kohls.com

Executive Compensation

(3)	For the portion of “Compensation Actually Paid” that is based on year-end stock prices, the following per share prices were used:

2024	2023	2022	2021	2020	2019
$13.21	$26.40	$31.49	$60.16	$44.06	$42.75
(4)	Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the applicable measurement period (assuming dividend reinvestment) and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. Cumulative TSR for each fiscal year assumes an investment of $100 at the beginning of the applicable measurement period.
(5)	Peer Group TSR reflects the Company’s 2024 peer group, which is the S&P 500 Consumer Discretionary Distribution & Retailing Index (formerly known as the S&P 500 Retailing Index), as reflected in our 2024 Annual Report on Form the 10-K, pursuant to Item 201(e) of Regulation S-K. The chart assumes an investment of $100 on February 1, 2020 and reinvestment of dividends. The calculations exclude trading commissions and taxes.
(6)	Dollars in Millions.
(7)	Net Sales is the financial performance measure that the Company believes to be the most important measure (that is not otherwise required to be disclosed in the table) it used in the most recent fiscal year to determine compensation.
(8)	For Fiscal 2024, “Compensation Actually Paid to First PEO,” “Compensation Actually Paid to Second PEO,” and the “Average Compensation Actually Paid to Non-PEO NEOs” reflects the following adjustments from total compensation reported in the Summary Compensation Table:

			Average
	First PEO	Second PEO	Non-PEO NEOs
Adjustments to Determine 2024 "Compensation Actually Paid”	($)	($)	($)
Total Reported in 2024 Summary Compensation Table (SCT)	11,036,800	20,907,736	3,147,860
Less, Value of Stock Awards Reported in SCT	(9,099,987)	(17,000,000)	(2,024,997)
Plus, Year-End Value of Awards Granted in Fiscal Year that Are Unvested and Outstanding	1,721,992	17,517,160	396,704
Plus, Change in Fair Value of Prior Year Awards that Are Outstanding and Unvested	(4,811,296)	—	(1,758,077)
Plus, FMV of Awards Granted this Year and that Vested this Year	—	—	—
Plus, Change in Fair Value (from Prior Year-End) of Prior Year Awards that Vested this Year	—	—	(187,631)
Less, Prior Year Fair Value of Prior Year Awards that Failed to Vest this Year	—	—	—
Total Adjustments	(12,189,291)	517,160	(3,574,000)
"Compensation Actually Paid" for Fiscal Year 2024	(1,152,491)	21,424,896	(426,140)

(9)	For Fiscal 2023, “Compensation Actually Paid to First PEO” and the “Average Compensation Actually Paid to Non-PEO NEOs reflects the following adjustments from total compensation reported in the Summary Compensation Table:

		Average
	First PEO	Non-PEO NEOs
Adjustments to Determine 2023 "Compensation Actually Paid”	($)	($)
Total Reported in 2023 Summary Compensation Table (SCT)	8,962,889	5,883,271 (a)
Less, Value of Stock Awards Reported in SCT	(4,699,989)	(3,194,999)
Plus, Year-End Value of Awards Granted in Fiscal Year that Are Unvested and Outstanding	5,938,380	3,248,521
Plus, Change in Fair Value of Prior Year Awards that Are Outstanding and Unvested	—	(67,486)
Plus, FMV of Awards Granted this Year and that Vested this Year	—	399,648
Plus, Change in Fair Value (from Prior Year-End) of Prior Year Awards that Vested this Year	(431,697)	(99,893)
Less, Prior Year Fair Value of Prior Year Awards that Failed to Vest this Year	—	—
Total Adjustments	806,694	285,791
"Compensation Actually Paid" for Fiscal Year 2023	9,769,583	6,169,062
(a)	As disclosed in Footnote 8 to the Summary Compensation Table, an immaterial administrative miscalculation affected the All Other Compensation value reported for one Named Executive Officer. This miscalculation has been corrected in the Average Non-PEO NEOs total reported above. As a result, the Average Non-PEO NEOs total reported above differs by $733 from the amount disclosed in the 2024 Proxy Statement.

Kohl’s Corporation | 2025 Proxy Statement	91

Executive Compensation

(10)	For Fiscal 2022, “Compensation Actually Paid to First PEO,” “Compensation Actually Paid to Second PEO,” and the “Average Compensation Actually Paid to Non-PEO NEOs” reflects the following adjustments from total compensation reported in the Summary Compensation Table:

			Average
	First PEO	Second PEO	Non-PEO NEOs
Adjustments to Determine 2022 "Compensation Actually Paid”	($)	($)	($)
Total Reported in 2022 Summary Compensation Table (SCT)	9,034,094	4,427,865	3,420,060
Less, Value of Stock Awards Reported in SCT	(7,549,993)	(3,920,000)	(1,891,344)
Plus, Year-End Value of Awards Granted in Fiscal Year that Are Unvested and Outstanding	—	4,226,216	972,774
Plus, Change in Fair Value of Prior Year Awards that Are Outstanding and Unvested	—	—	(2,905,529)
Plus, FMV of Awards Granted this Year and that Vested this Year	—	—	67,135
Plus, Change in Fair Value (from Prior Year-End) of Prior Year Awards that Vested this Year	143,079	(23,493)	(389,692)	(a)
Less, Prior Year Fair Value of Prior Year Awards that Failed to Vest this Year	(58,654,169)	—	(2,929,173)	(a)
Total Adjustments	(66,061,083)	282,723	(7,075,829)
"Compensation Actually Paid" for Fiscal Year 2022	(57,026,989)	4,710,588	(3,655,769)
(a)	In the 2023 Proxy Statement, a Non-PEO equity award was incorrectly classified as a Prior Year award that vested in Fiscal 2022 instead of a Prior Year award that failed to vest in Fiscal 2022. This classification has been corrected in the Average Non-PEO column and restated in the footnotes shown here. There is no impact to total adjustments or Compensation Actually Paid for Fiscal Year 2022.
(11)	For Fiscal 2021, “Compensation Actually Paid to First PEO” and the “Average Compensation Actually Paid to Non-PEO NEOs” reflects the following adjustments from total compensation reported in the Summary Compensation Table:

		Average
	First PEO	Non-PEO NEOs
Adjustments to Determine 2021 "Compensation Actually Paid”	($)	($)
Total Reported in 2021 Summary Compensation Table (SCT)	12,924,834	4,016,239
Less, Value of Stock Awards Reported in SCT	(7,250,011)	(1,375,046)
Plus, Year-End Value of Awards Granted in Fiscal Year that Are Unvested and Outstanding	14,444,589	2,739,579
Plus, Change in Fair Value of Prior Year Awards that Are Outstanding and Unvested	12,179,438	2,675,545
Plus, FMV of Awards Granted this Year and that Vested this Year	—	—
Plus, Change in Fair Value (from Prior Year-End) of Prior Year Awards that Vested this Year	1,928,652	418,902
Less, Prior Year Fair Value of Prior Year Awards that Failed to Vest this Year	—	—
Total Adjustments	21,302,668	4,458,980
"Compensation Actually Paid" for Fiscal Year 2021	34,227,502	8,475,219
(12)	For Fiscal 2020, “Compensation Actually Paid to First PEO” and the “Average Compensation Actually Paid to Non-PEO NEOs” reflects the following adjustments from total compensation reported in the Summary Compensation Table:

		Average
	First PEO	Non-PEO NEOs
Adjustments to Determine 2020 "Compensation Actually Paid”	($)	($)
Total Reported in 2020 Summary Compensation Table (SCT)	12,855,375	3,836,246
Less, Value of Stock Awards Reported in SCT	(8,853,685)	(1,962,007)
Plus, Year-End Value of Awards Granted in Fiscal Year that Are Unvested and Outstanding	35,993,323	7,091,195
Plus, Change in Fair Value of Prior Year Awards that Are Outstanding and Unvested	(6,205,629)	(782,823)
Plus, FMV of Awards Granted this Year and that Vested this Year	—	—
Plus, Change in Fair Value (from Prior Year-End) of Prior Year Awards that Vested this Year	(2,018,897)	(537,765)
Less, Prior Year Fair Value of Prior Year Awards that Failed to Vest this Year	—	—
Total Adjustments	18,915,112	3,808,600
"Compensation Actually Paid" for Fiscal Year 2020	31,770,487	7,644,846

92	Corporate.Kohls.com

Executive Compensation

Relationship Between Compensation Actually Paid and Performance Measures

As described in more detail in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Company’s executive compensation program reflects the philosophy that executive compensation should be directly linked to performance, with the ultimate objective of increasing long-term shareholder value. While the Company utilizes several performance measures to align executive compensation with Company performance, not all of those measures are presented in the Pay versus Performance Table above. The below graphical illustrations demonstrate the relationship between compensation actually paid to the Named Executive Officers over the last five fiscal years, as compared to TSR, Net Income, and Net Sales over the same period. Generally, compensation actually paid for both PEO(s) and NEOs since Fiscal 2020 has increased or decreased as each of TSR, Net Income, and Net Sales has increased or decreased, respectively. However, the compensation in Fiscal 2024 for the PEOs deviates from this trend, as the first PEO’s compensation decreased due to company performance and the second PEO’s compensation was slightly higher, primarily due to the recruitment awards granted to him. These awards were part of the overall package designed to incentivize Mr. Buchanan to accept the CEO role and, in determining the size of the awards, the Committee considered the compensation Mr. Buchanan would forfeit from his former employer, including cash and equity incentive awards, as well as a potential investment opportunity loss with respect to invested equity at his previous employer.

In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions (shown graphically) of the relationship between compensation actually paid to our PEO and non-PEO Named Executive Officers, for each of the covered fiscal years, and:

●	our cumulative TSR and the cumulative TSR for our peer group;
●	our Net Income; and
●	our Net Sales.

COMPENSATION ACTUALLY PAID VERSUS TOTAL SHAREHOLDER RETURN
COMPENSATION ACTUALLY PAID (Dollars in Thousands)
TOTAL SHAREHOLDER RETURN (Dollars in Thousands)
$40,000
$20,000
$0
($20,000)
($40,000)
($60,000)
($80,000)
$250
$200
$150
$100
$50
$0
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
$31,770
$7,645
$141
$107
$34,228
$8,475
$150
$149
$4,711
($3,656)
($57,027)
$124
$82
$9,770
$174
$6,169
$75
$228
$21,425
($1,152)
($426)
$42
PEO #1 Compensation Actually Paid
PEO # 2 Compensation Actually Paid
Non-PEO Compensation Actually Paid
Kohl's Cummulative TSR
S&P 500 Retailing Index TSR

Kohl’s Corporation | 2025 Proxy Statement	93

Executive Compensation

COMPENSATION ACTUALLY PAID VERSUS NET INCOME
COMPENSATION ACTUALLY PAID
(Dollars in Thousands)
$40,000
$20,000
$0
($20,000)
($40,000)
($60,000)
($80,000)
NET INCOME
(Dollars in Thousands)
$1,000,000
$800,000
$600,000
$400,000
$200,000
$0
($200,000)
($400,000)
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
$31,770
$7,645
$34,228
$8,475
$4,711
($3,656)
($57,027)
$9,770
$6,169
$21,425
($1,152)
($426)
$938,000
($163,000)
($19,000)
$317,000
$109,000
PEO #1 Compensation Actually Paid
PEO # 2 Compensation Actually Paid
Non-PEO Compensation Actually Paid
Net Income

COMPENSATION ACTUALLY PAID VERSUS NET SALES
$40,000
$20,000
$0
($20,000)
($40,000)
($60,000)
($80,000)
COMPENSATION ACTUALLY PAID
(Dollars in Thousands)
$20,000,000
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
NET SALES
(Dollars in Thousands)
$31,770
$7,645
$15,031,000
FY 2020
$34,228
$8,475
$18,471,000
FY 2021
($57,027)
$4,711
($3,656)
$17,161,000
FY 2022
$9,770
$6,169
$16,586,000
FY 2023
($1,152)
$21,425
($426)
$15,385,000
FY 2024
PEO #1 Compensation Actually Paid
PEO # 2 Compensation Actually Paid
Non-PEO Compensation Actually Paid
Net Income

94	Corporate.Kohls.com

Executive Compensation

Important Financial Performance Measures

The following unranked performance measures reflect the Company’s most important performance measures used to link executive compensation to company performance in 2024. These performance measures were utilized by the Compensation Committee to assess company performance and determine annual cash incentives and equity awards paid to our PEO and Non-PEO Named Executive Officers in Fiscal 2024. For further information regarding these performance measures, refer to the “Compensation Discussion and Analysis” section of this Proxy Statement.

Most important Performance Measures for Fiscal 2024
● Operating Margin
● Merchandise Sales
● Net Sales

Kohl’s Corporation | 2025 Proxy Statement	95

Security Ownership of Certain Beneficial Owners, Directors, and Management

Beneficial Ownership of Common Stock

The following table presents information concerning the beneficial ownership of the shares of our common stock by:

●	each of our current Directors and the Director nominees;
●	the Named Executive Officers listed in the Summary Compensation Table;
●	all of our executive officers, current Directors, and the Director nominees as a group; and
●	each person who is known by us to beneficially own more than 5% of our common stock.

Under SEC rules, “beneficial ownership” for purposes of this table takes into account shares as to which the individual has or shares voting or dispositive power, as well as shares that may be acquired within 60 days, and is different from beneficial ownership for purposes of Section 16 of the Exchange Act. Accordingly, the amounts presented below may be different than the beneficial ownership amounts reported in forms filed pursuant to Section 16.

Unless otherwise indicated, this information is provided as of the record date, March 12, 2025; beneficial ownership is direct; and the person indicated has sole voting and dispositive power. As indicated in the relevant footnotes, certain Restricted Stock Units vest within 60 days of March 12, 2025 and are therefore included in the amount beneficially owned. Restricted Stock Units exclude dividends and dividend equivalents accrued thereon.

	Amount Beneficially Owned
Name of Beneficial Owner	(#)		Percent of Class
Directors and Executive Officers
Wendy Arlin	6,128		*
Michael J. Bender	40,372	(1)	*
Yael Cosset	28,142		*
Christine Day	19,633	(2)	*
H. Charles Floyd	33,765	(3)	*
Robbin Mitchell	15,530		*
Jonas Prising	77,296	(4)	*
John E. Schlifske	63,452	(5)	*
Adrianne Shapira	30,996		*
Adolfo Villagomez	11,790	(6)	*
Ashley Buchanan	—		—%
Jill Timm	207,686	(7)	*
Nick Jones	22,100	(8)	*
Fred Hand	51,134	(9)
Siobhán Mc Feeney	42,814	(10)	*
Thomas A. Kingsbury	298,041	(11)	*
All current Directors, Director nominees, and Executive Officers as a group (18 persons)	1,126,888	(12)	1%

96	Corporate.Kohls.com

Security Ownership of Certain Beneficial Owners, Directors, and Management

Name of Beneficial Owner	Amount Beneficially Owned (#)		Percent of Class
5% Owners
BlackRock, Inc.
50 Hudson Yards
New York, NY 10001	18,139,762	(13)	16.4%
Vanguard Group Inc.
100 Vanguard Blvd.
Malvern, PA 19355	12,591,595	(14)	11.4%
Dimensional Fund Advisors LP
6300 Bee Cave Road, Building One
Austin, TX 78746	5,800,973	(15)	5.2%

*Less than 1%.

(1)	Includes 14,571 unvested shares of Restricted Stock.
(2)	Includes 6,124 unvested shares of Restricted Stock.
(3)	Includes 6,124 unvested shares of Restricted Stock.
(4)	Includes 7,180 unvested shares of Restricted Stock.
(5)	Includes 7,603 unvested shares of Restricted Stock.
(6)	Includes 6,124 unvested shares of Restricted Stock.
(7)	Includes 21,988 Restricted Stock Units that vest within 60 days of March 12, 2025.
(8)	Includes 16,821 Restricted Stock Units that vest within 60 days of March 12, 2025.
(9)	Includes 7,552 Restricted Stock Units that vest within 60 days of March 12, 2025.
(10)	Includes 3,553 unvested shares of Restricted Stock and 12,995 Restricted Stock Units that vest within 60 days of March 12, 2025.
(11)	Includes 120,279 Restricted Stock Units that vest within 60 days of March 12, 2025.
(12)	Includes 66,772 unvested shares of Restricted Stock and 237,197 Restricted Stock Units that vest within 60 days of March 12, 2025.
(13)	According to the amended Schedule 13G filed January 22, 2024 by BlackRock, Inc. (“BlackRock”), BlackRock and certain affiliated entities were the beneficial owner of 18,139,762 shares of Kohl’s common stock as of December 31, 2023. The filing indicates that BlackRock and certain affiliated entities have sole voting power with respect to 17,583,998 shares and sole dispositive power with respect to 18,139,762 shares.
(14)	According to the amended Schedule 13G filed February 13, 2024 by Vanguard Group Inc. (“Vanguard”), Vanguard and certain affiliated entities were the beneficial owner of 12,591,595 shares of Kohl’s common stock as of December 29, 2023. The filing indicates that Vanguard and certain affiliated entities have shared voting power with respect to 37,978 shares, sole dispositive power with respect to 12,436,737 shares, and shared dispositive power with respect to 154,858 shares.
(15)	According to the Schedule 13G filed February 9, 2024 by Dimensional Fund Advisors LP (“Dimensional”), Dimensional and certain affiliated entities were the beneficial owner of 5,800,973 shares of Kohl’s common stock as of December 29, 2023. The filing indicates that Dimensional and certain affiliated entities have sole voting power with respect to 5,745,810 shares and sole dispositive power with respect to 5,800,973 shares.

Section 16(a) Reports

Section 16(a) of the Exchange Act requires our Directors and executive officers to file reports disclosing their ownership, and changes in their ownership, of our common stock. Based solely on a review of these reports and written representations from the reporting persons, we believe that, during Fiscal 2024, all of such reports were filed on a timely basis by reporting persons.

Kohl’s Corporation | 2025 Proxy Statement	97

Audit Matters

PROPOSAL 3 RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

The Audit Committee has selected and appointed Ernst & Young LLP (“Ernst & Young”) as the Company’s and our subsidiaries’ independent registered public accounting firm for Fiscal 2025 ending January 31, 2026. The Board of Directors, upon recommendation of the Audit Committee, is asking Kohl’s shareholders to ratify the appointment of Ernst & Young as our independent registered public accounting firm because we value our shareholders’ views on our independent auditor. If the appointment of Ernst & Young is not ratified by shareholders, it will be considered a notice to the Board of Directors and the Audit Committee to consider the selection of a different firm in the future. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the Audit Committee’s appointment of Ernst & Young as Kohl’s and our subsidiaries’ independent registered public accounting firm for Fiscal 2025. A representative from Ernst & Young is expected to be present at the Annual Meeting of Shareholders and will be available to make a statement or answer any appropriate questions during the meeting.

The Audit Committee is directly responsible for the appointment, retention, compensation, and oversight of the independent registered public accounting firm retained to audit Kohl’s financial statements. Ernst & Young and its predecessors have been Kohl’s independent auditor since before the Company’s initial public offering in 1992. In determining whether to reappoint Ernst & Young as our independent registered public accounting firm, the Audit Committee considered a number of factors, including Ernst & Young’s independence and objectivity; Ernst & Young’s capability and expertise in handling our industry, including the expertise and capability of the lead engagement partner; historic and recent performance, including the extent and quality of Ernst & Young’s communications with the Audit Committee; and the appropriateness of Ernst & Young’s fees, both on an absolute basis and as compared with its peers. Ernst & Young has advised us that they are independent, within the meaning of the Exchange Act and the rules and regulations promulgated under such act. The Audit Committee and the Board of Directors believe that the continued retention of Ernst & Young as Kohl’s independent registered public accounting firm is in the best interests of the Company and our shareholders.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

98	Corporate.Kohls.com

Audit Matters

Audit Committee Report

The Audit Committee, management, and the independent registered public accounting firm each play distinct roles and have different responsibilities with respect to Kohl’s financial statements and internal control over financial reporting.

The Audit Committee oversees Kohl’s financial reporting process on behalf of the Board of Directors. The Audit Committee is responsible for the appointment, retention, compensation, and oversight of the independent registered public accounting firm, including the selection of the firm’s lead engagement partner. As part of this process, the Audit Committee periodically considers whether a rotation of the independent registered public accounting firm is advisable. At this time, the Audit Committee has determined that a policy requiring periodic rotation of the independent registered public accounting firm would not be in shareholders’ best interests. In accordance with its Charter, the Audit Committee has the authority to conduct investigations appropriate to fulfilling its responsibilities; maintain direct access to the independent registered public accounting firm and any Kohl’s associates; and engage, at the Company’s expense, special legal, accounting, or other consultants or experts as it deems necessary in the performance of its duties.

Management is responsible for the preparation, presentation, and integrity of Kohl’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for objectively reviewing, evaluating, and testing Kohl’s internal control systems and reporting any identified deficiencies to the Audit Committee.

The independent registered public accounting firm, Ernst & Young, is responsible for performing an independent audit of Kohl’s financial statements. Based on the results of this audit, the firm expresses an opinion on the conformity of Kohl’s financial statements with accounting principles generally accepted in the United States; the fairness, in all material respects, of the presentation of the Company’s financial statements; and the effectiveness of Kohl’s internal control over financial reporting in accordance with Public Company Accounting Oversight Board (PCAOB) standards.

The Audit Committee reviewed and discussed Kohl’s audited financial statements with management and Ernst & Young. The Audit Committee also reviewed and discussed with Ernst & Young the matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission. These discussions covered the quality of Kohl’s accounting principles, the selection of and modification to significant accounting policies, the reasonableness of estimates, and the disclosures in Kohl’s financial statements and the notes thereto. In addition, the Audit Committee received the written disclosures and letter from Ernst & Young required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence). The Audit Committee discussed with Ernst & Young any relationships that may affect the firm’s objectivity and independence, assessed the compatibility of Ernst & Young’s provision of non-audit services, if any, with the firm’s independence, and concluded that Ernst & Young remains independent.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended February 1, 2025, and filed with the Securities and Exchange Commission on March 20, 2025.

THE AUDIT COMMITTEE

Yael Cosset	Wendy Arlin	Michael J. Bender	Christine Day	Robbin Mitchell	Adolfo Villagomez
Chair	Committee Member	Committee Member	Committee Member	Committee Member	Committee Member

Kohl’s Corporation | 2025 Proxy Statement	99

Audit Matters

Fees Paid to Ernst & Young

We paid the following fees to Ernst & Young for Fiscal 2024 and Fiscal 2023:

	Fiscal Year
	2024	2023
Ernst & Young Fees	($)	($)
Audit fees (1)	1,712,610	1,615,537
Audit-related fees (2)	8,000	—
Tax fees (3)	411,849	494,733
All other fees (4)	—	—
Total	2,132,459	2,110,270
(1)	Audit fees include fees associated with the annual audit, reviews of our quarterly reports on Form 10-Q, and consultation and review work necessary to comply with standards of the PCAOB. Included in Audit fees are fees for services related to the audit of our internal controls, as required by Section 404 of the Sarbanes-Oxley Act of 2002, and additional billing for out-of-scope work and expenses related to the Fiscal 2023 and 2024 audits.
(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or the review of the Company’s financial statements, or services that are traditionally and more effectively performed by the Company’s independent registered public accounting firm. Audit-related fees in Fiscal 2024 consist of fees related to the filing of a Form S-8 with respect to the Kohl’s Corporation 2024 Long-Term Compensation Plan.
(3)	Tax fees include consultations related to IRS issues and tax planning and assistance with state tax return filings, the Federal Work Opportunity Tax Credit, and other hiring and miscellaneous matters.
(4)	All other fees: During the last two fiscal years, we did not pay any fees to Ernst & Young for any other services not included in the categories listed above.

Pre-Approval Policies and Procedures

The Audit Committee has established procedures for pre-approving all audit and permitted non-audit services provided by our independent registered public accounting firm. This process includes approving specific services and categories of services within predetermined cost limits, while ensuring compliance with the Securities and Exchange Commission’s rules on auditor independence. Under its Charter and pre-approval policy, the Audit Committee restricts the types of non-audit services that may be provided by the independent registered public accounting firm. Any permitted non-audit services must be explicitly pre-approved after the Committee has reviewed the nature and scope of the engagement. While the Committee may delegate pre-approval authority to the Chair of the Audit Committee, the Committee retains oversight by periodically monitoring the services rendered and ensuring that the fees paid remain within the approved parameters. All of the services, if any, described under the headings “Audit-related fees,” “Tax fees,” and “All other fees” were approved by the Audit Committee in accordance with these procedures.

100	Corporate.Kohls.com

Shareholder Proposal

PROPOSAL 4 SHAREHOLDER PROPOSAL — SHAREHOLDER VOTE ON EXECUTIVE SEVERANCE PAYMENTS	The Board of Directors unanimously recommends a vote “AGAINST” this proposal.

The following shareholder proposal was submitted by John Chevedden (the “Proponent”). The Proponent claims to beneficially own at least $2,000 in market value of Kohl’s common stock. If a representative of the Proponent who is qualified under state law is present and submits the proposal for a vote at the Annual Meeting, then the proposal will be voted upon. In accordance with federal securities regulations, the proposal is set forth below exactly as submitted by the Proponent.

Proposal 4 – Support a Shareholder Vote regarding Excessive Golden Parachutes

Shareholders request that the Board seek shareholder approval of any senior manager's new or renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive's base salary plus target short-term bonus. This proposal only applies to the Named Executive Officers. This provision shall at least be included in the Governess Guidelines of the Company or similar document and be readily accessible on the Company website.

"Severance or termination payments" include cash, equity or other pay that is paid out or vests due to a senior executive's termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination.

"Estimated total value" includes: lump-sum payments; payments offsetting tax liabilities, perquisites or benefits not vested under a plan generally available to management employees, post-employment consulting fees or office expense and equity awards if vesting is accelerated, or a performance condition waived, due to termination.

The Board shall retain the option to seek shareholder approval after material terms are agreed upon.

Unfortunately some companies only limit cash golden parachutes to the 2.99 figure which means that there is no limit on non-cash golden parachutes for which shareholders have no voting power.

Kohl’s Corporation | 2025 Proxy Statement	101

Shareholder Proposal

This proposal is relevant even if there are current golden parachute limits. A limit on golden parachutes is like a speed limit. A speed limit by itself does not guarantee that the speed limit will never be exceeded. Like this proposal the rules associated with a speed limit provide consequences if the limit is exceeded. With this proposal the consequences are a non-binding shareholder vote is required for unreasonably rich golden parachutes.

This proposal places no limit on long-term equity pay or any other type pay. This proposal thus has no impact on the ability to attract executive talent and does not discourage the use of long-term equity pay because it places no limit on golden parachutes. It simply requires that overly rich golden parachutes be subject to a non-binding shareholder vote at a shareholder meeting already scheduled for other matters.

This proposal is relevant because the annual say on executive pay vote does not have a separate section for approving or rejecting golden parachutes.

This proposal topic also received between 51 % and 65% support at:

FedEx (FDX)

Spirit AeroSystems (SPR)

Alaska Air (ALK)

AbbVie (ABBV)

Fiserv (FISV)

Please vote yes:

Support a Shareholder Vote regarding Excessive Golden Parachutes – Proposal 4

102	Corporate.Kohls.com

Shareholder Proposal

Statement of the Board of Directors
in Opposition to this Shareholder Proposal

The Board of Directors unanimously recommends that shareholders vote AGAINST this shareholder proposal because it is:

●	redundant of existing governance safeguards and shareholder oversight mechanisms embedded in Kohl’s executive compensation program; and
●	overly restrictive.

Kohl’s has an Executive Officer Cash Severance Policy, which effectively achieves the proposal’s objective of limiting excessive severance payouts.

In March 2023, the Company adopted an Executive Officer Cash Severance Policy (the “Severance Limitation Policy”), which requires shareholder ratification of any future executive officer arrangements providing for “Cash Severance Benefits” exceeding 2.99 times the sum of the executive officer’s base salary plus target annual bonus opportunity. “Cash Severance Benefits” include not only cash payments in connection with the termination of the executive officer’s employment, but also cash payments for any consulting services and cash payments to secure an agreement not to compete with the Company.

This Severance Limitation Policy aligns with the Company’s overall executive compensation philosophy, ensuring that severance arrangements remain both reasonable and aligned with shareholder interests. By incorporating clear safeguards against excessive cash payouts, the existing Severance Limitation Policy achieves the proposal’s objective of limiting excessive severance payouts.

The Board of Directors believes that Kohl’s existing Severance Limitation Policy supports shareholder value creation, offering a more effective and flexible approach than the overly broad and unduly restrictive policy outlined in the shareholder proposal. The Severance Limitation Policy remains in effect, was announced in our 2024 Proxy Statement, and is available on our website at corporate.kohls.com.

The proposal’s broad policy on “severance or termination payments” could diminish Kohl’s competitiveness as an employer and limit our ability to attract and retain highly qualified executive talent.

Because the types of severance payments and benefits covered by the proposal are often a key consideration in executive employment offers, the proposal would, in practice, make certain aspects of employment offers contingent on shareholder approval. This added layer of approval would place Kohl’s at a competitive disadvantage in the labor market, delaying the hiring process and hindering our ability to make timely, competitive offers to highly qualified executive talent. Moreover, none of the companies in our compensation peer group have adopted policies requiring shareholder ratification of termination payments involving non-cash components. To the extent that companies in our compensation peer group have policies limiting severance payments and/or requiring shareholder ratification of such payments, those policies apply exclusively to cash termination payments and are aligned with Kohl’s existing Severance Limitation Policy.  As a result of the proposal, top candidates would be discouraged from joining Kohl’s, opting instead for competitors that offer greater certainty in their employment terms. These same challenges would arise in retaining key executives, as restrictive approval requirements could hinder the Company’s ability to offer timely and competitive compensation packages.

The recruitment disadvantages and potential loss of senior leadership talent could negatively impact shareholder value. The Board believes that its Compensation Committee, comprised entirely of independent Directors, is best positioned to design and oversee executive compensation that aligns with shareholder interests while supporting business strategy. The proposal introduces additional restrictions on the Compensation Committee’s ability to structure timely and effective executive compensation packages, hindering the Committee’s agility in responding to evolving business needs and undermining the expertise of Directors elected by shareholders to oversee these critical decisions. The uncertainty and delays caused by requiring shareholder approval in these circumstances underscore the impracticality and negative consequences of this proposal.

Shareholders have ample opportunity to provide feedback on Kohl’s executive compensation and termination arrangements, and Kohl’s shareholders have consistently endorsed our executive compensation practices in the past.

Kohl’s Corporation | 2025 Proxy Statement	103

Shareholder Proposal

Kohl’s holds an annual advisory shareholder vote on the compensation of our Named Executive Officers. Our annual say-on-pay vote provides an opportunity for our shareholders to examine and provide their feedback on our executive compensation program. Our Board and management team value the feedback of our shareholders, and we proactively engage with, and solicit feedback from, our shareholders regarding our executive compensation programs and philosophy. In Fiscal 2024, we contacted shareholders representing more than 70% of our shares outstanding to discuss, among other things, executive compensation matters, and we directly engaged with shareholders representing nearly 35% of our shares outstanding. A summary of all feedback is provided to our Board for consideration, and our Board and management team routinely discuss our shareholders’ feedback on our executive compensation program.

Additionally, we describe the details of our executive termination arrangements in the Compensation Discussion and Analysis and Potential Payments upon Termination or Change of Control sections of our proxy statement. Over the past decade, our Named Executive Officers’ compensation has consistently garnered shareholder support, with an average approval of over 90% of votes cast. These vote results demonstrate continued investor support for our executive compensation program design, including our termination arrangements. Similarly, in 2024, we received over 93% support for the Kohl’s Corporation 2024 Long-Term Compensation Plan, which authorizes equity awards to be accelerated upon various types of termination events. This ongoing engagement with shareholders on, and our shareholders’ consistent support of, our compensation program make the cost prohibitive and time intensive shareholder approval requirements set forth in the proposal unnecessary.

Kohl’s approach to executive severance arrangements is disciplined, reasonable, and aligned with shareholder interests, making this proposal unnecessary.

Our compensation program is designed to promote retention and reward performance that enhances shareholder value and drives long-term strategic outcomes. Accordingly, a significant portion of our executives’ compensation consists of equity awards in the form of restricted stock, restricted stock units, and performance units. To align executive incentives with shareholder interests, our standard executive compensation agreements and equity award agreements require a qualifying termination following a change of control before any change of control payments or benefits become available. There are no “single trigger” payments upon a change of control. Certain of our equity awards provide for full or partial vesting in the event of involuntary terminations without Cause or by the executive with Good Reason to recognize our executives’ performance and contributions during the vesting period. In addition, the benefits available under our standard executive compensation agreements are in line with those offered by our peers and primary competitors. Specifically, any such benefits under the current standard executive compensation agreement do not exceed two times the sum of base salary and the average annual bonus paid to the executive for the three previous fiscal years; a pro-rated annual bonus for the year of termination; outplacement services; and continuation of health insurance benefits.

Given Kohl’s established compensation practices and the strong governance safeguards already embedded in our executive compensation programs—including Kohl’s existing Severance Limitation Policy—the Board believes that this proposal is unnecessary and would not be in the best interest of our shareholders. Kohl’s executive compensation framework is responsible, competitive, and market-aligned, specifically designed to attract and retain top talent while driving sustainable long-term shareholder value.

For the above reasons, the Board of Directors unanimously recommends that shareholders vote “AGAINST” the adoption of this shareholder proposal.

104	Corporate.Kohls.com

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD VIRTUALLY ON MAY 14, 2025
The 2024 Annual Report on Form 10-K and Proxy Statement of Kohl’s Corporation are available at www.proxyvote.com and www.fcrvote.com/kss

Exchange/Symbol

Kohl’s Corporation common stock is traded on the New York Stock Exchange under the symbol KSS.

Fortune 500

Kohl’s Corporation is a Fortune 500 company

SIC Code

5310

Independent Auditors

Ernst & Young LLP
Milwaukee, Wisconsin

Transfer Agent and Registrar

EQ Shareowner Services
P.O. Box 64854
St. Paul, Minnesota 55164-0854
(800) 468-9716

Other Information

For quarterly earnings reports, our periodic filings with the Securities and Exchange Commission, upcoming events, and other investor information, please visit our website at https://corporate.kohls.com

Investor Relations

investor.relations@kohls.com

KOHL'S
SEPHORA

KOHL'S

Kohl's Corporation | N56 W17000 Ridgewood Drive, Menomonee Falls, Wisconsin 53051
(262) 703-7000 | www.kohls.com

PLEASE VOTE TODAY! SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE. 6TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED6 KOHL’S CORPORATION Annual Meeting of Shareholders May 14, 2025 This Proxy is Solicited on Behalf of the Board of Directors The shareholder(s) hereby appoint(s) Jennifer Kent and Megan Glise or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Kohl’s Corporation that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at 8:00 a.m. Central Time on May 14, 2025 and at any adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND AGAINST PROPOSAL 4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, INCLUDING ANY POSTPONEMENT OR ADJOURNMENT THEREOF. YOUR VOTE IS VERY IMPORTANT – PLEASE SUBMIT YOUR PROXY TODAY (continued and to be signed on the reverse side) P R O X Y

1. To elect the individuals nominated by our Board of Directors to serve as Directors for a one-year term and until their successors are duly elected and qualified. 01. Wendy Arlin 06. H. Charles Floyd 02. Michael J. Bender 07. Robbin Mitchell 03. Ashley Buchanan 08. Jonas Prising 04. Yael Cosset 09. John E. Schlifske 05. Christine Day 10. Adolfo Villagomez KOHL’S CORPORATION YOUR VOTE IS IMPORTANT Please take a moment now to vote your shares of Kohl’s Corporation for the upcoming Annual Meeting of Shareholders. YOU CAN VOTE TODAY USING ANY OF THE FOLLOWING METHODS: Submit your proxy by Internet Please access https://www.fcrvote.com/KSS (please note you must type an “s” after “http”). Then, simply follow the easy instructions on the voting site. You will be required to provide the unique Control Number printed below. OR Submit your proxy by Telephone Please call toll-free in the U.S. or Canada at 866-402-3905 on a touch-tone telephone. Then, simply follow the easy voice prompts. You will be required to provide the unique Control Number printed below. CONTROL NUMBER: OR Submit your proxy by Mail If you do not have access to a touch-tone telephone or to the internet, please complete, sign, date and return the proxy card in the postage paid envelope provided to: Kohl’s Corporation, c/o First Coast Results, Inc., 200 Business Park Circle, Suite 112, Saint Augustine, FL 32095. X 6TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED6 Please mark vote as in this sample 2. To approve, by an advisory vote, the compensation of our Named Executive Officers. 3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2026. 4. Shareholder Proposal — Shareholder Vote on Executive Severance Payments Date: , 2025 Signature Signature (if jointly held) Title(s) Please sign EXACTLY as name appears at the left. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full related title. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. You may submit your proxy by telephone or internet 24 hours a day, 7 days a week. Your telephone or internet vote authorizes the Proxyholder(s) to vote your shares in the same manner as if you had marked, signed, and returned a proxy card. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR ALL OF THE NOMINEES IN PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND AGAINST PROPOSAL 4. PROPOSALS 1, 2, AND 3 ARE BEING PROPOSED BY KOHL’S CORPORATION. PROPOSAL 4 IS BEING PROPOSED BY A SHAREHOLDER. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN